     As filed with the Securities and Exchange Commission on March 26, 2007

                                                     Registration No. 333-139037

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (AMENDMENT NO. 2)

                            XTRA-GOLD RESOURCES CORP.
                 (Name of small business issuer in its charter)

            NEVADA                          1000                  91-1956240
            ------                          ----                  ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                                6 KERSDALE AVENUE
                         TORONTO, ONTARIO M6M 1C8 CANADA
                            TELEPHONE: (416) 653-5151
                            FACSIMILE: (416) 981-3055
          (Address and telephone number of principal executive offices)

                                  SAME AS ABOVE
(Address of principal place of business or intended principal place of business)

                            NEVADA CORPORATE SERVICES
                            1800 E. SAHARA, SUITE 107
                               LAS VEGAS, NV 89104
                            TELEPHONE: (702) 734-7557
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                             ROXANNE K. BEILLY, ESQ.
                       SCHNEIDER WEINBERGER & BEILLY, LLP
                    2200 CORPORATE BOULEVARD N.W., SUITE 210
                            BOCA RATON, FLORIDA 33431

                            TELEPHONE: (561) 362-9595
                            FACSIMILE: (561) 362-9612

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED
                                                      AMOUNT          MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE               TO BE        OFFERING PRICE        AGGREGATE        REGISTRATION
REGISTERED (1)                                      REGISTERED    PER SECURITY (1)   OFFERING PRICE (1)      FEE (1)
-----------------------------------------------     ----------    ----------------   ------------------   ------------

Common stock, par value $.001 per share (2)         5,265,322           1.20            $ 6,318,384          $ 1,060

Common stock, par value $.001 per share,
issuable upon the exercise of options (3)             540,000           1.20            $   648,000          $    69

Common stock, par value $.001 per share,
issuable upon the exercise of options (4)             200,000           1.20            $   240,000          $    26

Common stock, par value $.001 per share,
issuable upon the exercise of options (5)             540,000           0.75            $   405,000          $    12

Common stock, par value $.001 per share,
issuable upon the exercise of warrants (6)            996,056           1.20            $ 1,195,267          $   127

Common stock issuable upon the conversion of
convertible debentures and accrued interest (7)       915,750           1.20            $ 1,098,900          $   117
                                                    ---------                                                -------
             TOTAL REGISTRATION FEE                 8,457,128                                                $ 1,411*
                                                    =========                                                =======
* Previously paid.

(1)      Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the Pink Sheets on November 24, 2006.

(2)      Includes shares of common stock presently outstanding.

(3)      Includes shares of common stock issuable upon the exercise of options with an exercise price of $0.70 per share expiring between April 21,
         2009 and May 1, 2009.

(4)      Includes shares of common stock issuable upon the exercise of options with an exercise price of $0.90 per share expiring on August 1, 2009.

(5)      Includes shares of common stock issuable upon the exercise of options with an exercise price of $0.75 per share expiring between March 5,
         2010 and March 12, 2010.

(6)      Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share expiring between June 16, 2007 and April 23, 2008.

(7)      Includes shares of common stock issuable upon the conversion of
         $900,000 principal amount of convertible debentures and up to a maximum of $15,750 in the event that the holders convert the then accrued interest which would be no more than for a three month period, based upon a conversion price of $1.00 per share until June 30, 2010.

To the extent permitted pursuant to Rule 416, this Registration Statement also covers such additional number of common shares as may be issuable as a result of reclassifications, stock splits, stock dividends or similar events of the common stock, options, common stock purchase warrants and convertible debentures listed above.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AS AMENDED, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                       ii

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the
Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                       Subject to Completion _______, 2007

PROSPECTUS

                            XTRA-GOLD RESOURCES CORP.

                        8,457,128 SHARES OF COMMON STOCK

         This prospectus (the "PROSPECTUS") and the registration statement (the
"REGISTRATION STATEMENT"), of which it is a part, are being filed with the
Securities and Exchange Commission (the "COMMISSION") to satisfy our obligations to the recipients of certain shares of common stock, share purchase warrants
(the "WARRANTS"), optionees who have been granted nonqualified stock options
("OPTIONS") and holders of convertible debentures ("CONVERTIBLE DEBENTURES")
(collectively, the "SELLING SECURITY HOLDERS") of Xtra-Gold Resources Corp. This
Prospectus and the Registration Statement cover the resale:

o        by certain Selling Security Holders and their transferees, donees or successors, of 5,265,322 shares of our issued and outstanding common stock;

o        by certain Selling Security Holders and their transferees, donees or successors, of 996,056 shares of common stock issuable upon exercise of the Warrants at an exercise price of $1.50 per share expiring on June
         16, 2007, July 31, 2007 and April 23, 2008 respectively;

o        by certain Selling Security Holders and their transferees, donees or successors, of up to 1,280,000 shares of common stock issuable upon the exercise of the Options of which (a) 540,000 shares are issuable at a exercise price of $.70 per share of which 108,000 Options expire on
         April 21, 2009 and 432,000 Options expire on May 1, 2009 ; (b) 200,000 shares are issuable at a exercise price of $0.90 per share expiring on
         August 1, 2009; and (c) 540,000 shares are issuable at a exercise price of $0.75 per share of which 270,000 Options expire March 5, 2010 and
         270,000 Options expire March 12, 2010;

o        by certain Selling Security Holders and their transferees, donees or successors, of up to 900,000 shares of common stock issuable upon the conversion of convertible debentures and up to a maximum of 15,750 shares of common stock issuable in the event that the holders convert the then accrued interest which would be no more than for a three month period at a price of $1.00 per share expiring on June 30, 2010.

                                        1

         We will not receive any proceeds from sales of shares by the Selling
Security Holders.

         Our common stock is quoted on the "Pink Sheets" quotation system ("PINK
SHEETS") maintained by Pink Sheets LLC under the symbol "XTGR". The last reported sales price of our common stock on the Pink Sheets on March 21, 2007 was $.70.

         There is no active market for our common stock and we do not know if an active trading market will develop. The Selling Security Holders will offer and sell their shares of common stock covered by this Prospectus at $.__ per share until our shares are quoted on the over-the-counter bulletin board or on an exchange, and thereafter, at prevailing market prices or privately negotiated prices. The "Pink Sheets" is not considered an exchange for purposes of selling at other than the fixed price of $___.

         For a description of the plan of distribution of the shares, please see page 91 of this Prospectus.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
BEGINNING ON PAGE 8 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR
COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this Prospectus is _______, 2007.

                                        2

                               PROSPECTUS SUMMARY

THE COMPANY

SUMMARY OF BUSINESS

         We are engaged in the exploration, development and early stage production of mining of gold properties exclusively in the Republic of Ghana
("GHANA"), West Africa. Our interests in our projects are held, by our Ghanaian subsidiaries, through prospecting licences and mining leases granted by the
Government of Ghana for licensed or leased areas respectively located within and upon concessions in Ghana. A concession is a grant of a tract of land made by a government or other controlling authority in exchange for an agreement that the land will be used for a specific purpose.

         Exploration means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced and typically includes the review of existing data, grid establishment, geological mapping, geophysical surveying, trenching and pitting to test the areas of anomalous soil samples and RC and/or diamond drilling to test targets followed by infill drilling, if successful, to define reserves. Development stage generally means the development of a placer or lode gold project including detailed exploration, reserve definition, preparation of a feasibility study, an environmental impact study and a detailed mine plan, permitting and construction of a mine. Production means the processing of gold bearing ore through some type of treatment plant to extract the gold from the ore. We have six projects as follows:

o        Kwabeng Project. Our interest in this project is held by a mining lease. In January 2007 we commenced an early stage mining process whereby a sample area of ore is being processed, the results of which will assist us in determining the best way and most profitable manner in which to mine the entire deposit (reserve) at our Kwabeng Project.
         The foregoing process is internally referred to by our company as a
         "BULK TEST" and is the test of the first 232,121 bank cubic meters
         ("BCM") of ore at our Kwabeng Project that is being processed through our floating placer gold ore washing processing plant (the "WASH
         PLANT"). We anticipate that the Bulk Test will take approximately eight to 12 months to be completed during which time we plan to constantly modify our mining process to maximize revenues and profitability.

         We have been processing gold bearing ore in the Wash Plant since
         January 19, 2007. As of March 19, 2007, the total gold bearing ore that has been processed through the Wash Plant is 29,909.70 BCM. As of March
         19, 2007, we have produced 528.278 fine ounces of gold through our Wash
         Plant and as of such date have sold 296.62 fine ounces of gold for cash proceeds of U.S. $190,715.25. We intend to refer to our Kwabeng Project as early stage production until the entire 232,121 BCM of ore has been processed.

o        Pameng Project. Our interest in this project is held by a mining lease.
         This project is in the development stage. Upon completion of our full mine plan at our Kwabeng Project, we plan to then initiate production mining operations at our Pameng Project.

o        Banso Project. Our interest in this project is held by a prospecting license. This project is in the exploration stage.

                                        3

o        Muoso Project. Our interest in this project is held by a prospecting license. This project is in the exploration stage.

o        Apapam Project. Our interest in this project is held by a prospecting license. This project is in the exploration stage.

o        Edum Banso Project. We have an option to acquire the interest in a prospecting license in Edum Banso. Although we have not commenced any exploration activities on this project, this project is in the exploration stage.

         To a much lesser extent, we also plan in the next year or two to engage in the exploration of oil and gas producing properties in Canada and Ghana through two of our wholly-owned subsidiaries, which subsidiaries currently conduct no activity except one subsidiary has filed an application for a petroleum agreement with the Ghana National Petroleum Corporation ("GNPC").

         As of the date of this Prospectus, we have generated approximately
U.S.$190,000 in revenues, have achieved losses since inception, have minimal operations, and currently rely upon the sale of our securities to fund our operations. We estimate that the initial mine operating, capital and administration costs for the full development of our Kwabeng and Pameng Projects will be approximately $10,700,000, the cost for the exploration programs at our
Banso, Muoso, Apapam and Edum Banso Projects will be an aggregate of approximately $500,000 and our general and administrative costs will be
$1,200,000 for the next 12 months. Based on approved expenditures in our corporate operating budget for 2007, we anticipate spending a minimum of approximately $10,700,000 over the next twelve months, however, we would not expend this amount unless we are able to generate sufficient revenues from our
Kwabeng Project to cover our operating costs in Ghana. At December 31, 2006, we had working capital of approximately $__________, consisting of $__________ in cash and $ ____________ in trading securities. Absent immediately generating revenues or raising additional financing to cover our operating costs in Ghana, we estimate that we will be able to continue operations for approximately 6 months.

CORPORATE HISTORY

         Xtra-Gold Resources Corp. ("XTRA-GOLD") was incorporated under the laws of the State of Nevada on September 1, 1998 under the name Silverwing Systems
Corporation with an authorized capital consisting of 25,000,000 shares of common stock at a par value of $.001 per share. From our inception until March 14, 1999 we were inactive. Thereafter until July, 1999, we were involved in the negotiation and closing of the acquisition of a business opportunity described below.

         On June 23, 1999, we acquired all of the issued and outstanding shares of Advertain On-Line Canada, Inc. ("ADVERTAIN") from the sole shareholders of
Advertain in exchange for 1,550,000 shares of common stock (24% of our then issued and outstanding shares of our common stock). At the time of the acquisition, Advertain was in the business of creating and developing computer software for an Internet web site called "Advertain.com" and maintaining and operating the said web site. The primary purpose of the web site was to collect and distribute entertaining advertising on the Internet. This transaction resulted in the formation of our being a holding company for Advertain, our then only wholly-owned subsidiary. Since our only business activities was the business activities of Advertain, the president of Advertain joined our then current management as president of our company. On August 19, 1999, we changed our name to Advertain On-Line Inc. to better describe our intended business.

                                        4

         From the date of the acquisition of Advertain on June 23, 1999 to
December 31, 2000 our principal business activities were the continuation of the business activities of Advertain. We continued to fund the activities of
Advertain through December 31, 2000. After December 31, 2000 we continued to use our best efforts to fund Advertain. Since we were unable to complete further funding, it was decided, on May 21, 2001, to abandon our interest in Advertain and enter into a plan to dispose of Advertain and recognize our company for a future acquisition. On May 21, 2001, our then president, who was also president of Advertain, resigned since we determined to dispose of Advertain, and our former president, who was a director at the time, was appointed president. On
June 15, 2001, we sold the shares we owned in Advertain back to the former sole shareholder and president of Advertain. On June 18, 2001, we consolidated our outstanding common shares on a basis of 20 for 1, and changed our name to
RetinaPharma International, Inc. ("RETINAPHARMA") to better describe an intended business plan, which was ultimately never developed.

         From June 18, 2001 to October 31, 2003, we were inactive except for searching for a business opportunity to acquire. During this period our principal shareholders made capital contributions as needed to pay certain debts and fund our minimal activities, which consisted of locating a business opportunity. In addition, on July 22, 2002, we consolidated our outstanding common shares on a basis of 5 for 1.

         On December 31, 2003, we acquired all of the issued and outstanding shares of Xtra-Gold Resources, Inc., a Florida corporation ("XGRI") from the shareholders of XGRI in exchange for 10,070,000 shares of common stock
(approximately 80% of our then issued and outstanding shares of our common stock). This transaction resulted in a change of control of our company and the formation of our being a holding company for XGRI, our then only wholly-owned subsidiary. As a result of this change in control, the president and directors of XGRI were appointed as our new management, and management immediately prior to this acquisition resigned. Subsequently, on November 22, 2003, we executed a
5 for 1 forward stock split. On December 16, 2003, we changed our name to
Xtra-Gold Resources Corp. and increased the number of shares of common stock we are authorized to issue to 250,000,000 shares effective December 19, 2003. We undertook this name change to better describe our intended business. In May
2005, 93% of the original 80% of shares of common stock issued in connection with the acquisition of XGRI were returned to us for cancellation as a condition for the acquisition of XG Mining in December 2004.

         XGRI was incorporated on October 24, 2003 and its only operations prior to the share exchange was the issuance of 10,070,000 shares to its two founders in exchange for an option to develop a mining property located in Switzerland and the sale of 50,000 shares of its common stock to pay certain expenses.

         On October 20, 2005, we amended the name of XGRI to Xtra Energy Corp.
("XTRA ENERGY"). On October 20, 2005, we incorporated our wholly-owned subsidiary, Xtra Oil & Gas Ltd. ("XOG"), an Alberta, Canada corporation, and on
March 2, 2006, we incorporated our wholly-owned subsidiary, Xtra Oil & Gas
(Ghana) Limited ("XOG GHANA"), an Accra, Ghana corporation for the business purpose set forth hereunder. On April 7, 1998, our wholly-owned subsidiary
Xtra-Gold Exploration Limited ("XGEL"), a Ghana corporation, was formed. On June
7, 1989, our 90% owned subsidiary, Xtra-Gold Mining Limited ("XG MINING"), a
Ghana corporation, was formed.

                                        5

LOCATION

         Our head office is located at 6 Kersdale Avenue, Toronto, Ontario,
Canada, M6M 1C8, and our telephone number there is (416) 653-5151. We maintain technical offices at P.O. Box CT5239, Cantonments, House No. 15, Ade-Coker Road,
East Legon, Accra, Ghana and at 430 Westmount Avenue, Unit F, Sudbury, Ontario,
P3A 5Z8. References in this Prospectus to "Xtra-Gold", "company", "we", "us" and
"our" are to Xtra-Gold Resources Corp., a Nevada corporation, and our wholly owned subsidiaries, Xtra Energy, XOG; XGEL, XOG Ghana and our 90% owned subsidiary, XG Mining.

OTHER PERTINENT INFORMATION

         All information in this Prospectus gives effect to a 5:1 forward split of our outstanding common stock on December 19, 2003. Our fiscal year end is
December 31.

THE OFFERING

         This Prospectus covers the resale of a total of 8,457,128 shares of our common stock by Selling Security Holders. Of those shares covered by this
Prospectus, 5,265,322 shares have been issued and are currently outstanding. The remaining 3,191,806 shares are issuable upon the exercise of Warrants, Options and Convertible Debentures and up to a maximum of 15,750 shares of common stock issuable in the event that the holders convert the then accrued interest (the
"ACCRUED INTEREST") which would be no more than for a three month period that may be converted by certain Selling Security Holders. Selling Security Holders may resell their shares from time to time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the Selling Security Holders. We will pay all of the fees and expenses associated with the registration of the shares covered by this
Prospectus.

Common Stock:

   Outstanding Prior to this Offering.  28,088,157 shares

   Outstanding After this Offering....  31,479,963 shares, including an aggregate of 3,391,806 shares covered by
                                        this Prospectus which are reserved for
                                        possible issuance upon the exercise of
                                        outstanding Warrants and Options and the
                                        conversion of Convertible Debentures and
                                        the Accrued Interest.

   Common Stock Reserved..............  996,056 shares issuable upon exercise of outstanding Warrants, 1,480,000 shares
                                        issuable upon exercise of outstanding
                                        Options and up to 915,750 shares
                                        issuable on conversion of the
                                        outstanding principal owing under the
                                        Convertible Debentures and the Accrued
                                        Interest (the resale of which is covered
                                        by this Prospectus). The Warrants are
                                        exercisable at $1.50 per share, the
                                        Options are exercisable at $.70 per
                                        share, $.90 per share and $.75 per share
                                        respectively and the Convertible
                                        Debentures and the Accrued Interest are
                                        convertible into shares at $1.00 per
                                        share.

                                        6

SELECTED FINANCIAL DATA

         The selected financial data set forth hereunder has been derived from our audited consolidated financial statements for the years ended December 31,
2006 and 2005 and should be read in conjunction with the consolidated financial statements included elsewhere in this Prospectus.

BALANCE SHEET DATA

                                                           DECEMBER 31
                                                           -----------
                                                    2006                 2005
                                                    ----                 ----

Working capital equity ................        $__________(1)        $ 2,745,926
Current assets ........................        $__________           $ 3,138,250
Total assets ..........................        $__________           $11,757,304
Current liabilities ...................        $__________           $   392,324
Total liabilities .....................        $__________           $ 1,336,157
Stockholders' equity ..................        $__________           $10,421,147

(1) Comprised of current assets of $ less current liabilities of $_______. Our current assets were comprised mostly of $__________ in cash and cash equivalents and $___________ in trading securities.

STATEMENT OF OPERATIONS DATA

                                                     YEARS ENDED DECEMBER 31
                                                     -----------------------
                                                    2006                 2005
                                                    ----                 ----

Revenues ..............................        $         -           $        -
Cost of revenues ......................        $         -           $        -
Operating expenses ....................        $__________           $  416,639
Net (loss) income .....................        $__________           $ (272,572)
Net (loss)per share ...................        $__________           $    (0.01)

                                        7

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND
INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING FACTORS ARE BELIEVED BY MANAGEMENT
OF OUR COMPANY ("MANAGEMENT") TO BE THE MATERIAL RISKS THAT SHOULD BE CAREFULLY
CONSIDERED BY INVESTORS BEFORE PURCHASING OUR SHARES.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC
MARKET BY THE SELLING SECURITY HOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD
PRESSURE ON THE PRICE OF OUR COMMON STOCK AND PURCHASERS OF OUR SHARES MAY BE
UNABLE TO RESELL THEIR SHARES.

         We had 28,088,157 shares of our common stock issued and outstanding as at March 23, 2007. When the Registration Statement which this Prospectus forms a part is declared effective, the Selling Security Holders will be able to resell up to 8,457,128 shares of our common stock, which includes up to an aggregate of
3,191,806 shares to the extent any of the Selling Security Holders exercise any of the Warrants or Options or convert any portion of the principal owing under the Convertible Debentures into shares. To the extent that these shares are sold into the market by the Selling Security Holders, there may be an oversupply of shares and undersupply of purchasers. In the event of this occurrence, the market price for our shares may decline significantly and purchasers may be unable to selling their shares at a profit, or at all.

         As a result of the foregoing, a substantial number of our shares of common stock will be available for immediate resale, which could cause the price of our common stock to decline. As a result of any decrease in price of our common stock, purchasers who acquire shares from the Selling Security Holders may lose some or all of their investment. Any significant downward pressure on the price of our common stock as the Selling Security Holders sell their shares of our common stock could encourage short sales by the Selling Security Holders or others. Any such short sales could also cause the price of our common stock to decline.

AS OF MARCH 23, 2007, WE HAVE GENERATED LIMITED REVENUES FROM OPERATIONS, WE
HAVE A HISTORY OF LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT, AND WE MAY BE
UNABLE TO OBTAIN PROFITABILITY IN THE FUTURE OR CONTINUE AS A GOING CONCERN; OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR
CONTINUED EXISTENCE AS A GOING CONCERN.

         As of March 23, 2007, we have generated limited revenues. Our operations to date have been financed through the issuance of equity and debt securities. We have incurred substantial operating losses, as well as negative operating cash flow, since our inception. As a result, we may in the future have working capital and stockholders' deficits including a substantial accumulated deficit. Our operating results for future periods will include significant expenses, including exploration, development, production and administrative expenses. We may not generate sufficient revenues from our operations or be profitable in the future. In recognition of such, our independent registered public accounting firm plans to include an explanatory paragraph in their report on our consolidated financial statements for the fiscal years ended December 31,
2006 and 2005, which expresses substantial doubt regarding our ability to continue as a going concern.

                                        8

WE ARE CURRENTLY AT AN EARLY STAGE OF PRODUCTION WITH RESPECT TO OUR KWABENG
PROJECT AND DO NOT HAVE ANY OTHER ONGOING PRODUCTION AT OUR OTHER PROJECTS. THE
CHANCE OF EVER REACHING THE PRODUCTION STAGE AT OUR PAMENG PROJECT, WHICH IS IN
THE EARLY DEVELOPMENT STAGE, IS UNCERTAIN AND AT OUR OTHER VARIOUS PROJECTS,
WHICH ARE IN THE EXPLORATION STAGE, ARE REMOTE. IN THE EVENT WE SHOULD EVER
REACH THE FULL SCALE PRODUCTION STAGE AT OUR KWABENG PROJECT, OR ANY OTHER
PROJECT, AND BEGIN SUBSTANTIVE MINING OPERATIONS WE WILL BE SUBJECT TO A NUMBER
OF RISKS WHICH COULD ADVERSELY AFFECT OUR ABILITY TO EVER GENERATE ANY
SIGNIFICANT REVENUES.

         Our Kwabeng Project is in the early production stage, our Pameng
Project is in the development stage and the remainder of our project interests are in the exploration stage. As of March 19, 2007, we have generated limited revenues of U.S.$190,715.25 from the sale to Precious Minerals Marketing Co.
Ltd., a Ghana private corporation, of 296.62 fine ounces of gold from our operations at the Kwabeng Project. We presently only have ongoing early stage production at our Kwabeng Project. Our exploration and development efforts are subject to risks which are beyond our control, including:

         o mineral exploration involves a high degree of risk and few properties which are explored are ever developed into producing mines and our exploration efforts may never result in the discovery of commercial bodies of mineralization, and

         o we may experience delays in obtaining, or be unable to obtain, the necessary approvals, licenses, permits or surface land and easement rights necessary to develop our projects which could delay or prevent us from continuing our development efforts.

         If we are to bring one or more of our projects to a production stage and commence substantive mining operations, we will face a number of additional risks and uncertainties including:

         o mining activities are inherently dangerous and we may not be able to obtain insurance to cover the liabilities associated with these activities,

         o because reserve estimates are imprecise, we may be required to reduce our reserve estimates based on actual production which could result in material write downs in investments in one or more of our projects, and

         o illicit mining on one or more of our projects by artisanal miners could result in environmental damage and surface depletion of mineral deposits making the future mining of those deposits not economically feasible.

         We may be unable to commence substantive mining operations or, if commenced, we may not ever generate any significant revenues from mining operations. In that event, we could be forced to cease operations.

WE WILL NEED SUBSTANTIAL ADDITIONAL FINANCING TO COMPLETE THE DEVELOPMENT AND TO
COMMENCE PRODUCTION AT OUR KWABENG AND PAMENG PROJECTS AND COMPLETE THE
EXPLORATION AT OUR BANSO AND MUOSO, APAPAM AND EDUM BANSO PROJECTS. IF WE CANNOT
RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR BUSINESS PLAN AND
FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.

                                        9

         We estimate that the initial mine operating, capital and administration costs for the full development of our Kwabeng and Pameng Projects will be approximately $10,700,000, the cost for the exploration programs at our Banso,
Muoso, Apapam and Edum Banso Projects will be an aggregate of approximately
$500,000 and our general and administrative costs will be $1,200,000 for the next 12 months. Based on approved expenditures in our corporate operating budget for 2007, we anticipate spending a minimum of approximately $10,700,000 over the next 12 months, however, we would not expend this amount unless we are able to continue to generate revenues from our Kwabeng Project. Our future capital requirements depend on a number of factors, including our ability to generate revenues, manage our business and control our expenses. As described elsewhere herein, at December 31, 2006, we had working capital of approximately
$___________, consisting of $___________ in cash and $__________ in trading securities. Absent our being able to continue generating revenues or raising additional financing, we estimate that we will be able to continue operations for approximately 6 months. We are exploring various financing alternatives for the balance of the projected costs and expenses. We cannot assure you that we will be able to obtain the necessary financing for our Projects on favorable terms or at all. Additionally, if the actual costs to complete production and development of our Kwabeng and Pameng Projects are significantly higher than we expect, we may not have sufficient funds to cover these costs and we may not be able to obtain other sources of financing. The failure to obtain all necessary financing would prevent us from achieving production or full scale production at our Kwabeng and Pameng Projects and impede our ability to generate revenues, or generate revenues sufficient to sustain operations or become profitable, and we could be forced to cease our operations.

MOST OF OUR PROJECTS ARE IN THE EXPLORATION STAGE AND MAY NOT RESULT IN THE
DISCOVERY OF COMMERCIAL BODIES OF MINERALIZATION WHICH WOULD RESULT IN OUR
DISCONTINUING THAT PROJECT.

         Our Kwabeng Project is in the early production stage, our Pameng
Project is in the development stage and all of our other project interests are in the exploration stage. Mineral exploration involves a high degree of risk and few properties which are explored are developed into producing mines. The exploration efforts on our Banso and Muoso, Apapam and Edum Banso Projects may
not result in the discovery of commercial bodies of mineralization which would require us to discontinue that project.

THE DEVELOPMENT OF OUR PAMENG PROJECT AND EXPLORATION PROJECTS MAY BE DELAYED
DUE TO DELAYS IN RECEIVING REGULATORY PERMITS AND APPROVALS, WHICH WOULD DELAY
OUR ABILITY TO COMMENCE PRODUCTION AND GENERATE REVENUES WHICH, ABSENT RAISING
ADDITIONAL FINANCING, COULD CAUSE US TO CURTAIL OR DISCONTINUE DEVELOPMENT OR
OPERATIONS, IF ANY.

         We may experience delays in developing our Pameng Project and other exploration Projects. The timing of development of our Pameng Project and other exploration Projects depends on many factors, some of which are beyond our control, including the:

         o  timely issuance of permits; and

                                       10

         o  acquisition of surface land and easement rights required to develop and operate the projects, particularly if we are required to acquire surface land through expropriation in connection with our mining concessions;

         These delays could increase Project development costs, affect Project economic viability, or prevent us from completing the development of the Project and generating revenues therefrom.

WE MAY NOT BE ABLE TO OBTAIN, RENEW OR CONTINUE TO COMPLY WITH ALL OF THE
PERMITS NECESSARY TO DEVELOP AND OPERATE EACH OF OUR PROJECTS WHICH WOULD FORCE
US TO DISCONTINUE DEVELOPMENT OR OPERATIONS, IF ANY, ON THAT PROJECT.

         Pursuant to Ghanaian law, we must obtain various approvals, licences or permits in connection with the development and operations, if any, of our
Projects in connection with environmental protection and the use of water resources. In addition to requiring permits for the development of our mining concessions located at each of our Kwabeng and Pameng Projects, we may need to obtain other permits and approvals during the life of these projects. Obtaining, renewing and continuing to comply with the necessary governmental permits and approvals can be a complex and time-consuming process. The failure to obtain or renew the necessary permits or licenses or continue to meet their requirements could delay development, increase our costs or, in some cases, require us to discontinue mining operations.

THE GOVERNMENT OF GHANA HAS THE RIGHT TO INCREASE ITS OWNERSHIP INTERESTS IN OUR
XM MINING SUBSIDIARY FOR NO CONSIDERATION AND HAS A PREEMPTIVE RIGHT TO PURCHASE
ALL GOLD AND OTHER MINERALS PRODUCED BY XM MINING. IF THE GOVERNMENT OF GHANA
WERE TO EXERCISE ANY OF ITS RIGHTS, OUR RESULTS OF OPERATIONS IN FUTURE PERIODS
COULD BE ADVERSELY IMPACTED.

         The Government of Ghana currently has a 10% free carried interest in XG
Mining, one of our Ghanaian subsidiaries that holds two mining leases covering our Kwabeng and Pameng concessions. The Government of Ghana also has: (a) the right to acquire up to an additional 20% equity interest in XG Mining for a price to be determined by agreement or arbitration; (b) the right to acquire a special share or golden share (see "Ghanaian Law - Ghanaian Ownership and
Special Rights") in XG Mining at any time for no consideration or such consideration as the Government of Ghana and XG Mining might agree; and (c) a preemptive right to purchase all gold and other minerals produced by XG Mining.
We cannot assure you that the Government of Ghana would not seek to exercise one or more of these rights which, if exercised, could have an adverse affect on our results of operations in future periods. If the Government of Ghana should exercise its right to either acquire the additional 20% equity interest in XG
Mining or its right to acquire the special share or golden share, any profit we might otherwise report from XG Mining's operations would be proportionally reduced in the same percentage as the minority interest attributable to the
Government of Ghana in that subsidiary would be increased. If the Government of
Ghana should exercise its right to purchase all gold and other minerals produced by XG Mining, the price it would pay may be lower than the price we could sell the gold or other minerals for in transactions with third parties and it could result in a reduction in any revenues we might otherwise report from XG Mining's operations.

                                       11

OUR ACTIVITIES ARE SUBJECT TO ENVIRONMENTAL LAWS AND REGULATIONS THAT MAY
INCREASE OUR COSTS OF DOING BUSINESS AND MAY RESTRICT OUR OPERATIONS.

         All of our exploration, development and production activities in Ghana are subject to regulation by governmental agencies under various environmental laws. To the extent we conduct exploration activities or undertake new mining activities in other foreign countries, we will also be subject to environmental laws and regulations in those jurisdictions. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations. Environmental legislation in many countries is evolving and the trend has been towards stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays and may cause material changes or delays in our intended activities. We cannot assure you that future changes in environmental regulations will not adversely affect our business, and it is possible that future changes in these laws or regulations could have a significant adverse impact on some portion of our business, causing us to re-evaluate those activities at that time.

         In addition, we may be exposed to potential environmental impacts only during any full scale mining that occurs following completion of our bulk test.
At such time of commencement of our full scale mining, if ever, we plan to negotiate posting of a reclamation bond to quantify the reclamation costs. We anticipate that the dollar amount of reserves established for exposure to environmental liabilities is $500,000 to $2,000,000, however, we are currently unable to predict the ultimate cost of compliance or the extent of liability risks.

OUR ACTIVITIES ARE SUBJECT TO COMPLEX LAWS, SIGNIFICANT GOVERNMENT REGULATIONS
AND ACCOUNTING STANDARDS THAT MAY DELAY OR PREVENT OPERATIONS AT OUR PROJECTS
AND CAN ADVERSELY AFFECT OUR OPERATING AND DEVELOPMENT COSTS, THE TIMING OF OUR
OPERATIONS, OUR ABILITY TO OPERATE AND OUR FINANCIAL RESULTS.

         Our business, mining operations and exploration and development activities are subject to extensive Ghanaian, United States, Canadian and other foreign, federal, state, provincial, territorial and local laws and regulations and also exploration, development, production, exports, taxes, labor standards, waste disposal, protection of the environment, reclamation, historic and cultural resource preservation, mine safety and occupational health, reporting and other matters, as well as accounting standards. Compliance with these laws, regulations and standards or the imposition of new such requirements could adversely affect our operating and development costs, the timing of our operations, our ability to operate and our financial results. These laws and regulations governing various matters include:

         o  environmental protection;

         o  management of natural resources;

         o  exploration, development of mines, production and post-closure reclamation;

         o  export and import controls and restrictions;

                                       12

         o  price controls;

         o  taxation;

         o  labor standards and occupational health and safety, including mine safety;

         o  historic and cultural preservation; and

         o  general accepted accounting principles.

         The costs associated with compliance with these laws and regulations may be substantial and possible future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of our Projects. These laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. In addition, our failure to comply strictly with applicable laws, regulations and local practices relating to permitting applications or reporting requirements could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners. Any such loss, reduction, expropriation or imposition of partners could have a materially adverse effect on our operations or business.

WE DEPEND ON THE CONTINUED SERVICES OF OUR VICE-PRESIDENT, EXPLORATION, SENIOR
PROJECT MANAGER, EXPLORATION, MANAGER, LODE GOLD EXPLORATION AND PROJECT
MANAGER, OPERATIONS AND THE LOSS AND FAILURE TO REPLACE ANY OF THESE PERSONS MAY
DAMAGE OUR OPERATIONS AND OUR ABILITY TO CONTINUE OUR DEVELOPMENT OR GENERATE
REVENUES IN FUTURE PERIODS.

         Our future success depends upon the continued services of our geological and gold mining team, comprised of our Vice-President, Exploration, our Senior Project Manager, Exploration, our Manager, Lode Gold Exploration and
our Project Manager, Operations, our Management Geologist and our Mine Manager.
The mining engineering and exploration experience of these individuals with respect to the geological and gold mining knowledge and experience that is fundamental to our business operations is unique and if we were to lose their services, we may encounter difficulty in replacing them. If we were unable to replace these persons it may lead to our having to delay, curtail or discontinue our exploration, development or operations, if any. In this event, any trading market for our securities and your ability to liquidate your investment would be negatively impacted and you could lose your entire investment in our company. We do not maintain key person insurance on any of these persons.

WE MAY EXPERIENCE DIFFICULTY IN ENGAGING THE SERVICES OF QUALIFIED PERSONNEL IN
CONNECTION WITH OUR TECHNICAL OPERATIONS AT OUR KWABENG AND PAMENG PROJECTS.

         In the event of the loss of any of our technical personnel at our
Kwabeng and Pameng Projects, we may have difficulty finding qualified replacement. We will also need to engage additional sought-after professionals to operate our Kwabeng and Pameng Projects according to plan, including an environmental manager.

                                       13

         Our inability to hire and retain the services of qualified persons for these positions in a timely manner could impede the continuation of our Bulk
Test or the commencement of full scale gold production at our Kwabeng and Pameng
Projects which would have a material adverse effect on our ability to conduct our business.

THE MARKETABILITY OF OUR COMMON STOCK MAY BE ADVERSELY IMPACTED AS A RESULT OF
THE REGULATORY HISTORY OF ONE OF OUR EXECUTIVE OFFICERS AND DIRECTORS. IN THIS
EVENT, YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT IN OUR COMPANY COULD BE
ADVERSELY IMPACTED AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT IN OUR
COMPANY.

         Since one of our officers and directors has a regulatory history, potential investors could decide not to purchase our securities out of concern which could impair the liquidity of our common stock. As a result, you may find it more difficult to sell your investment in our company at a time when you wish to liquidate your position, or at all.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN
THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE REDUCED PROTECTIONS AGAINST
INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND OTHER MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.
Some of these measures have been adopted in response to legal requirements.
Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures rules of national securities exchanges are those that address board of directors'
independence, audit committee oversight, and the adoption of a code of ethics.
As our stock is not listed on an exchange, we are not required to adopt these corporate governance standards. Our Board has not established Audit and
Compensation Committees and we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE PINK SHEETS AND TRADING IN THE
SHARES IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND
IS QUOTED ON THE PINK SHEETS, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN
LIMIT OR MAKE TRADING AND LIQUIDITY IN THE STOCK MORE DIFFICULT TO EFFECTUATE.

         The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on a national securities exchange or quoted on NASDAQ and an equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three (3) years.

                                       14

Unless such an exemption is available, the regulations require the delivery of a disclosure document to the investor explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. In addition, as long as the common stock is not listed on a national securities exchange or at any time that the company has less that $2,000,000 in net tangible assets, trading in the common stock is covered by Rule 15g-9 under the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), for non-exchange listed securities. Under that rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least
$5.00 per share. To the extent that we do not meet the exemptions under the
Penny Stock Rule, there will be reduced liquidity in the market.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE, WHICH COULD CAUSE THE
VALUE OF YOUR INVESTMENT TO DECLINE.

         The market price of our Common Stock may be highly volatile. Investors may not be able to resell their shares of our Common Stock following periods of volatility because of the market's adverse reaction to volatility. Factors that could cause such volatility may include, among other things:

         o  actual or anticipated fluctuations in our quarterly operating results;

         o  large purchases or sales of our Common Stock;

         o  additions or departures of key personnel;

         o  investor perception of our business prospects;

         o  conditions or trends in other industry related companies;

         o  changes in the market valuations of publicly traded companies in general and other industry-related companies; and

         o  worldwide political, economic and financial conditions.

IT MAY BE DIFFICULT FOR STOCKHOLDERS TO ENFORCE ANY JUDGMENT OBTAINED IN THE
UNITED STATES AGAINST US OR OUR OFFICERS OR DIRECTORS, WHICH MAY LIMIT THE
REMEDIES OTHERWISE AVAILABLE TO OUR STOCKHOLDERS.

         All of our directors and officers are residents of countries other than the United States and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult or impossible for investors to

         o  effect service of process on our directors or officers, or

         o  enforce any United States judgment they receive against us or our officers or directors in a foreign court, or

         o  enforce within the United States any judgments obtained against us or our officers or directors,

                                       15

including judgments predicated upon the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether foreign courts would be competent to hear original actions brought in such foreign court against us or such persons predicated upon the securities laws of the United
States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against us or our officers and directors. The foregoing risks also apply to those experts identified in this Prospectus that are not residents of the United States.

WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS
PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS
AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION
WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares of our common stock offered by the Selling Security Holders under this Prospectus. Currently covered by this Prospectus are 289,056 Warrants having an expiry date of June
16, 2007, 566,000 Warrants having an expiry date of July 31, 2007 and 141,000
Warrants having an expiry date of April 23, 2008 which, if exercised, the maximum we would receive are gross proceeds of approximately $1,494,084. There are also Options covered by this Prospectus which, if exercised, the maximum we would receive are gross proceeds of approximately $963,000. There are
Convertible Debentures and Accrued Interest covered by this Prospectus which, if converted, would reduce our debt by approximately $915,750.

         The proceeds, if any, that we receive from the exercise of Warrants and
Options will be used for working capital primarily in support of our growing business in the gold industry and secondly in support of our future business in the oil and gas industry. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

                   MARKET FOR COMMON STOCK AND DIVIDEND POLICY

QUOTATIONS

         Bid and ask prices for our common stock are quoted from broker dealers on the Pink Sheets operated by Pink Sheets LLC under the symbol "XTGR". The following table sets forth the range of high and low bid prices for our common stock on the Pink Sheets since commencement. The quotations reflect inter-dealer prices and do not include mark-ups or mark-downs or commissions and do not represent actual transactions. There is limited trading for our shares and the quotation of our shares on the Pink Sheets does not indicate that our shares can be bought or sold at the prices set forth.

                                       16

MARKET INFORMATION

                      PERIOD                           HIGH BID         LOW BID
                      ------                           --------         -------

October 1, 2006 through December 31, 2006 ..........    $ 1.30           $ 0.60
July 1, 2006 through September 30, 2006.............    $ 1.30           $ 0.90
April 1, 2006 through June 30, 2006 ................    $ 1.28           $ 0.96
January 1, 2006 through March 31, 2006 .............    $ 1.25           $ 0.94

October 1, 2005 through December 31, 2005 ..........    $ 0.96           $ 0.84
July 1, 2005 through September 30, 2005 ............    $ 0.84           $ 0.70
April 1, 2005 through June 30, 2005 ................    $ 0.70           $ 0.65
January 1, 2005 through March 31, 2005 .............    $ 0.69           $ 0.60

The last reported sales price of our common stock on the Pink Sheets on March
21, 2007 was $.70.

         Since no public information, including audited financial statements was available about our business, operating results or financial condition during the time the bid prices occurred, the bid prices reflected might not reflect the historical valuation of the company on a per share basis, nor be an accurate indication of the prices at which shares may be traded in the future, had such information been available.

         Of the issued and outstanding shares, 25,324,407 shares of our common stock (1,800,000 shares of which are owned by our officers and directors, directly or indirectly, one of which directors who is also a principal stockholder and 2,064,526 shares which are owned by another principal stockholder, directly or indirectly), have been held for in excess of one year and will be available for public resale pursuant to Rule 144 promulgated under the Securities Act commencing 90 days following the date of this Prospectus. As of the date of this Prospectus, the 5,265,322 issued and outstanding shares being offered by Selling Stockholders can be publicly transferred. Unless covered by an effective registration statement, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our stockholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three month period, a number of shares not exceeding one percent of the then outstanding shares of common stock.
Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal stockholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

DIVIDENDS

         We have never paid cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.
Our retained earnings deficit currently limits our ability to pay dividends.

                                       17

STOCKHOLDERS OF RECORD

         Our common stock was held by 254 stockholders of record as of March 23,
2007.

SEC "PENNY STOCK" RULES

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock".
A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock"
rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

                        DETERMINATION OF OFFERING PRICE

         Management has determined the offering price of the shares of common stock being registered in the registration statement which this prospectus forms a part on the price we last sold our stock and the historical bid and asked prices of the common stock on the Pink Sheets.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus, including the Management's Discussion and Analysis or
Plan of Operation, contains forward-looking statements with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditure, and exploration and development efforts. Words such as "anticipates", "expects",
"intends", "plans", "forecasts", "projects", "budgets", "believes", "seeks",
"estimates", "could", "might", "should", and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved.
Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. These statements include comments regarding: the establishment and estimates of mineral reserves and mineral resources, production, production commencement dates, productions costs, cash operating costs per ounce, total cash costs per ounce, grade, processing capacity, potential mine life, feasibility studies, development costs, capital and operating expenditures, exploration, the closing of certain transactions including acquisitions and offerings.

         The following, in addition to the factors described elsewhere in this
Prospectus under "Risk Factors", are among the factors that could cause actual results to differ materially from the forward-looking statements:

                                       18

         o  unexpected changes in business and economic conditions;

         o  significant increases or decreases in gold or oil and gas prices;

         o  changes in interest rates and currency exchange rates;

         o  timing and amount of production;

         o  unanticipated grade changes;

         o  unanticipated recovery rates or production problems;

         o  changes in mining, processing and overhead costs;

         o  changes in metallurgy and processing technology;

         o  access and availability of materials, equipment, supplies, labor and supervision, power and water;

         o  determination of mineral reserves and mineral resources;

         o  availability of drill rigs; changes in project parameters;

         o  costs and timing of development of new mineral reserves; results of current and future exploration activities;

         o  results of pending and future feasibility studies; joint venture relationships;

         o  political or economic instability, either globally or in the countries in which we operate;

         o  local and community impacts and issues;

         o  timing of receipt of government approvals; accidents and labor disputes; environmental costs and risks; and

         o  competitive factors, including competition for property acquisitions; and availability of capital at reasonable rates or at all.

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we do not undertake any

                                       19

obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect unanticipated events that may occur.

         Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS

         The following discussion and analysis of our consolidated financial conditions and results of operations for the years ended December 31, 2006 and
2005 should be read in conjunction with the consolidated financial statements and the related notes to our consolidated financial statements and other information presented elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Prospectus, particularly in the section entitled "Risk Factors"
beginning on page 9 of this Prospectus. Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

PLAN OF OPERATIONS

         We are a gold exploration and production company engaged in the exploration, and early stage production and development of gold properties in the Republic of Ghana, West Africa. Our mining portfolio currently consists of
246.84 square kilometers (also referred to herein as "SQ KM") comprised of 51.67 sq km for our Banso Project, 55.65 sq km for our Muoso Project, 33.65 sq km for
our Apapam Project, 40.51 sq km for our Pameng Project, 44.76 sq km for our
Kwabeng Project and 20.60 sq km for our Edum Banso Project, or 60,969 acres, pursuant to the leased and licensed areas set forth in our respective mining leases, prospecting licenses and/or option agreement.

         Our strategic plan with respect to our gold projects is to acquire further interests in gold mineralized projects and oil and gas prospects that fall within the criteria of providing a geological basis for development of drilling initiatives that can provide near term revenue potential and fast drilling capital repatriation from production cash flows while expanding reserves. We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on successfully concluding negotiations for the acquisition of gold producing domains and to develop reserves and to provide revenues. We plan to continue building and increasing a strategic base of proven reserves and production base within our Kwabeng and
Pameng Projects.

         Our ability to continue to expand land acquisitions and drilling opportunities during the next 12 months is dependent on adequate capital resources being available. Assuming adequate funding is available to us, we intend to continue to produce gold at the mining concession within our Kwabeng
Project with a view to commencing full scale production before the end of 2007, and acquire further interests in mineral projects by way of acquisition or joint venture participation.

                                       20

         We estimate that the initial mine operating, capital and administration costs for the full development of our Kwabeng and Pameng Projects will be approximately $10,700,000, the cost for the exploration programs at our Banso,
Muoso, Apapam and Edum Banso Projects will be an aggregate of approximately
$500,000 and our general and administrative costs will be $1,200,000 for the next 12 months. Based on approved expenditures in our corporate operating budget for 2007, we anticipate spending a minimum of approximately $10,700,000 over the next 12 months, however, we would not expend this amount unless we are able to continue to generate sufficient revenues from our Kwabeng Project.

         We require additional funding to implement our plan of operations. We anticipate that these funds primarily will be raised through equity and debt financing or from other available sources of financing. If we raise additional funds through the issuance of equity or convertible debt securities, it may result in the dilution in the equity ownership of investors in our common stock.
There can be no assurance that additional financing will be available upon acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to take advantage of prospective new opportunities or acquisitions, which could significantly and materially restrict our operations, or we may be forced to discontinue our current projects.

         We do not expect to purchase significant ore processing and gold recovery equipment due to the availability of our Wash Plant, manufactured by
IHC in the Netherlands and kept on care and maintenance since 1994 at our
Kwabeng concession. Once our full scale mine plan has been thoroughly reviewed, we plan to determine whether we will purchase or contract third parties with respect to the earthmoving and ancillary earthmoving equipment fleet in connection with our ongoing Bulk Test and anticipated full scale gold production at our Kwabeng and Pameng Projects during the next 12 months. As well, we plan to significantly increase the number of key mining personnel including technical consultants, contractors and skilled laborers during the next 12 months on account of our planned full scale gold production in 2007 at our Kwabeng and
Pameng Projects. Our current business strategy is that we plan to obtain technical resources under contract where possible as Management believes that this strategy, at its current level of development, provides the best services available in the circumstances, leads to lower overall costs, and provides the best flexibility for our business operations.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006 COMPARED TO THE YEAR ENDED DECEMBER 31, 2005

LIQUIDITY AND CAPITAL RESOURCES

         Our principal source of funds is our available resources of cash and cash equivalents and investments in trading securities, as well as debt and equity financings.

LIQUIDITY DISCUSSION

         Net cash provided by financing activities was $__________ for the year ended December 31, 2006 as compared to net cash provided by financing activities of $_______________ for the year ended December 31, 2005. This change is primarily attributable to $_________ (2005 - $________) we received from the sale of trading securities during the year ended December 31, 2006.

                                       21

         As of December 31, 2006, we had working capital equity of $_________, comprised of current assets of $_________ less current liabilities of
$__________. Our current assets were comprised mostly of $_________ in cash and cash equivalents and $____________ in trading securities, which is based on our analysis of the ready freely saleable nature of the securities including an existing market for the securities, the lack of any restrictions for resale of the securities and sufficient active volume of trading in the securities. Our trading securities are held in our investment portfolio with an established brokerage in Canada in which we primarily invest in the common shares and income trust fund units of publicly traded resource companies. The trading securities held are in companies listed on The Toronto Stock Exchange and can be sold at any time. While we believe that these trading securities can be readily sold and converted to cash as need to provide funds for ongoing operations, as with most marketable equity securities there is always the chance that we will not be able to readily liquidate these securities as needed or that we will receive the amount we carry the securities for in the event of a sale.

         We currently and historically have invested a majority of our cash in various trading equity securities in an effort to increase the rate of return on our cash. U.S. companies that have more than 100 shareholders or are publicly traded in the U.S. and (i) are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities, or
(ii) are engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis, are subject to regulation under the Investment Company Act of 1940. We do not believe we are an "investment company" within the scope of the Investment Company Act of 1940, since we do not hold ourselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities and the amount of our investment in trading securities is less than
40%of the value of our total assets (exclusive of Government securities and cash items).

         Unrealized gain on marketable securities held for sale, net of income tax, represents the change in the fair value of these securities as of the end of the financial reporting period. For the year ended December 31, 2006, we recognized an unrealized loss of $__________ on marketable securities held for sale, net of income tax, as compared to an unrealized gain of $________ for the year ended December 31, 2005. The change reflects a general decline in the value of resource company investments after a significant increase during the year ended December 31, 2005.

         As we have received limited revenues of $190,615.25 from the production of gold since inception, we have historically relied on equity and debt financings to finance our ongoing operations. Existing working capital, and possible debt instruments, anticipated warrant exercises, further private placements and anticipated cash flow are expected to be adequate to fund our operations over the next year. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private equity financings and a debt financing. For 2007, in connection with our business plan, management anticipates operating expenses and capital expenditures as follows: (i) $500,000 for exploration; (ii) $10,700,000 for mine operating, capital and administration cost for the development and production of our gold projects; (iii) $1,200,000 for administrative costs. At
December 31, 2006, we had working capital of approximately $__________, consisting of $_________ in cash and $____________ in trading securities. Absent immediately generating revenues or raising additional financing, we estimate that we will be able to continue operations for approximately 6 months. Until we achieve profitability, we will need to raise additional capital.

                                       22

We intend to finance these expenses with further sales of our equity securities or debt securities, or from investment income. Thereafter, we expect we will need to raise additional capital to meet long-term operating requirements.
Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities or existing agreements and projects which could significantly and materially restrict our business operations.

         The independent auditors' report accompanying our December 31, 2005 and
December 31, 2006 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that we will continue as a going concern", which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

RECENT CAPITAL RAISING TRANSACTIONS

         In March 2006, we completed a private equity financing for net proceeds of $496,420 whereby we sold 792,029 shares of our common stock. As well, we received $81,375 from the exercise of share purchase warrants. The securities were sold to two US persons and six non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and
Rule 506 thereunder and Regulation S.

         In April 2006, an aggregate of 177,200 previously issued share purchase warrants were exercised by 15 non US persons for which we received gross proceeds of $132,900.

         In June 2006, we completed a private equity financing for net proceeds of $468,300 whereby we sold 578,112 shares of our common stock and 289,056 warrants at an exercise price of $1.50 per share expiring on June 16, 2007. The securities were sold to six US persons and four non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and Regulation S.

         In July 2006, we completed a private equity financing to non US persons pursuant to Regulation S of the Securities Act for net proceeds of $1,018,800 whereby we sold 1,132,000 shares of our common stock and 566,000 warrants at an exercise price of $1.50 per share expiring on October 31, 2007.

         In October 2006, we completed a private equity financing to non US persons pursuant to Regulation S of the Securities Act for net proceeds of
$310,200 whereby we sold 282,000 shares of our common stock and 141,000 warrants at an exercise price of $1.50 per share expiring on April 23, 2008.

         As of December 31, 2006, we had working capital equity of $__________
(2005 - $2,745,926), comprised of current assets of $__________ (2005 -
$3,138,250) less current liabilities of $__________ (2005 - $392,324). Our current assets were comprised mostly of $__________ (2005 - $458,376) in cash and cash equivalents and $__________ (2005 - $2,647,207) in trading securities.

         During the year ended December 31, 2006, net cash flows from financing activities were $__________ (2005 - $2,035,149). These funds were raised through the issuance of convertible debentures (2005 - $900,000) and the sale of common stock, net of financing costs (2006 - $__________; 2005 - $1,181,351).

                                       23

         In June 2005, we completed a private equity financing of $294,920 whereby we sold 536,218 equity units comprised of 536,218 shares of our common stock and 268,110 underlying warrants. The securities were sold to one US person and 15 non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and
Regulation S. In July 2005, we completed an aggregate debt financing of $900,000 which was secured by the issuance of convertible debentures (described elsewhere in this Prospectus). In August 2005, we completed a private equity financing of
$165,000 whereby we sold 300,000 equity units comprised of 300,000 shares of our common stock and 150,000 underlying warrants. In November 2005, we completed a private equity financing of $852,145 whereby we sold 1,549,354 shares of our common stock.

         During fiscal year 2004, we completed two private equity financings for an aggregate of 4,129,400 units for net proceeds of $1,368,992. The securities were sold to 12 US persons and 34 non US persons, and the transaction was exempt from registration under the Securities Act pursuant to section 4(2) and Rule 506 thereunder and Regulation S. For every two shares held, we also issued one common stock purchase warrant to purchase a share of our common stock at an exercise price of $.75 per share for an aggregate of 2,064,700 warrants (the
"2004 WARRANTS"). The 2004 Warrants were exercisable for a term of one year and were subsequently extended on approval by our Board to March 31, 2006. As of
March 31, 2006, 108,500 of the 2004 Warrants were exercised and the remaining
1,956,200 2004 Warrants expired unexercised.

MATERIAL COMMITMENTS

MINERAL PROPERTY COMMITMENTS

         Save and except for fees payable from time to time to (i) the Minerals
Commission for an extension of an expiry date of a prospecting licence or mining lease or annual operating permits; (ii) the Environmental Protection Agency
("EPA") in Ghana for the issuance of permits prior to the commencement of any work at a particular concession or the posting of a bond in connection with any mining operations undertaken by our company; and (iii) a legal obligation associated with our mineral properties for clean up costs when work programs are completed, we are committed to expend an aggregate of less than $500 in connection with annual or ground rent and mining permits to enter upon and gain access to the following concessions and such other financial commitments arising out of any approved exploration programs in connection therewith:

         (a) the Kwabeng concession (Kwabeng Project);

         (b) the Pameng concession (Pameng Project); and

         (c) the Banso and Muoso concessions (Banso and Muoso Project);

         (d) the Apapam concession (Apapam Project);

         (e) the Edum-Banso concession (Edum Banso Project).

                                       24

         With respect to the Kwabeng and Pameng Projects, upon and following the commencement of gold production, a royalty of 3% of the net smelter returns is payable to the Government of Ghana.

         With respect to the Edum Banso Project:

                  (i)      $5,000 is payable to Adom Mining Limited ("ADOM") on
                           the anniversary date of the Option Agreement in each
                           year that we hold an interest in the agreement;

                  (ii)     $200,000 is payable to Adom when the production of
                           gold is commenced (or $100,000 in the event that less
                           than 2 million ounces of proven and probable reserves
                           are discovered on our project at this concession; and

                  (iii)    an aggregate production royalty of 2% of the net
                           smelter returns ("NSR") from all ores, minerals and
                           other products mined and removed from the project,
                           except if less than 2 million ounces of proven and
                           probable reserved are discovered in or at the
                           Project, then the royalty shall be 1% of the NSR.

                                       25

OIL AND GAS COMMITMENTS

         We have made an application to the Ghana National Petroleum Corporation
("GNPC") for a petroleum agreement to acquire an oil interest in Ghana. The application is currently under review by GNPC and other relevant Ghanaian governmental authorities. GNPC advised our company in February 2007 that there are other interested parties for the same oil and gas block to which our application was made and that GNPC has not made any final decision on who will be awarded the petroleum agreement and that this process has no definitive time frame. We expect GNPC to complete their review in the next six months. As we have not yet been awarded any oil interest, we have not made any financial commitment with respect to expenditures as none can be determined at this time, except for an initial processing fee of $7,500 payable to the Minister of
Energy.

REPAYMENT OF CONVERTIBLE DEBENTURES AND ACCRUED INTEREST

         We are committed to repay our Convertible Debenture holders outstanding amounts of principal and interest calculated at 7% per annum on an aggregate face value of $900,000. Interest only payments are payable quarterly on the last days of September, December, March and June in each year of the term or until such time that the principal has been repaid in the full. The Convertible
Debenture holders are entitled, at their option, to convert, at any time and from time to time, until payment in full of their respective Convertible
Debentures, all or any part of the outstanding principal amount of the
Convertible Debenture, plus the Accrued Interest, into shares (the "CONVERSION
SHARES") of our common stock at the conversion price of $1.00 per share (the
"CONVERSION PRICE"). Provided there is a registration statement then in effect covering the Conversion Shares, or the Conversion Shares may otherwise be resold pursuant to Rule 144, the outstanding principal amount of each Convertible
Debenture, and all accrued but unpaid interest, shall automatically be converted into shares of our common stock, at the Conversion Price, in the event that our common stock trade for 20 consecutive trading days (a) with a closing bid price of at least $1.50 per share and (b) a cumulative trading volume during such twenty (20) trading day period of at least 1,000,000 shares.

FURTHER MATERIAL COMMITMENTS

         Further material commitments are subject to new funding arrangements to be obtained or agreements not yet formalized.

PURCHASE OF SIGNIFICANT EQUIPMENT

         We do not expect to purchase significant ore processing and gold recovery equipment due to the availability of our Wash Plant, manufactured by
IHC in the Netherlands and kept on care and maintenance since 1994 at our
Kwabeng Project. Once our full scale mine plan has been thoroughly reviewed, we may determine to purchase or contract from third parties the earthmoving and ancillary earthmoving equipment fleet with respect to our gold production at our
Kwabeng and Pameng Projects during the next 12 months.

OFF BALANCE SHEET ARRANGEMENTS

         We have no off balance sheet arrangements.

                                       26

SIGNIFICANT ACCOUNTING POLICIES

APPLICATION OF CRITICAL ACCOUNTING POLICIES

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

MINERAL PROPERTIES

         The valuation of our interest in the Kwabeng and Pameng Projects is based on a cash flow analysis of the property. As such, the valuation could be affected by the following:

Price of gold - Fluctuations in the price of gold could materially affect future revenues. The price used by our company was an average price over three years.
Grade and recovery - If, after mining commences, the average grade or the average recovery rate is found to be different than our company's estimates, our net income projections could change materially. We had an independent geologist provide estimates and also reviewed the average grade and recovery in previous production reports from the Kwabeng and Pameng Projects.

Production costs - If, after mining commences, the cost of producing gold differs materially from our company's estimates, our net income projections could change materially. We had an independent geologist provide estimates.

Ghanaian laws and regulations - If the Government of Ghana approves or changes laws and regulations that affect mining operations in Ghana, our net income projections could change materially.

ASSET RETIREMENT OBLIGATION

The valuation of our asset retirement obligation is based on estimates provided by an independent geologist. As such, the valuation could be affected by the following:

Costs - When work actually commences on asset retirement obligations, actual costs could materially differ from what has been estimated. This would materially affect the value of the obligation.

Ghanaian laws and regulations - If the Government of Ghana approves or changes laws and regulations that affect mining operations in Ghana, the cost of meeting our asset retirement obligations could change materially.

DEFERRED INCOME TAXES

         As we have no history of profitability and currently have limited revenues, we have recognized a 100% valuation on our future tax assets. If our company becomes profitable in the future, a material amount of these future tax assets could actually be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchanges of Non monetary Assets -
an amendment of APB Opinion No. 29" ("SFAS 153") which amends Accounting
Principles Board Opinion No. 29, "Accounting for Non monetary Transactions" to

                                       27

eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non monetary asset exchanges occurring in fiscal periods beginning after June 15,
2005.

         In December 2004, FASB issued Statement of Financial Accounting
Standards No. 123R, "Share Based Payment" ("SFAS 123R"). SFAS 123R supersedes
APB 25 and its related implementation guidance by requiring entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions) and revises SFAS 123 as follows:

(i)      Public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value and nonpublic entities may elect to measure their liabilities to employees incurred in share-based payment transactions at their intrinsic value whereas under SFAS 123, all share-based payment liabilities were measured at their intrinsic value.

(ii)     Non public entities are required to calculate fair value using an appropriate industry sector index for the expected volatility of its share price if it is not practicable to estimate the expected volatility of the entity's share price.

(iii)    Entities are required to estimate the number of instruments for which the requisite service is expected to be rendered as opposed to accounting for forfeitures as they occur.

(iv)     Incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair value of the modified award with the fair value of the award immediately before the modification whereas SFAS 123 required that the effects of a modification be measured as the difference between the fair value of the modified award at the date it is granted and the award's value immediately before the modification determined based on the shorter of
         (1) its remaining initially estimated expected life or (2) the expected life of the modified award.

         SFAS 123R also clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods. SFAS
         123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments that are Issued to Other Than Employees for
         Acquiring or in Conjunction with Selling, Goods and Services" ("EITF
         96-18"). SFAS 123R also does not address the accounting for employee share ownership plans which are subject to Statement of Position 93-6,
         "Employers' Accounting for Employee Stock Ownership Plans". Public
         entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

                                       28

         In May 2005, FASB issued Statement of Financial Accounting Standards
         No. 154, "Accounting Changes and Error Corrections - A Replacement of
         APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154") which is effective for fiscal years ending after December 15, 2005. SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

         The adoption of these new pronouncements is not expected to have a material effect on our company's consolidated financial position or results of operations.

                             BUSINESS OF OUR COMPANY

BUSINESS DEVELOPMENT

         Our predecessors were inactive from inception until October 21, 2003, except for some non-mining business ventures, raising capital to fund such ventures and two stock consolidations.

         On October 31, 2003, we entered into a share exchange agreement (the
"SHARE EXCHANGE AGREEMENT") with Xtra Energy (formerly XGRI) and its shareholders (the "XTRA ENERGY SHAREHOLDERS"). Pursuant to the terms of the
Share Exchange Agreement: (i) we acquired 100% of the issued and outstanding shares of common stock of Xtra Energy from the Xtra Energy Shareholders; and
(ii) in exchange, we issued 10,070,000 shares of our common stock to the Xtra
Energy Shareholders in proportion to their respective holdings in Xtra Energy.
As a result of this transaction, Xtra Energy became our wholly owned subsidiary.

         Since our acquisition of Xtra Energy in October 2003, we have been primarily engaged in the business of exploration for gold mineralization and the development and production from our projects. Since February 2004, we have been focused on exploration for gold mineralization and the development and production from our projects in the Republic of Ghana ("GHANA"), West Africa, through our Ghanaian subsidiaries, Xtra-Gold Exploration Limited ("XGEL") and
Xtra-Gold Mining Limited ("XG MINING").

         At the time of our acquisition of Xtra Energy on October 28, 2003, Xtra
Energy held an option to earn up to 90% of an 80% interest in an early stage mineral exploration property located in Switzerland (the "SWISS PROPERTY") held by CaribGold Minerals Inc. ("CARIBGOLD"). We would have earned this 90% interest in the Swiss Property by incurring exploration expenditures of a least
CAD$200,000 (USD$176,242) on or before October 28, 2004. Our Board subsequently decided to let the option expire and to instead use our capital to focus on the acquisition of mineral properties in Ghana. None of the CAD$200,000
(USD$152,532) was expended, except for approximately $1,200 which was paid for an annual exploration fee to the relevant government authorities and storage fees for core samples. Paul Zyla, our former President and Chief Executive
Officer, was the President and a director of CaribGold at the time of this transaction. Mr. Zyla owned 647,500 (.550%) of the 11,758,232 issued and outstanding shares of CaribGold at the time of this transaction.

         Since October 2004 until October 2005, Xtra Energy had been an inactive subsidiary of our company. In October 2005, the board of directors of Xtra
Energy decided to commence preliminary activities towards its business model in the oil and gas industry. As a result of Xtra Energy being a new entrant into the oil and gas industry and currently having no activities thereto, there is no available information regarding production or revenue generation.

                                       29

         In October 2005, we also became engaged in the business of oil and gas through two other wholly-owned subsidiaries; namely Xtra Energy (formerly XGRI)
and XOG, by way of XOG acquiring a 5% participating interest in one oil and gas property located in southeastern Saskatchewan, Canada (the "SASKATCHEWAN
PROJECT").

         Since the incorporation of our wholly-owned subsidiary, XOG Ghana on
March 2, 2006, its activities in the oil and gas industry have been limited to organizational efforts and pursuing a petroleum interest in Ghana. In April
2006, our subsidiary XOG Ghana made an application to GNPC to acquire a petroleum agreement for an oil interest in Ghana. Our application to GNPC is still under review and final approval of our application is pending. In the event that we are awarded the oil and gas block in connection with the petroleum agreement by GNPC (i) a purchase agreement will be entered into and sent to the
Ghana Cabinet for approval; (ii) upon receiving Cabinet approval, the purchase agreement is then sent to Parliament for ratification; and (iii) upon receiving ratification from Parliament, the purchase agreement will become effective and a work program can be commenced. We anticipate that this approval process will take approximately nine months from the time of submission of the foregoing application. Other than making this application, XOG Ghana has undertaken no activities and has not formulated a business plan as to its future plans if it receives approval of the application. As a result of XOG Ghana being a new entrant into the oil and gas industry and currently having no activities thereto, there is no available information, regarding production or revenue generation at this time.

         In October 2006, we sold our 5% interest to an arm's length oil and gas company, TriStar Oil & Gas Partnership, a general partnership, having an office in Calgary, Alberta, pursuant to the terms of a purchase and sale agreement for a consideration of CAD$350,000 (USD$314,258).

OUR BUSINESS IN THE GOLD INDUSTRY

         We are currently engaged in the exploration, development and early stage production of gold properties exclusively in Ghana. Our interests in our
Projects are held by our Ghanaian subsidiaries, through prospecting licenses, an option agreement in connection with a prospecting license and mining leases granted by the Government of Ghana for licensed or leased areas respectively located within and upon concessions. A concession is a grant of a tract of land made by a government or other controlling authority in exchange for an agreement that the land will be used for a specific purpose.

         Exploration means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced and typically includes the review of existing data, grid establishment, geological mapping, geophysical surveying, trenching and pitting to test the areas of anomalous soil samples and RC and/or diamond drilling to test targets followed by infill drilling, if successful, to define reserves. Development stage generally means the development of a placer or lode gold project includes detailed exploration, reserve definition, preparation of a feasibility study, an environmental impact study and a detailed mine plan, permitting and construction of a mine. Production means the processing of gold bearing ore through some type of treatment plant to extract the gold from the ore.

                                       30

         We currently have six projects as follows, as more fully described herein:

         o  Kwabeng Project. Our interest in this project is held by a mining lease. In January 2007 we commenced early stage production operations through a Bulk Test at our Kwabeng Project which will be conducted for eight to 12 months. We are conducting the Bulk Test to assist us in determining the best way and most profitable manner in which to mine the entire deposit (reserve).

         o  Pameng Project. Our interest in this project is held by a mining lease. This project is in the development stage. Upon completion of our full mine plan at our Kwabeng Project, we plan to then initiate production mining operations at our Pameng Project.

         o  Banso Project. Our interest in this project is held by a prospecting license. This project is in the exploration stage.

         o  Muoso Project. Our interest in this project is held by a prospecting license. This project is in the exploration stage.

         o  Apapam Project. Our interest in this project is held by a prospecting license. This project is in the exploration stage.

         o  Edum Banso Project. We have an option to acquire the interest in a prospecting license in Edum Banso. Although we have not commenced any exploration activities on this project, this project is in the exploration stage.

         Our Banso and Muoso Project, Apapam and Edum Banso concessions represent "grassroots" or "greenfields" mineral exploration projects. These exploration projects are each at an early stage of evaluation and no mineralized material or reserve estimates have been made. The present exploration activities on these concessions, including grid establishment, soil sampling, prospecting/geological mapping, pitting/trenching and geophysics, are aimed at identifying lode gold (hardrock) mineral occurrences to be further evaluation through drilling. We have completed preliminary lode gold exploration programs at our Banso and Muoso and Apapam Projects and awaiting results We are preparing a preliminary lode gold exploration program at our Edum Banso Project. We have not yet produced any gold and we will require substantial additional capital in order to do so.

THE GOLD INDUSTRY

         THE GOLD INDUSTRY IN GHANA

         The mining and minerals development industry in Ghana continues to be focused on gold. Ghana is the second largest gold producer in Africa and is also a major producer of bauxite, manganese and diamonds.

         GEOLOGICAL SETTING

         Ghana is situated mostly within the West African Craton, which stabilized during the early Proterozoic Period some two billion years ago. In a series of tectonic processes, large areas were folded, faulted, metamorphosed, subjected to igneous activity, erosion and sedimentary processes, giving rise to

                                       31

a series of gold belts. Gold deposits can be categorized as Birimian gold and
Tarkwaian gold. Birimian supracrustal rocks of West Africa, which extend from
Ghana westward to Senegal and Mauritania and northward into Burkina Faso, are richly endowed with Proterozoic greenstone-type lode gold deposits. Deposits are variable and structurally complex, featuring gold that occurs in both quartz-filled shear zones and in altered rocks adjacent to shear zones. The metamorphosed volcanic belts in which they are found average between 15 kilometers and 40 kilometers in width and cover approximately one-sixth of
Ghana's surface area. The bulk of Ghanaian gold is derived from Birimian rocks.
The second category is Tarkwaian gold. Auriferous quartz-pebble conglomerate deposits occur within the Tarkwaian supercrustal rocks of Ghana. The matrix consists of fine-grained quartz and black sands (mainly hematite, and to a lesser extent, ilmenite, magnetite and rutile) and over 90% of the pebbles are vein-quartz and the balance, quartzite and phyllite (1).

         Ghana is covered by the Paleoprotoerozoic rocks of the Birimian Super group and the overlying clastic sedimentary Tarkwaian group. A result of a series of erosional events, significant portions of these rocks have been re-deposited as placer formations in a number of streams and channels. Placer gold deposits, which are also referred to as alluvial gold, are found in the majority of rivers draining Birimian rocks. We have determined that large deposits of placer gold also occur along the terraces, floodplains, channels and river beds of the Offin, Pra, Ankobra, Birim and Tano rivers where large
Birimian and Tarkwaian gold deposits have experienced several episodes of erosion and subsequent deposition

         ORGANIZATION OF MINING OPERATORS IN GHANA

         Operators of gold projects are awarded mining leases by the Government of Ghana to mine in a designated area for a period of time, usually for 30 years.

         MINERAL RIGHTS

         The governing mining law of Ghana is the Minerals and Mining Act, 2006
(Act 703) (the "MINING ACT") which was enacted in March 2006 by the President and Parliament of Ghana. This law and associated legislation combines regulation of the mining industry with fiscal incentives for investors. Some of the more significant features of the legislation are as follows:

1.       Every mineral in its natural state in, under or upon land in Ghana, rivers, streams, water-courses throughout the country, the exclusive economic zone and an area covered by the territorial sea or continental shelf is the property of the Republic and is vested in the President in trust for the people of Ghana.

2.       The Mining Act established a new cadastral system of mineral title administration. It is a system under which the country (Ghana) is divided into geographical blocks of 21 hectares each. Applications for mineral rights may be made in multiples of blocks which should be contiguous. Fractions of blocks may not be applied for except for blocks intended for small scale mining and blocks part of which lie outside the country; in which case, such part-blocks are considered for purposes of the cadastral system as full blocks. Three main types of mineral rights in the form of licences may be granted under the Mining
         Act, to coincide with the three key stages of the mining cycle, namely reconnaissance, prospecting and development.

                                       32

TYPE OF LICENCE                    PURPOSE                    AREA          LICENCE PERIOD
---------------                    -------                    ----          --------------

Reconnaissance .......   to conduct reconnaissance      maximum of         12 months
                         operations in search for       5,000 contiguous   renewable
                         for specific minerals (not     blocks of 21
                         including drilling or
                         excavations)

Prospecting License ..   to intentionally explore or    maximum of         2 years
                         search for specific minerals   750 contiguous     renewable with 50%
                         and determining their extent   blocks of 21       reduction of area
                         and economic value             hectares each      upon renewal

Mining Lease .........   to intentionally extract or    maximum of         30 years
                         win specific minerals          300 contiguous     renewable
                                                        blocks per lease

3.       Negotiable matters are the deferment of royalty payments, work programs and the level of export earnings retention allowances and the detailed provisions of a stability agreement or development agreement provided for respectively under sections 48 and 49 of the Mining Act.

4.       In accordance with section 14(1), "a mineral right shall not in whole or in part be transferred, assigned, mortgaged or otherwise encumbered or dealt in, in a manner without the prior approval in writing of the
         Minister (of Lands, Forestry and Mines), which approval shall not be unreasonably withheld or given subject to unreasonable conditions".

5.       The legislation is to be applied equally to Ghanaians and foreigners, except for the provisions relating to artisanal mining and exploitation of construction minerals which is reserved for Ghanaians.

6.       The Government of Ghana is entitled to a free carried equity interest of 10% in mining ventures. It also has the option of purchasing an additional 20% at a fair market price. See the section entitled
         "Ghanaian Law - Ghanaian Ownership and Special Rights" for more detailed disclosure.

7.       Royalties vary form 3% to 6% of the gross value of minerals produced.
         The variation is related to the "operating margin" and is designed to prevent royalties becoming too onerous during times of low profitability.

8.       Section 10 of the Mining Act provides as follows:

         "10.     Unless otherwise provided in this Act, a mineral right shall not be granted to a person unless the person is a body
                  incorporated under the Companies Code 1963 (Act 179), under the Incorporated Private Partnerships Act 1962 (Act 152) or
                  under an enactment in force."

         This provision prohibits the grant of mineral rights which are defined in the law to include reconnaissance licence, prospecting licence and mining lease to natural persons unless a specific provision to the contrary is made in the law. However, it should be noted that

                                       33

         the exceptions in this regard relate mainly to the grant of licences in respect of (a) building and industrial minerals; and (b) small scale mining to non-corporate persons who are citizens of Ghana. The exceptions therefore do not apply to large scale mining.

         In addition to being a corporate legal entity, an applicant is also required to show financial and technical capability to carry out the proposed mineral operations in respect of which the licence is being applied for. Thus, section 11 of the Mining Act states that:

         "11.     An application for a mineral right shall be submitted to the
                  Minerals Commission in the prescribed form and shall be
                  accompanied with a statement providing,

                  (a)      particulars of the financial and technical resources
                           available to the applicant for the proposed mineral
                           operations,

                  (b)      an estimate of the amount of money proposed to be
                           spent on the operations,

                  (c)      particulars of the programme of proposed mineral
                           operations, and

                  (d)      particulars of the applicant's proposals with respect
                           to the employment and training in the mining industry
                           of Ghanaians."

KWABENG AND PAMENG, APAPAM, BANSO AND MUOSO AND EDUM BANSO PROJECTS

ACQUISITION OF XGEL AND XG MINING

         On February 16, 2004, we entered into an offer to purchase (the
"ACQUISITION AGREEMENT") with Akrokeri-Ashanti Gold Mines Inc.
("AKROKERI-ASHANTI"), an unaffiliated third party, who at the time was the sole shareholder of XGEL (formerly Canadiana Gold Resources Limited), a Ghanaian corporation, to purchase 50,000 ordinary common shares, being all of the issued and outstanding shares of XGEL (the "XGEL SHARES") for (i) $25,000 cash; (ii)
forgiveness of $175,000 in debt owed to XGEL by an affiliate of
Akrokeri-Ashanti; and (iii) agreeing to make a tender offer to Akrokeri-Ashanti note holders and debenture holders (the "NOTE AND DEBENTURE HOLDERS") to extinguish their debts totaling approximately CAD$5,936,700 (USD$4,824,232).
Akrokeri-Ashanti had pledged as security to its Note and Debenture Holders, 90%
of the issued and outstanding shares (the "GOLDENRAE SHARES") of its subsidiary,
XG Mining (formerly Goldenrae Mining Company Limited). The remaining 10% of the issued and outstanding shares of XG Mining was at the relevant time and continues to be held by the Government of Ghana in accordance with governing mining laws and regulations of Ghana.

         Under the Acquisition Agreement, if we abandoned our bid to the Note and Debenture Holders, or were unsuccessful in acquiring the XG Mining Shares by
December 31, 2004, then we would be required to reconvey the XGEL shares back to
Akrokeri-Ashanti. On December 22, 2004, we succeeded in our offer to the Note and Debenture Holders and exchanged one-half share of our common stock for every
CAD$1.00 (USD$.90) principal amount of notes and debentures. We therefore issued a total of 2,698,350 shares of our common stock for the CAD$5,936,700
(USD$4,824,232) outstanding principal amount of the notes and debentures.
Following the completion of the foregoing transaction, XG Mining became our subsidiary as to a 90% interest. The Government of Ghana holds the remaining
10%.

                                       34

MAP OF OUR PROJECTS

LOCATION OF XTRA-GOLD MINING LIMITED CONCESSIONS
REGIONAL MAP OF GHANA
XTRA GOLD EASTERN REGION CONCESSIONS
VOLTA LAKE
Bonkrom
Kweiada
Odumasua
Ekyamenfurom
To Kumasi
Mpraeso
Nkwakaw
Dominase
Asunafo
Begoro
Muoso
Anyinam
Osino
MUOSO
KWABENG
Field Camp
Abomoso
Kwabeng
New Abirem
Asuom
Asiakwa
BANSO
PAMENG
APAPAM
Pramkese
Apapam
Kibi
KOFORIDUA
Kade
Suhum
EASTERN REGION
Akim Oda
Asamase
Somanya
Kraboa Coaltar
Asamankese
Donyum
Achiase
Nsawam
Amasaman
Tema Harbour
ACCRA
GULF OF GUINEA
20 Kms
LEGEND - EASTERN REGION
Capital city
Regional Capital
Major Towns
Field Camp
Accra-Kumasi Trunk Road
Paved roads
Rivers and streams
Mining Concession
Exploration Concession
7°15'
7°00'
6°45'
6°30'
6°15'
6°00'
5°45'
5°30'
5°15'
1°00'
0°45'
0°30'
0°15'
0°00'

                                       35

THE KWABENG AND PAMENG PROJECTS

         Three concessions totaling 118.92 sq km; namely our Kwabeng Project,
Pameng Project and our Apapam Project, which is located to the south of our
Kwabeng and Pameng Projects, are contiguous to our Banso and Muoso Project.

         ACCESS AND LOCATION

         Access to our Kwabeng Project can be gained by driving northwest from the City of Accra on the Accra-Kumasi Trunk Road, which is the main paved national highway, for approximately 110 km until arrival at the road sign for
"Kwabeng" where we have posted a sign reading "Xtra-Gold Mining Ltd. - Kwabeng".
Make a left hand turn on the road where a sign reads Town of Anyinam and drive southwest approximately 10 km until the Town of Kwabeng is reached where our
Field Camp is located on the right side of the road approximately 50 metres from the Anyinam to Kwabeng road. Our Field Camp is located approximately 500 metres from the Town of Kwabeng. The eastern boundary of our Kwabeng Project is approximately 500 metres to the east of our Field Camp.

         Access to our Pameng Project can be gained by driving northwest from the City of Accra on the Accra-Kumasi Trunk Road, which is the main paved national highway, for approximately 125 km until arrival at the village of
Pameng where there is a road sign reading "Pameng". Make a left hand turn at the
Pameng sign and drive southwest approximately 2 km to reach our Pameng concession. Our Pameng concession is located approximately 15 km south-southwest from our Field Camp.

         We hold 30-year mining leases expiring on July 26, 2019 on our Kwabeng and Pamengmining concessions (see "Mining Leases - Kwabeng and Pameng Projects")
and a prospecting licence for our Apapam Project (see "The Apapam Project").

         These three Projects have had very little exploration for lode source gold deposits; however, there has been detailed exploration for placer gold deposits. The Kwabeng, Pameng and Apapam Projects contain historical proven reserves estimated at 216,800 ounces of gold in accordance with a feasibility study prepared in 1994 by a third party consulting firm retained by the former operators of the project. The proven reserves of 216,800 ounces were confirmed in an evaluation prepared by John Rae, P. Geo. in March 2006. In addition to the historical stated proven reserves, there is potential to add to the placer gold proven reserves with further exploration.

         The placer gold deposit currently located at our Kwabeng concession was mined by the former owner in the early 1990's for 15 months and produced approximately 16,800 ounces of gold before operations were ceased due to mining difficulties as noted hereunder. The placer gold is contained in a gravel deposit distributed across the floor of the river valleys west of the Atewa
Range. which can easily be excavated.

         In addition to the two mining leases, XG Mining owns the the Wash Plant and a functional living compound for mining employees (the "FIELD CAMP") which is also comprised of offices and facilities for stores, engineering and exploration activities. The Wash Plant and the Field Camp are located on property included in our Kwabeng concession, close to the town of Kwabeng.

                                       36

         We have engaged experienced mining personnel with respect to our gold mining effort including a Project Manager to oversee all mining operations at our Kwabeng and Pameng Projects. We currently have approximately 70 mining personnel. We have further engaged a Mine Manager who supervises all personnel at our Plant, Field Camp and gold processing room ("GOLD ROOM") and a Management
Geologist who supervises the exploration and planning of daily mining activities of our personnel in our Mining Department.

         In early 1990's, the former mining lessee invested approximately
$24,000,000 to open and operate a mine at the Kwabeng concession. The mining operation lasted for 15 months and 16,800 ounces of gold was produced before the mine was shut down.

         The preceding mining effort failed as the former operator was unable to achieve anticipated throughput due to the design and construction deficiencies of the processing plant. Significant operational costs to sustain high throughputs, a poor gold price, lack of funds to continue mining operations and the lack of available qualified placer gold consultants, engineers and operators which led to the engagement of expensive foreign personnel also contributed to the failure of the previous mining effort.

         We are able to address the foregoing past failings as we have: (i)
redesigned the processing plant to accommodate a higher capacity of throughput;
(ii) engaged experienced Ghanaian engineers, geological consultants and accounting personnel; (iii) cash available to sustain our current mining effort for approximately five to six months; and (iv) a plan to generate revenues from our current mining effort in order to meet operational costs through the course of our mine plan. Also, the current gold price (approximately $600 per ounce) is significantly greater compared to the gold price during the previous mining effort (approximately $300 per ounce). On the basis of our planned annual production of approximately 20,000 ounces, we anticipate that our mine plan could continue for at least 10 years, however, this will depend upon numerous factors including the grade and commercial recoverability of the ore processed and the selling gold price at the relevant time.

FLOATING GOLD ORE WASHING AND PROCESSING PLANT

         The Wash Plant was custom manufactured for the placer gold ores located on the Kwabeng and Pameng concessions by IHC of the Netherlands and shipped to
Ghana in disassembled modules in the early 1990's while the Kwabeng mining lease was held by the former owner, Goldenrae Mining Company Limited. The Wash Plant is made up of two major functional components: (i) a series of modular pontoons which are assembled on-site to make up the floating barge portion of the Wash
Plant; and (ii) the gold ore processing and recovery equipment, power generation equipment are installed, which is comprised of vibrating grizzly feeder, scrubber, vibrating screen, a three stage IHC radial jig gold recovery unit and provisions for the disposal of the barren processed gravels back into the mining pit. The rated production capacity of the Wash Plant is approximately 150 cubic meters of ore gravels per hour and we anticipate that it will be operated continuously by the staff to be hired at the commencement of full scale production at our Kwabeng concession. The Wash Plant is currently being operated on a one 10 hour shift per day for six days of the week. The Wash Plant, and our
Field Camp thereto, is currently operated by generators since the area of our concession is not yet connected to any electrical power generation facility. In light of the current government imposed power shedding (outages), our company has decided to postpone connection of the Field Camp to the national power grid and will continue to rely on its own generator systems. Currently, a new vibrating screen deck and water supply pump have been installed and the Wash
Plant is fully operational.

                                       37

BULK TEST

         We are currently conducting the Bulk Test for eight to 12 months which is a large scale or bulk sampling operation of approximately 230,000 cubic meters of placer gold material that is being processed through our Wash Plant located at our Kwabeng Project in order to assist us in determining the best way and most profitable manner in which to mine the entire deposit (reserve). We are currently collecting, processing, analyzing and selling the gold being recovered from the Bulk Test. We obtained the necessary approvals and permits from the
Ghanaian government authorities prior to commencing the Bulk Test.

MINING LEASES - KWABENG AND PAMENG PROJECTS

         Our subsidiary, XG Mining, which is owned by us as to a 90% interest, entered into two individual mining leases on July 26, 1989 with The Government of the Republic of Ghana (the "GOVERNMENT OF GHANA"), who holds a 10% interest in XG Mining, covering an area of 44.76 sq km with respect to the Kwabeng concession and 40.51 sq km with respect to the Pameng concession (collectively, the "LEASE AREA"), located in the East Akim District of the Eastern Region of the Republic of Ghana. These mining leases have a 30 year term expiring on July
26, 2019. We have been granted surface and mining rights by the Government of
Ghana; and (ii) committed to pay a royalty in each quarter through the
Commissioner of Internal Revenue based on the production for that quarter within
30 days from the quarter end as well as a royalty on all timber felled in accordance with existing legislation. Under the terms and conditions of each mining lease, we are required to furnish (i) a report in each quarter not later than 30 days after the quarter end to the Government Authorities in connection with quantities of gold won in that quarter, quantities sold, revenue received and royalties payable; (ii) a report half-yearly not later than 60 days after the financial year end to the Government Authorities summarizing the results of operations during the half year and records containing a description for the proposed operations for the following year with an estimate of the production and revenue to be obtained; (iii) a report not later than three months after the expiration or termination of the mining lease, to the Government Authorities, giving an account of the geology of the lease area including the stratigraphic and structural conditions and a geological map on scale prescribed in the Mining
Regulations; (iv) a report to the Government Authorities of any proposed alteration to its regulations and a report of the particulars of any proposed transfer of any share of its capital stock representing 1% of more of the total number of issued and outstanding shares; (v) a report to the Government
Authorities on the particulars of any fresh share issuance or borrowings in excess of an amount equal to the stated capital of XG Mining; and (vi) having regard to items (iv) and (v), these reports shall be submitted not less than 60 days in advance of the proposed alteration, transfer, issue or borrowing; (vii)
a copy of each of its annual financial reports including a balance sheet, profit and loss account and notes thereto certified by a recognized accountant not later than 180 days after the financial year end; (viii) such other reports and information in connection with our operations to Government Authorities as be reasonably required. We are entitled to surrender all or any part of our interest in the lease area upon providing proper notice to the Government of
Ghana. We have the right to terminate our interest in each mining lease if the subject mine can no longer be economically worked, by giving not less than nine months' notice to the Government Authorities, without prejudice to any obligation or liability incurred prior to such termination. The Government of
Ghana has the right to terminate our interest in the mining lease if (i) we fail

                                       38

to make payments when due; (ii) contravene or fail to comply with terms and conditions of mining lease (however, we have three months to remedy from the notice of such event); (iii) become insolvent or commit an act of bankruptcy; or
(iv) submit false statements to the Government Authorities.

         The mining leases further provide that XG Mining shall report forthwith to the Minister, the Chief Inspector of Mines, the Director of Geological Survey
and the Chief Executive of the Minerals Commission in the event it discovers any other minerals in the lease area, who in turn will provide XG Mining with the first option to prospect further and to work the said minerals subject to satisfactory arrangements between made between XG Mining and the relevant government authorities.

MINING, PROCESSING AND RECLAMATION AT OUR KWABENG AND PAMENG PROJECTS

INTRODUCTION TO PLACER GOLD MINING

         Placer gold mining is the mining and processing of gold deposits that are generally formed by the weathering of lode gold deposits and the transportation of the resulting weathered materials over relatively short geological time periods into a stream or river system where the gold is generally sorted by the action of water to the bottom of the gravel and sand beds of the river or stream system. During the course of this depositional and sorting process the gravel and sand beds may be re-worked continuously by the movement of the river or stream within its channel or valley. The gravel and sand beds may also be covered over by other non-gold bearing materials such as wind blown clays or silts and the action of floods causing further deposition of materials. Normally, and as is the case at the Kwabeng and Pameng Projects, the greatest concentration of gold particles are found in the gravels and sands at the very bottom of the floodplain of the river or stream which lie directly on top of the bed rock underlying the floodplain.

         An exploration program was carried out by the previous owners to identify the layers of gravels that contained gold particles by the systematic digging of pits though the layers of material in the floodplains of the various streams located on the concessions and processing the materials with simple gravity gold recovery devices to determine the gold content of the gravel layers and to estimate the volume of the gravels present on the properties.

         These gold bearing gravel and sand deposits have traditionally been mined through the centuries using hand digging and gold panning methods and lately by the use of heavy earthmoving machinery such as bulldozers, hydraulic excavators and haul trucks, where the materials that are barren of gold are removed and the gold bearing gravels and sands are extracted and processed to recover the gold particles. In some cases these deposits have also been mined and processed with the use of bucket ladder dredges which are self contained digging and processing barges that float on the rivers and scoop out the gravels and sands to be processed on board the dredge and recover the gold. The gold recovery process in each case is still the same, whereby having washed and scrubbed the gravels and sands free of any sticky lumps of clay and silt and having screened and sieved the gravels to a processable size fraction, the force of gravity is used in devices that exploit the difference in the specific gravity of the gold particles and the gravel and sand particles. No chemical substances are used in the recovery of the gold from the ore since the particles of gold in a normal placer deposit are of large enough size to be amenable to gravity recovery alone, which is not the case for many lode or hard rock deposits.

                                       39

         It is these gravel layers, which make up the historical proven reserves located within the floodplains of the various streams (i) on the Kwabeng
Project, where our company is currently extracting, processing and selling the gold to generate revenue and profit; and (b) on the Pameng Concession where we plan to mine, process and extract the gold for eventual sale and the generation of revenue and profit.

MINING PROGRAM

INTRODUCTION

         Our company's plan calls for the mining of the reserves at our Kwabeng and Pameng Projects by the shallow open pit method with the use of heavy earthmoving machinery which will include bulldozers, hydraulic excavators, wheel loaders, haul trucks and motor graders. We have not yet determined whether the mining fleet of equipment will be acquired, owned and operated by us or whether we will make use of one of the many mining contractors in Ghana to carry out the mining, ore hauling and reclamation activities required to extract the reserves on a profitable basis.

Procedural Steps Currently in Progress under the Bulk Test

- overburden is being removed, ore is being extracted and hauled to our Wash
Plant

- gold bearing gravel or ore is currently being loaded into the Wash Plant and is being scrubbed, screened and prepared for further processing

- gold concentrate is being recovered from our Wash Plant and being transported to the Gold Room located at our Field Camp for further concentration and cleaning process whereby the gold concentrate will be cleaned of remaining ore particles and can then be dried, weighed, recorded and stored in our company's safe

- clean gold particles are being fired in our gold smelting furnace and the liquid gold is being poured into moulds and allowed to cool to form dore gold bars with a current gold content of approximately 93%.

- 528.278 fine ounces of gold have been produced through our Wash Plant as of
March 19, 2007 of which 296.62 fine ounces of gold have been sold for cash proceeds of $190,715.25 to Precious Minerals Marketing Co. Ltd ., a private corporation located in Accra, Ghana.

Procedural Steps to be Completed in the Future

We plan to:

- continue to fire the clean gold particles in our gold smelting furnace and the liquid gold will be poured into moulds and allowed to cool to form dore gold bars with an anticipated gold content of approximately 93%.

- continue to produce gold for sale. At such time that we export our gold for sale, this process will be carried out under the supervision of a Ghana Customs
Officer who will record the details of the gold bar and seal the bars in containers and provide the Customs documentation for the export of the gold bars to a specialized refinery.

                                       40

- obtain permission from the Water Commission to abstract water for our processing on our Plant, when the need to do so is required.

- engage the services of the Government's Land Valuation Board to enumerate the various farms and crops and assess the compensation to be paid to the farmers who lose crops to any industrial enterprise. This enumeration process continues throughout the life of the project as further blocks of reserves are prepared for the mining phase.

- remove the vegetation from the ore reserve block.

- to construct haul roads within the floodplain and the terraces that flank the floodplain.

- carry out the following reclamation program and re-contouring and re-planting procedures:

         The reclamation process is an integral part of the ore extraction and haulage process, with almost all of the material extracted being re-emplaced in the floodplain. Once the mining pit has advanced downstream a suitable distance and the Wash Plant has been floated in its trench closer to the active mining pit, the areas of the floodplain that have been essentially left behind and refilled with the overburden and tailing from the Wash Plant, including the Wash
Plant trench, are then re-contoured using a bulldozer and motor grader. A new stream channel is re-emplaced in the mined out and re-contoured block and the stream re-introduced into it. The topsoil that was previously stockpiled is then spread back over the re-contoured area. Our company then plans to assist the natural re-vegetation process, by replanting indigenous tree species seedlings that we anticipate will be grown in our company's seedling nurseries. We intend that various nitrogen fixing species of plants and rapid growing grasses will also be planted to consolidate the newly spread topsoil. This process is our anticipated cost reclamation plan ("RECLAMATION PLAN") It is usual for the EPA to require that a company monitor the reclamation process for a period of three years upon the conclusion of the reclamation.

         The cost estimate for reclamation of disturbed areas depends basically on one or more of the following factors:

         o  nature of deposit and degree of disturbance;

         o  handling of mined material; and

         o  end use of reclaimed land.

The proposed reclamation estimates will be arrived at after further consultation with the EPA. Negotiations are based on other projects, site visits to reclaimed lands and review of related literature. The estimated cost for reclamation is
$1,365,440 for the various activities which include backfilling, leveling, contouring and re-vegetation take into consideration:

         o  labor costs;

         o  cost of seedlings;

         o  equipment costs; and

         o  fuel costs.

                                       41

We anticipate that we will finance the rehabilitation and closure of our mining operation at our Kwabeng Project from revenues from this Project as well as from cash flow. Our company is required, for reclamation bonding, to provide an annual detailed cash flow analysis to the EPA. The reclamation bond will be negotiated with EPA based on the above and we anticipate that it will be posted with an insurance company, bank or a bonding house once the amount has been determined at which time XG Mining will then arrange the bond. Together with the bond, the EPA requires our cash payment, based upon a negotiated percentage of the bond, as soon as the reclamation costs have been agreed to. Sixty days thereafter, posting of the bond must be in place.

         We intend that the reclamation of the settling impoundments will also take place as each of them become full of solids and past their useful life. The impoundments are constructed with earth dams on the terraces immediately adjacent to the floodplain, to form large ponds approximately 3 meters deep.
Once full of solids these de-commission impoundments will be allowed to dry and we plan that each will be contoured over using a bulldozer and hydraulic excavator. We then plan to replant with tree seedlings, grasses and nitrogen fixing species of plants to assist the natural re-vegetation process.

- identify and engage purchasers for any gold that we intend to produce

- enter into a number of agreements for the sale of our gold including a refining and sales agreement (with an internationally recognized gold refining company), a foreign exchange retention agreement (with the Government of Ghana and a trustee bank) and a stability agreement (with the Government of Ghana)

         In accordance with the Mining Act: (a) the Government of Ghana shall be entitled to a 10% interest in all the rights and obligations of XG Miming for which no financial consideration is payable by the Government of Ghana and which interest shall be maintained and assured to be always equal to 10% of the total rights and obligations of XG Mining throughout the life of the project; (b) the
Government of Ghana reserves the right to acquire at any time, a further 20%
interest in XG Mining without prejudice to such further participation by the
Government of Ghana as may be agreed upon by XG Mining; (c) the 20% interest to be acquired by the Government of Ghana shall be paid for in US dollars or other currency to be specified by XG Mining at a price agreed upon by the parties or at the fair market value thereof at the time of the exercise of the option, or as may be determined by arbitration and in connection herewith the Government of
Ghana shall give XG Mining reasonable notice of its intention to exercise its option to purchase any part or all of the said 20% interest; (d) the Government of Ghana may nominate any agency or body as its agent to hold all or any part of its interest in XG Mining; (e) the regulations and other documents of XG Mining shall be amended to reflect any interest acquired or purchased by the Government of Ghana in XG Mining. For so long as XG Mining follows the procedure for marketing gold or other minerals produced by XG Mining as may be approved from time to time by the Bank of Ghana acting on the advice of the Minerals
Commission, the Government of Ghana may undertake in the Stability Agreement that it shall take no preemption action pursuant to its statutory pre-emption rights under the Mining Act.

We have identified and engaged purchasers for the gold that we have produced to date and plan to identify and engage purchasers for any future gold that we intend to produce for sale.

                                       42

ANCILLARY OPERATIONS

KWABENG FIELD CAMP

         Our company already possesses a fully operational and well maintained
Field Camp comprised of office, administration accommodation and workshop facilities located on the Kwabeng concession and is accessible by paved road located approximately 2 hours drive from the capital city of Accra. Our Field
Camp is the base of operations for our Kwabeng and Pameng Projects. The Field
Camp is within cell phone coverage and can be supplied with electricity from the national grid, which lines run along the road accessing the Field Camp. We anticipate that all of our senior staff will be accommodated in the Field Camp with the junior staff finding accommodation in the surrounding towns and villages.

FUEL AND SPARE PARTS SUPPLY

         We plan to deliver fuel from Accra by tanker and plan to discharge the fuel into and store the fuel in the fuel tank facility located within the Field
Camp. We plan to purchase spare parts for all of our equipment either locally or from suppliers overseas and store such parts in the secure spare parts warehouse located at the Field Camp.

DEPARTMENTAL WORKSPACE

         We anticipate, for the most part, hiring our company's engineering staff locally due to the abundance of highly skilled mining professionals in
Ghana. There is adequate office space at the Field Camp for our anticipated mine planning and engineering, geology, surveying, environmental, processing, equipment maintenance and other departments.

EQUIPMENT MAINTENANCE

         Depending upon whether we elect to own and operate our own earthmoving equipment fleet or not, then the maintenance of that fleet will be carried out in the workshops located within the Field Camp. At the time when we make our decision to own and operate an earth moving equipment fleet, we plan for some re-tooling and re-equipping of our workshops to suit the equipment that we anticipate being utilized for our mining operations. If our company decides to make use of a mining contractor to carry out the earth moving at our Kwabeng and
Pameng Projects, then we anticipate leasing the workshops to the contractor as part of the contract.

         Capital Expenditures

         To commence full scale production at the Kwabeng and Pameng Projects, with a view to generating revenues, we anticipate capital requirements of approximately a maximum of $6,000,000 as set out below:

                                       43

         Mining Equipment (1) ............. $ 3,025,000
         Service Equipment ................ $   900,000
         Wash Plant ....................... $   900,000
         Site Administration .............. $   100,000
         Environmental and Permitting ..... $    75,000
         Working Capital .................. $ 1,000,000
                                            -----------
         TOTAL CAPITAL EXPENDITURES         $ 6,000,000
                                            ===========

(1)      This capital cost contemplates the purchase of mining equipment, which includes bull dozers, excavators, dump trucks, a front end loader and motor grader, and will be reduced by $3,000,000 in the event that we decide to lease such equipment through third parties.

         XG Mining has commenced rehabilitating the Field Camp which includes installation of a communication system for Internet access, electronic mail, telephone and facsimile service and minor construction repairs.

         We anticipate that our full scale mining operation will commence at our
Kwabeng Project before the end of 2007.

THE BANSO AND MUOSO PROJECT

         Our Banso and Muoso Project consists of two concessions totaling 107.32 sq km. We hold one prospecting licence, as more particularly described hereunder, for the Banso and Muoso concessions which is situated in the Eastern
Region of Ghana approximately 80 kilometers north of Accra. These concessions lie in the Kibi-Winneba Gold Belt on the western flanks of the prominent Atewa
Range, which is underlain by Birimian greenstone, phyllites, meta-tuffs, epi-diorite, meta-greywacke and chert. The valleys, over which the concessions are located, are underlain by thick sequences of Birimian metasediments. The north-western end of the Atewa Range is the type-locality for the Birimian metasediments and metavolcanics.

         Access to this Project is noted below under the sections entitled
"Banso Concession" and "Muoso Concession".

         This area is one of the oldest placer gold mining areas of Ghana, dating back many centuries. Historical exploration and mining has mainly focused on placer gold. Prior to our acquisition of the Banso and Muoso concessions, to the best of our knowledge and based on mining records in Ghana, there has never been a detailed documented bedrock exploration program conducted on these concessions.

         Our Banso and Muoso Project represents a "grassroots" or "greenfields"
mineral exploration project. This Project is at an early stage of evaluation and no mineralized material or reserve estimates have been made. The present exploration activities on these concessions, including grid establishment, soil sampling, prospecting/geological mapping, pitting/trenching and geophysics, are aimed at identifying lode gold (hardrock) mineral occurrences to be further evaluation through drilling. We have completed preliminary lode gold exploration programs at our Banso and Muoso Project and are awaiting results.

                                       44

         BANSO AND MUOSO PROSPECTING LICENCE

         Our wholly-owned subsidiary, XGEL entered into a prospecting licence with The Government of the Republic of Ghana (the "GOVERNMENT OF GHANA") on
September 24, 2001 covering a licensed area of 107.32 sq km (the " BANSO AND
MUOSO LICENSED AREA"). This prospecting licence has a current term expiring on
March 1, 2007 at which time, in order to obtain a further renewal of the licence, we plan to submit (i) a comprehensive terminal report including logs of pits and assay results; (ii) a detailed financial report; (iii) a site plan indicating the areas to be retained and those to be shed off; (iv) evidence of annual ground rent payments; and (v) an environmental permit from the EPA. We have been granted the right and licence by the Government of Ghana to conduct geological and geophysical investigations in the licensed area to determine adequate quantity of geologically proven and mineable reserve of gold and diamonds (directly or through agents, contractors or sub-contractors). The terms and conditions of the prospecting licence include, among other things, our requirement to (i) conduct a preliminary pitting program (Phase I); (ii) conduct a reserve definition program (Phase II); and (iii) prepare an engineering/feasibility report (Phase III); (iv) provide an annual report in prescribed form within 60 days after each calendar year to various mining regulatory bodies and government authorities (collectively, the "AUTHORITIES").
We have the right to (i) assign or mortgage our interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender our interest in the prospecting licence; and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with applicable mining laws of Ghana. The Government of Ghana has the right to terminate the prospecting licence in the event we (i) fail to make payments when due; (ii) contravene or fail to comply with terms and conditions of the prospecting licence; (iii) become insolvent or commit an act of bankruptcy; or (iv) submit false statements to the Government of Ghana. In any of the foregoing events, we have 21 days in which to remedy any of these occurrences. If upon expiration of prospecting licence, we have fulfilled our obligations and have established to the Government of Ghana that development of a mine from ore reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant us with first option to (i) acquire a lease for purposes of mining in the licensed area of the Banso and Muoso Project; and (ii) participate in mining project in licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such licence and participation.

         REGIONAL EXPLORATION PROGRAM

         On July 4, 2004, we commenced the first exploration stage on these concessions with fieldwork ending on August 23, 2004. We contracted with CME to conduct the exploration program. Fieldwork included stream sediment sampling, line cutting, GPS surveying of the grid and soil sampling. Acquisition and interpretation of airborne geophysical data and satellite imagery was also undertaken.

         RESULTS

         Results from the first phase of exploration were very encouraging with evidence of a bedrock gold source within both the Banso and Muoso concessions.
Silt sampling indicated significant gold values, with soil sampling showing several significant anomalous zones. The anomalous zones appear to correlate with an interpreted contact between the Birimian volcanoclastics and metasediments.

                                       45

         FURTHER EXPLORATION WORK

         On April 27, 2005, we further contracted with CME to conduct a second stage exploration program at our Banso and Muoso Project located at the Banso and Muoso concessions. The work program included detailed grid establishment and soil sampling, ground magnetometer surveying, updating the geodatabase and recommendations for future work. The purpose of this program was to determine areas of gold mineralization at the Banso and Muoso concessions that can be followed up with induced polarization surveys, trenching and diamond drilling.

         RESULTS

         Grid Establishment

         Grid placement was based on the results from the 2004 regional work program. Four grids were established in the areas of primary interest, one on the Muoso concession and three on the Banso concession. The grids on the latter concession are referred to as Area 1, Area 2 and Area 3.

         Soil Sampling

         Soil sampling was undertaken along all grid lines established during this work program. From the 6,961 established stations, 177 locations were not sampled due to possible contamination from villages, streams and/or swamps.

         A total of 6,516 samples were submitted for gold and 6,066 samples for arsenic analyses. A breakdown of the gold results per property area includes:

         o        Muoso Grid .........................        3,318

         o        Banso Area 1 Grid ..................        1,560

         o        Banso Area 2 Grid ..................          696

         o        Banso Area 3 Grid ..................          942

         Results

         A total of 17 samples reported gold values over 1,000 ppb Au, ranging from 1,066 to 171,000 ppb Au, including 4 samples over 10,000 ppb Au.

         ACCESS AND LOCATION: MUOSO CONCESSION

         Access to the Muoso Concession is gained by driving northwest approximately 80 km from Accra on the paved Accra-Kumasi Trunk Road. This highway passes through the easternmost portion of the Muoso concession and shares a common boundary with the Kwabeng Concession. From the town of Osino, one would drive northwest approximately 5 km to the town of Anyinam, from which an all weather direct road heads south through the centre of the Muoso
Concession and onto the Banso Concession, approximately 15 km south of the
Accra-Kumasi Trunk Road. The town of Muoso is approximately 10 km from Anyinam.

                                       46

A number of dirt roads, trails and footpaths offer additional access to this concession. Our Project is located approximately 10 km south-southeast from our
Field Camp.

         At the southwest boundary of the concession several anomalies appear, the largest of which measures 350 meters in length and up to 300 meters in width. Values up to 17,740 ppb Au occur on L71+00E at station 139+50N.
Immediately below this is an easterly trending anomaly having a length of about
300 meters and a width of about 75 meters with values up to 19,600 ppb Au on
L71+00E at station 136+75N. Further south are two smaller but significant anomalies with maximum gold-in-soil values of 1,400 and 154 ppb Au.

         ACCESS AND LOCATION: BANSO CONCESSION

         Access to the Banso Concession is gained by driving northwest approximately 136 km from Accra on the paved Accra-Kumasi Trunk Road. Our
Project is located approximately 11 km south-southwest from our Field Camp.

         INTERPRETATION AND CONCLUSIONS

         Soil sample geochemistry has been completed over selected portions of the anomalous zones indicated by the 2004 regional sampling program. Work during the 2005 program suggests the presence of a bedrock source within both the Muoso and Banso concessions.

         At Muoso the most significant anomalies occur along the inferred location of the northeast-southwest trending dolerite dyke. Secondary anomalies occur to the east of this dyke and are oriented sub-parallel to the strike of the dyke. These may represent possible structural events (shears/faults) lying along geological contacts (planes of weakness). In the southwest portion of the grid, a possible north-south to northwest-southeast trending gold anomaly is coincident with inferred faulting in similar directions. In the southwestern area of the Muoso grid, two of the arsenic anomalies flank the sides of the north-south trending gold anomaly.

         At Banso, each of the three grids outlined two gold anomalies. The Area
I anomalies trend northwest-southeast and occur at the junction of cross cutting structures. Within Area 2 and 3, linear gold anomalies trend northeast-southwest, parallel to the regional geological trend. The western most gold anomaly in Area 3 flanks the margins of a strong magnetic high (possible intrusive). Arsenic anomalies at Banso typically occur on hill/ridge tops with the gold anomalies flanking the sides of the arsenic anomalies.

         Within Area 3, gold anomalies also appear to flank the edges of a magnetic high anomaly, possibly an intrusive body.

         The soil sampling program at Banso was successful in locating a number of gold-in-soil anomalies, the most significant of these is located about 400 meters NE of Abesim Township (i.e. Area 3). This anomalous zone has an average width of about 50 meters and a length of about 500 meters and follows the northeasterly regional geological trend. There are a few continuous gold-in-soil values outside this main anomalous zone including 414 ppb Au and 426 ppb Au between stations 113+00E and 113+25E on L16+00N. East of these values along the same line are two spot anomalies; 2,492 ppb Au (116+75E) and 354 ppb Au
(117+50E).

         RECOMMENDATIONS

         The following stage exploration program is recommended and consists of:

                                       47

         o  An estimated 200 kilometers of grid to be cut at Muoso and Banso.
            This will include the extension of selected existing lines and the establishment of new ones. In addition, soil sampling, geochemical analysis, GPS and ground magnetometer surveys will be conducted.

         o  A grid will be established within the eastern areas of the Muoso concession, and soil samples collected, to follow up on anomalous silt samples taken in the previous sample program.

         o  At Banso a grid will be cut within the northern portion to cover those areas that returned anomalous silt samples. Additional soil sampling is planned to confirm and further define the anomalous area.

         o  Auger sampling to depths of 2.5 meters will be conducted on both concessions testing sites that returned greater than 100 ppb gold in soils.

         o  Trenches are recommended at selected sites at both concessions to investigate gold-in-soil anomalies and the relationship the anomalies have to geology/structure. An estimated 300 meters of trenching, to 3.0 meter depth, is recommended.

         o  Approximately 50 line kilometers of surface IP surveying may be carried out on priority areas as identified in previous
            sampling/work programs.

         We entered into a Phase II exploration contract in September 2006 with
CME incorporating some of the above recommendations, including additional grid establishment, soil geochemical surveying, and prospecting on the Muoso concession; and a pitting/trenching program designed to test the geochemical signature at depth of the three primary gold-in-soil anomalies detected on the
Banso concession by the Phase I exploration program (i.e. Banso Area 1, 2, 3).
The work program for this Project was completed in December 2006 at a cost of approximately $200,000. The results of this program are not expected until April
2007.

         No ore reserves have been identified on the Banso and Muoso Project.

THE APAPAM PROJECT

         ACCESS AND LOCATION

         Our Apapam Project concession lies within the Kibi-Winneba area in the
Eastern Region of Ghana and is located on the eastern flank of the Atewa Range along the headwaters of the Birim River in the immediate vicinity of the district capital of Kibi, approximately 75 km NNW of the nation's capital city of Accra. Access to our Apapam Project is by driving northwest from Accra on the paved Accra-Kumasi Trunk Road which is the main national highway for approximately 90 km until the town of Kibi, marked by a road sign, is reached.
One would make a left hand turn at the Kibi sign and drive southwest for approximately 5 km to arrive at our Apapam concession. A tarred road emanating from the Accra-Kumasi Trunk Road approximately 15 km northeast of Kibi dissects the north-central and south-eastern portions of our concession, while the tarred road servicing the town of Apapam provides access to the concession's south-western extremity. Our Apapam Project is located approximately 20 km south-southeast from our Field Camp.

                                       48

         The Kibi-Winneba area is characterized by a narrow sequence of Birimian metavolcanics underlying most of the Atewa Range, which is covered by an extensive laterite/bauxite capping, and surrounded by a thick package of
Birimian metasediments dominating the flanks and the lower lying areas. Our
Apapam Project covers the Birimian volcanic-sediment contact which we believe represents a highly favorable environment for the hosting of lode gold deposits throughout Ghana.

         Very little systematic exploration work for bedrock gold deposits has been conducted in the Kibi area since the 1930s. Recent exploration activity in the district appears to be limited to an airborne geophysical survey flown by
Ashanti Goldfields and a regional lode-gold occurrence compilation undertaken by
Sikaman Gold Resources - BHP Minerals in the mid-1990s.

         PHASE I EXPLORATION PROGRAM

         A first phase exploration program was implemented by geological consultant CME on the Apapam concession from August 12 to September 23, 2006.
The Phase I exploration program undertaken in 2006 consisted of regional stream sediment sampling, followed by gridded soil sampling, rock sampling and detailed sampling of several adits located 400 metres northwest of Kibi. The work program for this Project was completed in September 2006 at a cost of approximately
$100,000. The results of this program are not expected until April 2007.

         PROSPECTING LICENCE - APAPAM PROJECT

         XG Mining entered into a prospecting licence with respect to our Apapam
Project with The Government of Ghana on March 29, 2004 covering a licensed area of 33.65 sq km (the "APAPAM LICENSED AREA")

         This prospecting licence had an initial two year term with renewal provisions. The current term has been renewed and expires on April 28, 2007 at which time we will be required to submit (i) a comprehensive terminal report including logs of pits and assay results; (ii) a detailed financial report;
(iii) a site plan indicating the areas to be retained and those to be shed off;
(iv) evidence of annual ground rent payments; and (v) an environmental permit from the EPA. We have been granted the right and licence by the Government of
Ghana to conduct geological and geophysical investigations in the licensed area to determine adequate quantity of geologically proven and mineable reserve of gold and diamonds (directly or through agents, contractors or sub-contractors).
The future planned work program at our Apapam Project includes, among other things, (i) conducting pitting/trenching programs; (ii) additional detailed soil sampling; (iii) bedrock mapping and sampling; (iv) possible IP surveys; (v)
drilling to be contingent upon exploration results. We are required to provide an annual report in prescribed form within 60 days after each calendar year to various mining regulatory bodies and government authorities (collectively, the
"AUTHORITIES"). We have the right to (i) assign or mortgage our interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender our interest in the prospecting licence; and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with the applicable mining laws of Ghana. The Government of Ghana has the right to terminate the prospecting licence in the event we (i) fail to make payments when due; (ii) contravene or fail to comply with terms and conditions of prospecting licence; (iii) become insolvent or commit an act of bankruptcy;
or (iv) submit false statements to the Government of Ghana. In any of the foregoing events, we have 21 days in which to remedy any of these occurrences.

                                       49

If upon expiration of prospecting licence, we have fulfilled our obligations and have established to the Government of Ghana that development of a mine from ore reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant us with first option to (i)
acquire a lease for purposes of mining in the licensed area of our Apapam
Project; and (ii) participate in mining project in licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such mining lease and participation.

THE EDUM BANSO PROJECT

         ACCESS AND LOCATION

         Our Edum Banso Project lies within the south Ashanti gold belt in the
Western Region of Ghana and is located approximately 235 kilometers west of
Accra and 15 kilometers northwest of Takoradi, the regional capital.

         Access to the Project is by asphalt road from Accra to Takoradi and by gravel road from Takoradi to Edum Banso through the town of Apowa. Internal access within the concession area is quite poor, however there are many foothpaths that interconnect the scattered settlements within this concession.
Our Edum Banso Project is located approximately 200 km southwest from our Field
Camp.

         OPTION AGREEMENT FOR PROSPECTING LICENCE

         Our wholly-owned subsidiary, XGEL entered into an option agreement dated October 17, 2005 (the "Adom Option Agreement") with Adom Mining Ltd.
("ADOM"), a 100% wholly registered Ghanaian company, who is the registered proprietor of a prospecting licence which Adom entered into with The Government of Ghana on May 8, 1991, covering a licensed area of 20.60 sq km (the "EDUM
BANSO LICENSED AREA"). This prospecting licence has a current term expiring on
July 21, 2008.

         Previously, Newmont Ghana Limited ("NEWMONT") had entered into an option agreement with Adom in connection with the Edum Banso Project, however abandoned their interest.

         Under the terms and conditions of the prospecting licence, Adom has the right to prospect for and prove gold under or in the licensed area including the right to conduct such geological and geophysical investigations in the licensed area in order to determine an adequate quantity of geologically proven and mineable reserve of gold (directly or through agents, contractors or sub-contractors). Under the prospecting licence, the holder has the right to (i)
assign or mortgage its interest in the prospecting licence, subject to obtaining the consent of the Government of Ghana who may impose certain conditions in connection therewith; (ii) surrender its interest in the prospecting licence;
and (iii) renew the term of the prospecting licence for a period of two years or such other renewal period may be granted in accordance with applicable mining laws of Ghana.

         The Government of Ghana has the right to terminate the prospecting licence in the event the holder of the prospecting licence (i) fails to make payments when due; (ii) contravenes or fails to comply with terms and conditions of prospecting licence; (iii) becomes insolvent or commits an act of bankruptcy;
or (iv) submits false statements to the Government of Ghana. In any of the foregoing events, the holder will have 21 days in which to remedy any of these occurrences. If upon expiration of prospecting licence, the holder has fulfilled its obligations and has established to the Government of Ghana that development

                                       50

of a mine from ore and reserves established within the licensed area is economical and financially feasible, the Government of Ghana shall grant the holder with first option to (i) acquire a licence for purposes of mining gold in the licensed area of the Edum Banso concession; and (ii) participate in mining project in licensed area, subject to negotiation with the Government of Ghana of satisfactory terms for such licence and participation.

         At the time of execution of the Adom Option Agreement, we paid Adom
$5,000 as consideration for entering into the agreement with us. We are required to pay Adom additional payments of $5,000 on the anniversary date of the Adom
Option Agreement for each year that we hold an interest in such agreement. The term of the Adom Option Agreement is for five years. There are no other termination rights available to Adom.

         We are required to make an additional payment of $200,000 to Adom at the time of commencement of the production of gold in or on the Edum Banso
Project; provided, however in the event less than two million ounces of proven and probable reserves are discovered in or on the Edum Banso Project, this payment shall be reduced to $100,000. Under the terms and conditions of the Adom
Option Agreement, Adom has granted XGEL the sole and exclusive right and option to acquire all of its right, title and interest in the prospecting licence, which option may be exercised by XGEL at any time during the term. Adom has further granted XGEL the exclusive right of free and unrestricted access to the
Edum Banso Project to explore, develop and, provided XGEL has exercised the option, to mine, extract, remove and sell any and all ores, minerals, concentrates or other products from the Edum Banso Project. Upon XGEL's written election to exercise the option, Adom shall forthwith transfer the prospecting licence to XGEL, subject only to a reserved royalty of 2% of the net smelter returns ("NSR") from all ores, minerals or other products mined and removed from the Edum Banso Project and sold by XGEL. In the event less than two million ounces of proven and probable reserves are discovered in or on the Adom Project, the reserved royalty shall be 1% of the NSR. Adom has granted XGEL the exclusive right and option, exercisable by XGEL at any time to purchase the entirety of the reserved royalty for the sum of $2,000,000. No payment of the actual NSR shall be credited toward the reserved royalty purchase price. In the event less than two million ounces of proven and probable reserves are discovered in or on the Edum Banso Project, the reserved royalty purchase price shall be $1,000,000.
Pursuant to the terms of an amending agreement entered into between the parties on October 19, 2006, XGEL has the right, without the prior consent of Adom, to assign or transfer its rights under the Option Agreement and the option to any affiliate or third party or to enter into a joint venture in connection therewith provided that any assignment, transfer or joint venture by XGEL shall be subject to agreement by the assignee, transferee or joint venture partner to be bound by the terms of this agreement.

         RESERVES

         There are no reserves reported on this Project.

         GEOLOGY

         The Edum Banso concession is underlain by basic to intermediate metavolcanic rocks, volcanoclastic rocks, greywackes and phyllites of the Upper
Birimian Formation. These rocks are intruded by Dixcove suite granites in the north, mainly composed of hornblende granites, granodiorites, and gabbros and diorites in the south. Similar intrusive granites in Ghana have been proven to host disseminated sulphide hosted gold mineralization. Two major thrust faults interpreted from aeromagnetic data run north by northeast through the project area.

                                       51

         HISTORIC WORK

         The only gold production on the concession was from local miners working the auriferous gravels and quartz veins as reported by J.W. Lunn in the
1930s. Amercosa (formerly AngloAmerican) reportedly worked on the project in the late 1990's, however the results from this work are not published. St. Jude
Resources, a Canadian public mining company, conducted geophysical surveys including magnetic and induced polarization surveys. The prospective structures identified in these surveys were followed up by geochemical surveys which included soil, trench and pit sampling.

         In 2003, Newmont conducted stream sediment surveying throughout the entire concession area. Results of the survey delineated one main anomalous gold zone that appears to coincide with a possible shear zone as inferred from the geophysics.

         In 2004, a soil sampling program was completed to follow up on the previously identified stream gold anomaly. 1,109 soil samples were collected along a north-south exploration grid. Several samples returned anomalous assays up to 600 ppb gold.

         TARGETS

         Stream sediment sampling by Newmont defined a broad anomalous gold zone approximately 7 km long by 1.5 km wide, roughly conforming to the regional geological trend. Follow-up soil and rock sampling further constrained this broadly anomalous area into two distinctive anomalies, while geophysical interpretation suggests they are coincident with the surface expression of two major North-South oriented thrust faults. The entire structure remains prospective but these two anomalies represent immediate targets for follow-up exploration.

         NO CURRENT EXPLORATION WORK; RECOMMENDED WORK PROGRAM

         A minimum work program for this Project would include infill soil sampling. Control would be provided by an exploration grid cut at 200 m line spacing and 50 m station intervals. 50 line-km of grid would be cut in order to cover the targets. It is also recommended that additional detailed geological and regolith mapping plus prospecting and rock sampling be carried out.
Contingent upon the results of the programs, a scout reverse-circulation drilling program (approximately 2,500 meters) may be required to test the best targets.

         The total cost for such a program would be approximately $155,000. To date, the company has made no decision on whether it will proceed with this work.

GHANAIAN LAW

         GENERAL

         Ghana is situated on the West Coast of Africa, approximately 600 kilometers north of the equator on the Gulf of Guinea. Accra, the capital city of Ghana, is located on the Prime Meridian. After a period as a British colony,
Ghana achieved independence in 1957 and it is now a republic with a democratically elected government and a national constitution promulgated in
1992 (the "CONSTITUTION"). Ghana has a population of approximately 20 million people. English is the official and commercial language. The total land area of the country is approximately 238,000 sq km and the topography is relatively flat. Ghana has a tropical climate with two rainy seasons and two dry seasons each year.

                                       52

         The legal and regulatory framework for mining in Ghana is set out in the Constitution and the Minerals and Mining Act, 2006 (Act 703) (the "MINING
ACT"). Within this legal framework, the Ghanaian State is the owner of all minerals occurring in their natural state within Ghana's land and sea territory, including its exclusive economic zones. All minerals in Ghana are vested in the
President, on behalf of and in trust for the people of Ghana. Thus, regardless of who owns the land upon or under which the mineral is situated, the exercise of any mineral right requires, by law, a licence to be granted by the Minister of Lands, Forestry and Mines (the "SECTOR MINISTER") who acts as an agent of the
State for the exercise of powers relating to minerals. The Sector Minister is also authorized to exercise, within defined limits, powers relating to transfer, amendment, renewal, cancellation and surrender of mineral rights. The powers conferred upon the Sector Minister must be exercised contingent upon the advice of the Minerals Commission, which has the authority under the Constitution to regulate and manage the utilization of the mineral resources and co-ordinate policies in relation to minerals. The law specifies the forms of the mineral rights that the Sector Minister is empowered to grant, the duration of the grant, the size of the concession, and eligibility criteria for the grantee, as well as the procedure for the application for the mineral rights. The law also sets out in broad terms the rights and obligations of the holder of the mineral right and the terms and conditions upon which each mineral right grant should be made. A mineral right grant is not transferable or tradable in any form except with the prior written consent of the Sector Minister.

         GHANAIAN OWNERSHIP AND SPECIAL RIGHTS

         Rights to explore and develop a mine are administered through the
Minerals Commission, a governmental organization designed to promote and control the development of Ghana's mineral wealth. Generally, a body corporate may apply to the Minerals Commission on prescribed forms for a renewable exclusive reconnaissance licence for a specifice mineral for one year or an exploration licence granting exclusive rights to explore for a particular mineral in a selected area for a period of up to three years. To be eligible for the grant of a licence, the applicant must show that it has the requisite financial and technical capability to carry out the mineral operations in respect of which the licence is applied for in accordance with a costed work programme. The applicant must also show how the proposed mineral operations would contribute to the employment and training of Ghanaians in the mining industry. When exploration has successfully delineated a mineable mineral reserve, an application is made to the Minerals Commission for conversion to a mining lease, granting a company the right to produce a specific product from the concession area for a period of normally 30 years. Production must begin within two years of the date of granting a mining lease.

         Under the mining law, the Government of Ghana holds a mandatory 10%
carried interest in all mining leases. The Government may also acquire such further interest in the mining operations as may be agreed with the holder of the mining lease. The Government of Ghana currently has a 10% carried interest in XG Mining and may acquire such interest as may be mutually agreed with the holder. The carried interest that the Government of Ghana holds in XG Mining entitles it to a pro rata share of future dividends (none have been declared to date), if any, from XG Mining once all capital is repaid, and the Government of
Ghana has no obligation to contribute development or operating expenses in respect of the carried interest. If the Government of Ghana wishes to exercise its option to acquire an additional interest, it must first give reasonable notice and pay a mutually agreed price. If there is no agreement, the purchase price would be the fair market value of such interest at such time as may be determined by arbitration conducted in accordance with the Mining Act.

                                       53

         The Government of Ghana could also acquire further interest in XG
Mining on terms mutually acceptable to the Government and XG Mining. To date, the Government has indicated no intention to obtain additional ownership in any of our Projects.

         The Government of Ghana is entitled to acquire a special or golden share in any mining or exploration company, including XG Mining or XGEL, at any time for no consideration or such consideration as the Government of Ghana and
XG Mining or XGEL might agree. The special share would constitute a separate class of shares with such rights as the Government of Ghana and XG Mining or
XGEL might agree. In the absence of such agreement, the special share would have the following rights:

         o  the special share would carry no voting rights, but the holder would be entitled to receive notice of and attend and speak at any general meeting of the members or any separate meeting of the holders of any class of shares;

         o  the special share could only be issued to, held by, or transferred to the Government or a person acting on behalf of the Government;

         o  the written consent of the holder of the special share would be required for all amendments to the organizational documents of the company, the voluntary winding-up or liquidation of the company or the disposal of any mining lease or the whole or any material part of the assets of the company; and

         o  the holder of the special share would be entitled to the payment of a nominal sum of 1,000 Ghanaian Cedis in a winding-up or liquidation of the company in priority to any payment to other members and could require the company to redeem the special share at any time for a nominal sum of 1,000 Cedis.

XG Mining and XGEL have not issued nor to date been requested to issue any such special share to the Government of Ghana.

         The Government of Ghana has a preemptive right to purchase all gold and other minerals produced by any mining company including XG Mining and XGEL. The purchase price would be such price as the Government of Ghana and the mining company might agree on, or the price established by any gold hedging arrangement between the mining company and any third party approved by the Government, or the publicly quoted market price prevailing for the minerals or products as delivered at the mine or plant where the right of preemption was exercised. The
Government of Ghana may enter into agreement with XG Mining to take no preemptive action pursuant to its right to purchase such gold or other minerals so long as the mining company sells gold in accordance with certain procedures for selling gold approved by the Bank of Ghana and set out in a Foreign Exchange
Retention Account Agreement (the "FOREX AGREEMENT").

GHANAIAN ROYALTY RIGHTS

         Under the laws of Ghana, a holder of a mining lease is required to pay quarterly a royalty of not less than 3% per annum and not more than 6% per annum of the total revenues earned from the lease area. The Government of Ghana determines the royalty percentage each year based on the ratio that the operating margin bears to the value of gold produced from a mining lease in that year. Based on the applicable Mineral Royalty Regulations of 1987 as amended by the Mining Act, the royalty is 3% when the operating ratio is 30% or less, and the royalty increases 0.225% for each 1% increase in operating ratio until the royalty reaches a maximum of 6%.

                                       54

GOVERNMENT REGULATION

         Except as referred to elsewhere in this Prospectus, there are no other
U.S., Ghanaian, Canadian or other government regulations that are material to our company.

EMPLOYEES

         Our company has no salaried employees. Our President and Chief
Operating Officer devotes approximately 90% of his time to our company. Our
Vice-President, Finance will devote approximately 80% of his time to our company until approximately September 2007, and thereafter will devote approximately 50%
of his time to our company. Our Vice-President, Exploration devotes approximately 50% of his time in consulting services to our company. We further engage the consulting services of our Vice-President, Ghana Operations for our
Ghanaian subsidiaries who devotes approximately 60% of his time to our company.
We also engage our Secretary and Treasurer with respect to corporate, accounting and administrative services. She devotes approximately 90% of her time in consulting services to our company.

REAL PROPERTY AND FACILITIES

         We do not own any real property. All of our mining activities are currently conducted at project sites located in Ghana. Mining leases or prospecting licences to which we are a party, granting us the right to operate at our Kwabeng and Pameng, Apapam, Banso and Muoso and Edum Banso Projects, are
described elsewhere in this Prospectus. Our administrative activities are currently conducted from our corporate head office, which we lease on a month to month basis, located at 6 Kersdale Avenue, Toronto, Ontario, Canada, MCM 1C8,
which space is provided by our Treasurer and director. We pay rent of CAD$500
(US$443) per month. Our technical activities are currently conducted from our technical office located at House No. 15, Ade-Coker Road, East Legon, Accra,
Ghana which we lease on an annual basis and pay rent of $1,000 per month. We also maintain a technical office located at 430 Westmount Avenue, Unit F,
Sudbury, Ontario, Canada, P3A 5Z8, where our VPE and his staff conduct business and pay rent of CAD$500 (US$443) per month.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor are we aware of any legal proceedings being contemplated against us by any governmental authority. We are not aware of any legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

         A former consultant of our Ghanaian subsidiaries, XG Mining and XGEL, has brought an action for damages in the High Court of Ghana against our two subsidiaries with respect to an alleged wrongful termination of appointment. He is claiming for an amount of $172,000. We have been advised by our Ghanaian counsel that the court action is both frivolous and vexatious and has no merit.
We are vigorously defending against the claims and have filed statements of defense on behalf of our two subsidiaries. The trial of this suit commenced on
November 2, 2006 and has since been delayed as plaintiff is currently seeking replacement counsel as his former counsel withdrew his representation of the
Plaintiff on November 17, 2006. As of March 23, 2007, it is premature to comment on the outcome of the trial or whether we will be able to reach an amicable settlement with the plaintiff during the trial process.

                                       55

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table includes the names, positions held and ages of our executive officers and directors.

NAME                      AGE                  POSITION
----                      ---                  --------

James Werth Longshore      40    President, Chief Operating Officer and Director
Richard W. Grayston        62    Chairman and Director
Peter Minuk                42    Vice-President, Finance and Director
Yves Pierre Clement        42    Vice-President, Exploration
Alhaji Nantogma Abudulai   64    Vice-President, Ghana Operations
Rebecca Kiomi Mori         56    Secretary, Treasurer and Director
Robert H. Montgomery       45    Director

         JAMES WERTH LONGSHORE, BA, Economics

         President (Principal Executive Officer), Chief Operating Officer,
Principal Financial Officer and Director

         Mr. Longshore is one of the founders of our company and was appointed as President and Chief Operating Officer in March 2007 and a director in
November 2006. Mr. Longshore has been a director of our Ghanaian subsidiaries,
XGEL and XOG Ghana, since April 2006 and XG Mining, since June 2006 and an officer and director of Xtra Energy since March 2007. Mr. Longshore has approximately 16 years of business experience. Since 1995 to the present, Mr.
Longshore has been President of Brokton International Ltd. ("BROKTON"), a Turks
& Caicos Islands, British West Indies based private investment company focused on investing in natural resource companies. Since February 2004 until February
2006, Mr. Longshore has provided financial advisory consulting services to our company through his corporation, Brokton . From 1990 to 1995, he was a salesman for UNUM Insurance Company selling in both the United States and Canada.

         In August 2002, Mr. Longshore, formerly known as James Pincock, entered into a settlement agreement and order with the Ontario Securities Commission
(the "OSC"). Pursuant to a settlement agreement reached between the OSC and Mr.
Longshore, he voluntarily agreed to abide by the order which included, among other things, that he cease trading in securities for five years from the date of the order (until August 27, 2007), with the exception that after three years he can trade in securities beneficially owned by him in his personal accounts in his name, and that he be prohibited from becoming or acting as an officer or director of any issuer in Ontario or an officer or director of any issuer which has an interest directly or indirectly in any registrant, for a period of five years. Mr. Longshore paid the OSC CAD$20,000 (US$17,740) for cost incurred by the OSC and its Staff with respect to the proceeding. Mr. Longshore disclosed this matter to the company prior to his appointment as a director and advised that as he was a non-resident of Ontario at the relevant time, he had sought, relied and acted upon poor financial and legal advice of Ontario advisors and completed certain securities transactions which ultimately gave rise to the
Order.

                                       56

         MR. RICHARD W. GRAYSTON Chairman and Director

         Mr. Grayston was appointed as Chairman and a director of our company in
March 2007. Since 1985, Mr. Grayston has been a self-employed business consultant with more than 22 years of experience in financial and economic consulting and public company management including preparation of valuations, feasibility studies, capital budgeting, financial reorganizations, profit improvement studies and business plans and going public and business brokerage during which time he has provided his consulting services to oil and gas, mineral exploration, technology, manufacturing, retail and wholesale consumer businesses. Since January 1991, Mr. Grayston has been a director of New Cantech
Ventures Inc., an oil and gas and mineral exploration (diamonds and gold)
company listed on the TSXV. From April 1980 to September 1985, Mr. Grayston
served as the Executive Vice President, Secretary and a director of Brent
Resources Group Ltd., a TSXV and NASDAQ listed junior oil company with operations in Canada, the U.S.A. and Australia. Mr. Grayston received a Ph.D. in
Business Administration - Finance and Economics from the University of Chicago in 1971, a MBA from the University of Chicago in 1969, a BA, in Commerce and
Business Administration from the University of British Columbia in 1966_and has been a certified general accountant since 1977.

         PETER MINUK
         Vice-President, Finance and Director

         Mr. Minuk was appointed as Vice-President, Finance and a director of our company in March 2007. Mr. Minuk has more than 20 years of experience in finance and investment as well as experience in project management, training and developing staff and client relationships. Prior to joining our company, from
1990 to 2006, Mr. Minuk was employed by BMO InvestorLine ("BMO") in connection with implementing project management protocols. During his employment with BMO,
Mr. Minuk was the Intranet Content Developer (2001 to 2006) where he was responsible for coding, authoring and researching information for posting on this company's intranet web site, the National Work Force Analyst (1998 to 2000)
where he was responsible for the implementation of a call center management scheduling program, the Emerging Technologies Officer (1996 to 1998) where he mapped out the core functionality of the initial internet trading site for BMO and the Trading Desk Supervisor (1993 to 1995) where he was responsible for the supervision of 30 traders and an Options Specialist (1990 to 1993) where he placed customer trades for stocks, bonds and options. Mr. Minuk received a
Masters Certificate in Project Management from the Schulich School of Business,
York University in 2005. He obtained his FCSI (Fellow of the Canadian Securities
Institute) in 1989 and completed the Business Administration program from
Southern Alberta Institute of Technology in 1985.

                                       57

         REBECCA KIOMI MORI
         Secretary and Treasurer and Director

         Ms. Mori was appointed Secretary and Treasurer of our company in
September 2005 and was further appointed as a director of our company in April
2006. Ms. Mori has approximately 25 years of legal experience. During the last
13 years, she has worked exclusively with both public and private mining companies and also at a Toronto, Ontario, Canada corporate securities law firm.
Prior to joining our company as Secretary and Treasurer, Ms. Mori was (i) the
Corporate Securities Legal Assistant for Roxy Resources Inc., a private Canadian mining company from December 2003 to May 2005, (ii) a consultant to our company from June 2005 to August 2005 for purposes of becoming Secretary and Treasurer, and (iv) responsible for the corporate operations including the maintenance of corporate records and regulatory reporting requirements for Valucap Investments
Inc. from July 1997 to June 2004 and Romarco Minerals Inc. from May 1997 to
March 2003.. Prior thereto, she was a corporate securities legal assistant and/or law clerk at numerous Toronto, Canada law firms. Ms. Mori has diverse legal experience with respect to securities, corporate, accounting, finance and litigation matters and is knowledgeable and experienced in Canadian and U.S.
securities matters.

         Ms. Mori devotes approximately 90% of her time in consulting services to our company. She provides 10% of her time to unrelated companies. She has entered into a management consulting agreement as well as a non-competition and non-disclosure agreement with our company.

         YVES PIERRE CLEMENT, P. Geo.
         Vice-President, Exploration

         Mr. Clement was appointed Vice-President, Exploration of our company in
May 2006. Mr. Clement has over 19 years experience in the generation, evaluation and development of a wide variety of mineral resources hosted by a broad spectrum of geological environments in Canada and South America. Prior to joining our company, Mr. Clement was senior project geologist for Lake Shore
Gold Corp. in the Timmins lode gold camp from August 2005 to April 2006 and was formerly exploration manager for Aurora Platinum Corp.'s Sudbury operations from
August 2000 to July 2005. Prior to joining Aurora, Mr. Clement was senior project geologist/exploration manager for Southwestern Resources Corp. where he was responsible for the generation of precious and base metal exploration opportunities in Peru and Chile. Mr. Clement's experience will allow us to further maximize the value of our existing portfolio of projects, as well as allowing us to expand our strategy of growth through strategic acquisitions.

         Mr. Clement devotes approximately 50% of his time in consulting services to our company. He provides 50% of his time to an unrelated company. He has entered into a management consulting agreement but has not entered into a non-competition and non-disclosure agreement with our company.

                                       58

         ALHAJI NANTOGMA ABUDULAI, BA
         Vice-President, Ghana Operations

         Mr. Abudulai was appointed as Vice-President, Ghana Operations of our company in April 2005. He is also the Secretary and the President, Community
Relations and a director of our Ghanaian subsidiaries. Mr. Abudulai has more than 12 years of business experience in the mining industry. Since 1994 to the present, he has been the managing director of CME (Ghana) Ltd. and a director of
CME (Nigeria) Ltd. where his responsibilities included protocol and coordination of government and local authority affairs in Ghana and overseeing logistical support. Mr. Abudulai is familiar and experienced with respect to obtaining mining permits, prospecting and reconnaissance licences and the government regulations relating thereto and is knowledgeable in connection with environmental and forestry issues, immigration and customs affairs. He is also the President of the Canadian Business Association in Ghana. Mr. Abudulai's
primary responsibilities with our company are the management of our Ghanaian subsidiaries and the continued improvement of community and government relations. His experience and background will assist us with respect to acquiring approvals, prospecting licences, mining leases and related permits and renewals from the relevant government authorities in order to advance our operations in Ghana, acting as our primary government liaison in connection therewith and will be involved in the hiring of skilled mining personnel and laborers for our mining operations.

         Mr. Abudulai devotes approximately 60% of his time in consulting services to our company. He provides 40% of his time to unrelated companies. He has entered into a management consulting agreement but has not entered into a non-competition and non-disclosure agreement with our company.

                                       59

         ROBERT H. MONTGOMERY, CA
         Director

         Mr. Montgomery was appointed as a director of our company in March
2007. Mr. Montgomery has more than 13 years of experience as a chartered accountant and auditor and since February 2004 to the present time, he has been a Sarbanes Oxley contractor to the Canadian Imperial Bank of Commerce (CIBC), from February 2004 to January 2005, the Bank of Montreal (BMO) from January to
September 2005 and a major Canadian investment dealer from September 2005 to
December 2006 where he was responsible for documentation and testing of key financial and non-financial controls for various lines of business and assisted in the preparation and transfer of Sarbanes Oxley audit files and supporting documentation from their project groups to internal and external auditors. Mr.
Montgomery assisted in the design of process narrative and control testing documents, planned and supervised the control testing program at a major
Canadian investment dealer and assisted in the remediation of control gaps and weaknesses identified during the testing process and as identified by its external auditors. At CIBC, Mr. Montgomery assisted in the update and maintenance a database identifying key accounts, linking them to controls procedures, testing and lines of business and assisted in the remediation of control gaps and weaknesses identified during the testing process. He was not employed during the periods December 2006 to March 2007 and August 2003 to
February 2004. Prior thereto, from January 2001 to August 2003, Mr. Montgomery was the Manager, Financial Operations of Ellis Entertainment Corporation,
Toronto where he was responsible for accounting and financial reporting. Mr.
Montgomery was a Senior Auditor and Auditor of the US/Canada Regional Audit
Group of Walt Disney Company in Toronto from 1998 to 2000 and 1996 to 1997 respectively where he conducted contractual compliance audits for the product licensing divisions throughout the U.S. and Canada assessing audit risk factors and developing methodologies to validate information supplied by licensees relating to royalty reporting and maintenance of quality controls for licensed products. Prior thereto, Mr. Montgomery was a Senior Staff Accountant - Audit
from 1994 to 1995 at Price Waterhouse LLP, Toronto, an audit and tax contractor from 1992 to 1994 and a Staff Accountant - Audit at Deloitte & Touche LLP,
Toronto from 1990 to 1992. He obtained his Chartered Accountant designation from the Institute of Chartered Accountants of Ontario in 1994 and a BA, Double Major
Economics and Geography from the University of Victoria, Victoria, British
Columbia in 1985.

         All of our executive officers and directors were awarded nonqualified stock options as disclosed elsewhere in this Prospectus.

SIGNIFICANT CONSULTANTS

         We engage the consulting services of all of our officers. We further engage the consulting services of our Manager, Lode Gode Exploration, Senior
Project Manager, Exploration and Project Manager, Operations with respect to our
Ghanaian subsidiaries and have entered into consulting agreements with each of them.

         We have engaged the consulting services of Stewart Winter, B.A.Sc.,
Mining Engineering, M.Sc. (App.), Geological Sciences, as our Manager, Lode Gold
Exploration. He acts as a special advisor to our Board. Mr. Winter has 49 years'
experience in the mining industry. He has been the President of Winterbourne
Explorations Ltd., a private geological consulting company since 1981 to the present and provides consulting services with respect to gold, silver, uranium, diamonds and base metals for companies with properties in Canada, South America and China. Mr. Winter was the Exploration Manager of Southwestern Gold
Corporation from 1996 to 1998.

                                       60

         One of our business strategies is to outsource other services as required by our company from time to time by engaging consultants on an as-needed basis or entering into special purpose contracts with a view to maintaining our overhead at a reasonable, affordable cost.

         There are no family relationships between any of our officers or directors. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

CORPORATE GOVERNANCE MATTERS

         COMMITTEES GENERALLY

         Our Board of Directors has not established any committees. In March
2007, we expanded our Board by appointing two independent directors, Mr. Richard
Grayston and Mr. Robert Montgomery, and we intend to establish audit and compensation committees within the near future.

         AUDIT COMMITTEE

         Our Board has not yet established an audit committee. The functions of the audit committee are currently performed by the entire Board. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee. We may establish an audit committee in the future if the Board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

         BOARD OF DIRECTORS INDEPENDENCE

         Our Board consists of five members. Although, we are not currently subject to any law, rule or regulation requiring that all or any portion of our
Board include "independent" directors, two of our directors are considered to be an "independent" director, within the meaning of Nasdaq Marketplace Rule 4200.

         AUDIT COMMITTEE FINANCIAL EXPERT

         While we have not yet established an audit committee, Robert Montgomery is an "audit committee financial expert" within the meaning of Item 401(e) of
Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee (board of directors) who (a)
understands generally accepted accounting principles and financial statements,
(b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the company's financial statements, (d)
understands internal controls over financial reporting (e) understands audit committee functions, and (f) is an independent director.

                                       61

         CODE OF ETHICS

         We have adopted a Code of Ethics applicable to our Chief Executive
Officer, principal financial and accounting officers and persons performing similar functions. A Code of Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. A copy of our Code of Ethics is filed as an exhibit to the
Registration Statement of which this Prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of
Ethics, by written request to us at our principal offices.

         NOMINATING COMMITTEE

         We have not yet established a nominating committee. Our Board, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

         COMPENSATION COMMITTEE

         We have not yet established a compensation committee. Our Board, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

         NOMINATION OF DIRECTORS

         We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

                                       62

                             EXECUTIVE COMPENSATION

CASH COMPENSATION TABLE

         The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the two fiscal years ended
December 31, 2006 and 2005 respectively, to: (a) our chief (principal) executive officer; (b) each of our executive officers who was awarded, earned or we paid more than $100,000; and (c) up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2006. The value attributable to any option awards is computed in accordance with FAS 123R.

                                              SUMMARY COMPENSATION TABLE

                                                                    NON-EQUITY
                                                                    INCENTIVE      NONQUALIFIED   ALL
NAME AND                                     STOCK    OPTION        PLAN           DEFERRED       OTHER
PRINCIPAL               SALARY       BONUS   AWARDS   AWARDS        COMPENSATION   COMPENSATION   COMPENSATION   TOTAL
POSITION         YEAR   ($)          ($)     ($)      ($)           ($)            EARNINGS ($)   ($)            ($)
(A)              (B)    (C)          (D)     (E)      (F)           (G)            (H)            (I)            (J)
--------------   ----   ----------   -----   ------   -----------   ------------   ------------   ------------   -----

William Edward   2006   $43,223(1)   0       0        $176,247(2)   0              0              0              0
McKechnie,
CEO, CFO and     2005   0            0       0        $ 91,272(2)   0              0              0              0
Chairman (1)

(1) Mr. McKechnie served as our CEO, CFO and Chairman from August 26, 2005 to
    March 2007. Our company had entered into a management consulting agreement with Goldeye Consultants Ltd., a corporation of which Mr. McKechnie is a director and from which Mr. McKechnie received this compensation. Mr.
    McKechnie has executed a non-disclosure and non-competition agreement.

(2) All of the 716,000 nonqualified stock options previously granted to Mr.
    McKechnie on June 21, 2005, April 21, 2006 and August 1, 2006 were cancelled in March 2007.

                                       63

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table sets forth information concerning our grant of options to purchase shares of our common stock during the fiscal year ended
December 31, 2006 to each person named in the Summary Compensation table.

                                        OPTION AWARDS                                             STOCK AWARDS
               ------------------------------------------------------------------   -----------------------------------------
                                                                                                                   EQUITY
                                                                                                                   INCENTIVE
                                                                                             MARKET   EQUITY       PLAN
                                                                                    NUMBER   VALUE    INCENTIVE    AWARDS:
                                                                                    OF       OF       PLAN         MARKET OR
                                             EQUITY                                 SHARES   SHARES   AWARDS:      PAYOUT
                                             INCENTIVE                              OR       OR       NUMBER OF    VALUE OF
                                             PLAN AWARDS:                           UNITS    UNITS    UNEARNED     UNEARNED
               NUMBER OF     NUMBER OF       NUMBER OF                              OF       OF       SHARES,      SHARES,
               SECURITIES    SECURITIES      SECURITIES                             STOCK    STOCK    UNITS OR     UNITS OR
               UNDERLYING    UNDERLYING      UNDERLYING                             THAT     THAT     OTHER        OTHER
               UNEXERCISED   UNEXERCISED     UNEXERCISED    OPTION                  HAVE     HAVE     RIGHTS       RIGHTS
               OPTIONS       OPTIONS         UNEARNED       EXERCISE   OPTION       NOT      NOT      THAT HAVE    THAT HAVE
               (#)           (#)             OPTIONS        PRICE      EXPIRATION   VESTED   VESTED   NOT          NOT
NAME           EXERCISABLE   UNEXERCISABLE   (#)            ($)        DATE         (#)      ($)      VESTED (#)   VESTED (#)
(A)            (B)           (C)             (D)            (E)        (F)          (G)      (H)      (I)          (J)
------------   -----------   -------------   ------------   --------   ----------   ------   ------   ----------   ----------

William        42,000        174,000         0              0.70       April 21,    0        0        0            0
Edward                                                                 2009
McKechnie,
CEO, CFO and   22,200        177,780         0              0.90       August 1,    0        0        0            0
Chairman(1)                                                            2009

(1) Mr. McKechnie served as our CEO, CFO and Chairman from August 26, 2005 to
    March 2007. All of the nonqualified stock options previously granted to Mr.
    McKechnie on April 21, 2006 and August 1, 2006 were cancelled in March 2007.

COMPENSATION OF DIRECTORS

         As of December 31, 2006, we did not pay fees to directors for their attendance at meetings of the Board of Directors. The following table provides information concerning the compensation of our directors for the fiscal year ended December 31, 2006:

                                       64

                                            DIRECTOR COMPENSATION

                              FEES                        NON-EQUITY     NON-QUALIFIED
                              EARNED                      INCENTIVE      DEFERRED
                              OR PAID   STOCK    OPTION   PLAN           COMPENSATION    ALL OTHER
                              IN CASH   AWARDS   AWARDS   COMPENSATION   EARNINGS        COMPENSATION   TOTAL
NAME                          ($)       ($)      ($)      ($)            ($)             ($)            ($)
(A)                           (B)       (C)      (D)      (E)            (F)             (G)            (H)
---------------------------   -------   ------   ------   ------------   -------------   ------------   -----

William Edward McKechnie(1)   0         0        0        0              0               0              0
Rebecca Kiomi Mori            0         0        0        0              0               0              0
James Werth Longshore         0         0        0        0              0               0              0

(1) Mr. McKechnie resigned as Chairman and director in March 2007.

         As of March 2007, we established compensation arrangements for our directors for each individual's service and expense on our board of directors as follows: (a) Richard Grayston - CAD$2,000 [US$1,723] on a quarterly basis, (b)
James Longshore - CAD$2,000 [US$1,723] on a quarterly basis, (c) Peter Minuk -
CAD$1,500 [US$1,292] on a quarterly basis, and (d) Robert H. Montgomery -
CAD$1,500 [US$1,292] on a quarterly basis.

2005 EQUITY INCENTIVE COMPENSATION PLAN

         On June 21, 2005, our board of directors authorized, approved and adopted, our 2005 Equity Incentive Compensation Plan. As the Plan was not
submitted to our shareholders for approval and was not approved by our shareholders, we are not permitted to issue any options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. A total of 3,000,000 shares of our common stock have been reserved for issuance under the Plan. At March 23, 2007, we have granted options issued and outstanding to purchase an aggregate of 1,480,000 shares of our common stock.

         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our board of directors, or a committee of the board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price.

         Plan options may only be non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the committee.
All awards granted under the Plan are made on a case by case basis, and the
Board does not have any policy regarding timing of grants, amount of shares subject to any option to be granted or the exercise price, except that the Board does consider and/or approve option grants to incoming officers and directors at the time of their appointment.

                                       65

Eligibility

         Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan.

Administration

         The Plan will be administered by our board of directors or an underlying committee. The board of directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the board of directors or committee. As of the date of this Prospectus, the entire board of directors administers the Plan.

Shares Subject to Awards

         We have currently reserved 3,000,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 3,000,000 shares may be issued, unless the Plan is subsequently amended, subject to adjustment in the event of certain changes in our capitalization, without further action by our board of directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or
Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us. Shares covered by Plan options which terminate unexercised or shares subject to stock awards which are forfeited or cancelled will again become available for grant as additional options or stock awards, without decreasing the maximum number of shares issuable under the Plan.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the option may be assumed, converted or replaced by the successor corporation (if any) or may substitute equivalent awards or provide substantially similar consideration to awardees In the event such successor corporation (if any) refuses or otherwise declines to assume or substitute awards, as provided above, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate immediately prior to the effective date of a transaction described above and (ii) any or all Options granted pursuant to the Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the board of directors or underlying committee determines. If such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the board of directors or underlying committee.

                                       66

Terms of Exercise

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the committee or by the board of directors.

Exercise Price

         The purchase price for shares subject to options is determined by the board of directors or the committee and may be below fair market value on the day of grant. If the purchase price is paid with consideration other than cash, the board or the committee shall determine the fair value of such consideration to us in monetary terms.

         The per share purchase price of shares issuable upon exercise of a plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the plan.

Manner of Exercise

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the board of directors or the committee.

Option Period

         The term of each non-qualified stock option is determined and fixed by the board of directors or underlying committee.

Termination

         Except as otherwise expressly provided in the option agreement, all
Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or three months after the optionee's retirement, whichever date is earlier.

                                       67

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, such optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment with us is terminated for any reason whatsoever, and within three months after the date thereof optionee either (i)
accepts employment with any competitor of, or otherwise engages in competition with us, or (ii) discloses to anyone outside our company or uses any confidential information or material of our company in violation of our policies or any agreement between the optionee and our company, the committee, in its sole discretion, may terminate any outstanding stock option and may require optionee to return to us the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

         The Board or underlying committee may, if an optionee's employment with us is terminated for cause, annul any award granted under the Plan to such employee and, in such event, the board of directors or underlying committee, in its sole discretion, may require optionee to return to us the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

Modification and Termination of Plan

         The Board or committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless terminated by the Board, the
Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.

                                       68

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information relating to our outstanding equity compensation plans as of December 31, 2006:

                                                                                                   NUMBER OF
                                                                                                   SECURITIES
                                                                                                   REMAINING
                                                              NUMBER OF                            AVAILABLE FOR
                                                              SECURITIES TO                        FUTURE ISSUANCE
                                                              BE ISSUED UPON    WEIGHTED AVERAGE   UNDER EQUITY
                                                              EXERCISE OF       EXERCISE PRICE     COMPENSATION
                                                              OUTSTANDING       OF OUTSTANDING     PLANS (EXCLUDING
                                                              OPTIONS,          OPTIONS,           SECURITIES
                                                              WARRANTS AND      WARRANTS AND       REFLECTED IN
                                                              RIGHTS (A)        RIGHTS (B)         COLUMN (A)) (C)
                                                              --------------    ----------------   ----------------

Equity Compensation Plans Approved by Security Holders        N/A               N/A                N/A

Equity Compensation Plans Not Approved By Security Holders
     2005 Equity Incentive Compensation Plan(1)               1,996,000         $0.72              1,004,000
                                                              ---------         -----              ---------
                           TOTAL                              1,996,000         $0.72              1,004,000

(1) In March 2007, an aggregate amount of 540,000 options were issued to members of our board of directors, and an aggregate of 716,000 options (previously held by Mr. McKechnie our former CEO and Chairman) granted on June 21, 2005,
    April 21, 2006 and August 1, 2006 were cancelled.

MANAGEMENT CONSULTING AGREEMENTS

         We have entered into the following management consulting agreements with officers of our company.

MANAGEMENT CONSULTING AGREEMENT WITH VICE-PRESIDENT, EXPLORATION

         We entered into a management consulting agreement with our
Vice-President, Exploration ("VPE") on May 1, 2006 for a term of 36 months. Our
VPE is paid CAD$5,000 (US$4,404) per month and is reimbursed for expenses incurred by him on behalf of our company. Our VPE shall be paid compensation equivalent to 18 months' fees, based on the rate of compensation being paid at the relevant time in the event of (i) termination without cause; or (ii) a
Change of Control. Our VPE shall provide certain services to our company including, but not limited to, making project or property site attendances as may be required from time to time, preparing progress reports with respect to our mineral exploration projects, conducting due diligence as may be required from time to time in connection with potential mineral properties; reviewing geological data and liaising with principal owners of mineral properties in which our company may wish to acquire an interest, meeting with government authorities and retaining technical experts, making recommendations to the Board and its relevant committees with respect to the acquisition and/or abandonment of mineral exploration properties and preparing and implementing, subject to
Board approval, plans for the operation of Xtra-Gold including plans for exploration programs, costs of operations and other expenditures in connection with our mineral projects.

                                       69

MANAGEMENT CONSULTING AGREEMENT WITH VICE-PRESIDENT, GHANA OPERATIONS

         We entered into a management consulting agreement with our
Vice-President, Ghana Operations ("VPG") on November 1, 2006 for a term of one year. Our VPG is paid $1,000 per month and is reimbursed for expenses incurred by him on behalf of our company. Our VPG shall provide certain services to our company including, but not limited to, managing and improving community and government relations as may be required from time to time including but not necessarily restricted to, relationships with the Minerals Commission, the
Minister of Lands, Forestry and Mines, the Water Resource Commission, the EPA
and the GNPC, by acting as Xtra-Gold's primary liaison and attending meetings with related officials, managing specific executions on an as needed basis including, but not limited to, facilitating the procurement of licences, leases, permits and other government approvals and handling any political or environmental issues that may arise from time to time, participating in property acquisitions and dispositions from time to time and reviewing all material contracts to be entered into by our Ghanaian subsidiaries.

MANAGEMENT CONSULTING AGREEMENT WITH SECRETARY AND TREASURER

         We entered into a management consulting agreement with our Secretary and Treasurer (the "ST") on July 1, 2006 for a term of five years. Our ST is compensated CAD$8,500 (US$7,497) per month and is reimbursed for expenses incurred by her on behalf of our company. We plan to increase the compensation payable to our ST to (i) CAD$10,000 (US$8,820) upon the earlier of the full scale mining operation we anticipate conducting at our Kwabeng concession achieving profitability or having occurred for two months. In the event of termination of our ST, without cause, the ST shall be paid compensation equivalent to six months' fees, based on the rate of compensation being paid at the relevant time. In the event of a Change of Control, the ST shall be paid, at the time of termination, compensation equivalent to 18 months' fees, based on the rate of compensation being paid at the relevant time. The ST shall provide certain services to our company including, but not limited to, preparing and maintaining all corporate records and overseeing all corporate and regulatory filings, maintaining the financial records of our company, assisting our
President and COO and Vice-President, Finance with the day-to-day management of our company and liaising with our legal counsel, auditors, stock transfer agent and all other professional advisors.

COMPENSATION OF MANAGEMENT

         The terms of these management consulting agreements were determined at the time by our then constituted Board, two members of which were our executive officers who were parties to certain of these agreements. Our currently constituted Board of Directors believes that the compensation payable to our executive officers is appropriate in light of the risks and uncertainty of our business, the time committed by such individuals, the compensation levels of other executives in similarly sized companies and their ability to command at least this level of salary in other commercial operations. The Board has complete authority in determining the amount of compensation to be paid and the other terms of management compensation. At the time of entering into the foregoing agreements, our Board did not consult with any consultants or other third parties in determining the amount of compensation to be paid under the management consulting agreements.

                                       70

SETTLEMENT AND TERMINATION AGREEMENT

         In July 2006, we entered into a management consulting agreement with our CEO for a term of five years. Mr. McKechnie, our then CEO, was compensated
CAD$5,000 (US$4,251) per month, through Goldeye Consultants Ltd. ("GOLDEYE"), a
Turks & Caicos Islands, British West Indies private corporation of which he is a director.

         In March 2007, Mr. McKechnie resigned as CEO and Chairman of our company and the management consulting agreement was terminated. On March 22,
2007, Mr. McKechnie entered into a Settlement Termination Agreement with us pursuant to which he provided his resignation and also agreed to the termination of the management consulting agreement. Under the terms of the management consulting agreement, Mr. McKechnie will be paid a termination payment of
$26,270.93 (U.S.$22,710.40) which includes reimbursement of expenses incurred until termination. Mr. McKechnie has executed a non-disclosure and non-competition agreement which restricts Mr. McKechnie from competing with us for a period of two years following termination.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Nevada Revised Statutes, our articles of incorporation ("ARTICLES") provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o  any breach of a director's duty of loyalty to our company or its stockholders;

         o  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o  unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         o  any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our Articles further provide for the indemnification of any and all persons who serve as our directors, officers, employees or agents to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                       71

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

         We have entered into certain transactions with certain of our affiliates as described below. All of these transactions, except as expressly provided below, have been approved, and the terms thereof determined, by our board of directors excluding interested members of the board, if any. We believe that the terms of these transactions are at least as beneficial to us as terms we could obtain from unaffiliated third parties.

ACQUISITION OF SWISS PROPERTY

         On October 28, 2003, prior to our acquisition of all of the issued and outstanding capital stock of Xtra Energy, CaribGold Minerals, Inc. ("CARIBGOLD")
entered into a memorandum of agreement with Xtra Energy (the "CARIBGOLD
AGREEMENT"), under which Xtra Energy was granted the right and option to acquire
90% of CaribGold's interest in a mining property located in Switzerland provided that Xtra Energy expended CAD$200,000 (USD$152,532) in exploration work on the property by October 28, 2004, failing which the option would terminate and would be reconveyed to CaribGold. Paul Zyla, who was our President and Chief Executive
Officer at the time of this transaction, was also the President and a director of CaribGold and owned 647,500 common shares (5.51%) in the capital of CaribGold at this time. As consideration for the option grant, Xtra Energy issued 20,000 non-refundable shares of its common stock to CaribGold. These shares were subsequently exchanged for 20,000 shares of our common stock upon our acquisition of all of the outstanding capital stock of Xtra Energy. In order to exercise the option, our subsidiary would have been required to enter into a joint venture agreement with CaribGold, operate the property and contribute our share of expenditures of the joint venture. Our subsidiary did not expend the required amount during the option exercise period. We permitted the option to expire unexercised in order to permit us to devote our financial resources to the acquisition of mineral properties in Ghana.

PROMISSORY NOTE ISSUED TO A FORMER OFFICER AND DIRECTOR OF OUR COMPANY

         On January 12, 2006, the Board approved the issuance of an unsecured promissory note (the "NOTE") in the aggregate amount of $66,302 in connection with an account payable owing to a former officer and director of the company
(the "NOTE HOLDER") with respect to unpaid consulting fees, expenses incurred on behalf of our company and a bonus. Under the terms of the Note, the Note Holder had the option to convert any portion owing under the Note from time to time into shares of our company at the conversion price of $0.55 per share. On
January 31, 2006, the Note Holder provided us with a notice of conversion to convert $50,000 of the outstanding Note into shares and was subsequently issued
90,909 shares on February 9, 2006.

INVESTMENT IN A COMPANY OF WHICH A FORMER OFFICER AND DIRECTOR OF OUR COMPANY IS
ALSO AN OFFICER AND/OR DIRECTOR

         We invested an aggregate of CAD$123,000 (US$108,258), through participation in two private placement transactions in August 2006 (CAD$18,000 -
US$15,946) and October 2006 (CAD$105,000 - US$92,312), in Ginguro Exploration
Inc., a private Ontario mineral exploration company which is seeking to become a public company, of which a former officer and director of our company is also director and officer.

                                       72

CONSULTING AGREEMENT WITH PRINCIPAL SHAREHOLDER

         From February 1, 2004 through February 1, 2006, we were a party to a consulting agreement with Brokton International Ltd. ("BROKTON"), a company which owns 7.15% of our common stock and one of only two shareholders that owns more than 5% of our issued and outstanding shares of common stock. Under the terms of this agreement, we engaged Brokton as a consultant to advise our
Management with respect to hiring additional qualified management, providing support with respect to operational matters and government compliance in Ghana, mergers and acquisitions and financial advisory. James Longshore, our President and Chief Operating Officer and one of the directors of our company, is the
President of Brokton and exercises sole investment, voting and disposition powers over the shares of Brokton. Mr. Longshore is also a director of our wholly-owned subsidiaries, XGEL and XOG Ghana (since April 2006) and Chief
Operating Officer (since February 2007) and a director of XG Mining (since June
2006) and Chief Operating Officer (since February 2007) and a director and officer of Xtra Energy (since March 2007). From February 2004 to February 2006, we paid Brokton an aggregate of $53,176 for its consulting services and reimbursed Brokton for expenses incurred by Brokton on behalf of our company.

A PRINCIPAL SHAREHOLDER MANAGES OUR INVESTMENT PORTFOLIO

         We currently, and since approximately four years ago, maintain our brokerage account with Haywood Securities Inc. ("HAYWOOD") in connection with our investment accounts. Haywood provides us with investment recommendations and custodial services. Haywood is a member of the Toronto Stock Exchange, the TSX
Venture Exchange, the Montreal Exchange, the Canadian Trading and Quotation
System, the Canadian Investor Protection Fund, and the Investment Dealers
Association of Canada. In addition, Haywood Securities (USA) Inc., a wholly owned subsidiary is a broker-dealer registered to transact securities business in the United States and a member of the National Association of Securities
Dealers. We pay Haywood ordinary brokerage commissions on trade transactions and our accounts with Haywood can be terminated at any time. Mark McGinnis, a shareholder who owns 7.35% of our common stock and one of only two shareholders that owns more than 5% of our issued and outstanding shares of common stock, is an investment advisor with Haywood and is the manager of our accounts with
Haywood.

DIRECTORS' SECURITIES CANCELLED

         In May 2005, an aggregate of 47,000,000 shares of our common stock owned by Paul Zyla and William Edward McKechnie, former directors of our company, were returned to treasury and cancelled pursuant to respective stock cancellation agreements entered into between our company and such directors. The parties agreed to the forgoing at the time we acquired XGRI and undertook the 5 for 1 forward stock split for the purpose of minimizing the dilution on our shareholders in the event that the company issued further shares in consideration of future financings, acquisitions or other significant business transactions involving stock issuances. The cancellation occurred as a condition to the acquisition of XG Mining in December 2004.

CONSULTING FEES TO OFFICERS AND COMPANIES CONTROLLED BY DIRECTORS AND OFFICERS

         We have entered into consulting agreements with our officers, or companies controlled by our officers, for the services of our officers as set out elsewhere in this Prospectus. As of December 31, 2006, we paid or accrued an aggregate of $________ (as of December 31, 2004 - $92,810 and as of December 31,
2005 - $92,809.51), pursuant to these consulting agreements.

                                       73

DIRECTOR INDEPENDENCE

         Two of the members of our board of directors (Robert H. Montgomery and
Richard W, Grayston) are "independent" within the meaning of Marketplace Rule
4200 of the National Association of Securities Dealers, Inc.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information known to us as of March 23,
2007, relating to the beneficial ownership of shares of our common stock by:

         o  each person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock;

         o  each director;

         o  each executive officer named in the Summary Compensation Table; and

         o  all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Xtra-Gold Resources Corp., 6 Kersdale Avenue,
Toronto, Ontario, Canada, M6M 1C8.

         We believe that all persons named in the table, or the footnotes thereto, have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this Prospectus, have been exercised or converted.

         The table is based on 28,088,157 shares currently outstanding. Except as otherwise required by SEC rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

         o  996,056 shares in the event of exercise of outstanding Warrants;

         o  900,000 shares in the event of conversion of Convertible Debentures;
            or

         o  15,750 shares in the event of conversion of Accrued Interest.

                                       74

                                           AMOUNT AND NATURE OF       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP        OF CLASS
------------------------------------   -----------------------------  ----------

James Werth Longshore ..............   2,009,000 shares (1)              7.15%
Rebecca Kiomi Mori .................      39,000 shares (2)               .14%
Yves Pierre Clement ................     108,000 shares (3)               .39%
Alhaji Nantogma Abudulai ...........     136,000 shares (4)               .48%
Richard W, Grayston ................       9,000 ______ (5)               .03%
Peter Minuk ........................       6,000 ______ (6)               .02%
Robert H. Montgomery ...............       6,000 (7)                      .02%
OFFICERS AND DIRECTORS
 AS A GROUP (7 PERSONS) ............   2,313,000 shares (1) thru (7)     8.23%

5% STOCKHOLDERS

Brokton International Ltd. .........   2,009,000 shares (1)              7.15%
P.O. Box 150, Design House
Providenciales, Turks and Caicos
British West Indies

Mark T. McGinnis ...................   2,064,526 shares (8)              7.35%
236 Alscot Crescent
Oakville, Ontario, Canada L6J 4R4

(1)      Consists of (a) 2,000,000 shares which are owned by Brokton
         International Ltd.; and (b) 9,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely April 12 and May 12,
         2007. Does not include 153,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 4,500 in each month. Brokton International Ltd. ("BROKTON") is a British West
         Indies corporation, whose sole beneficial owner is James Longshore. Mr.
         Longshore exercises sole investment, voting and disposition powers over the shares included in the table.

(2)      Consists of 33,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus;
         namely April 21 and May 21, 2007. Does not include 63,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(3)      Consists of (a) 90,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (b) 18,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus;
         namely April 1 and May 1, 2007. Does not include 216,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 9,000 in each month.

(4)      Consists of (a) 100,000 shares of common stock; (b) 30,000 shares which are issuable upon the exercise of options that have vested and are currently exercisable; and (c) 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this Prospectus; namely April 1 and May 1, 2007.
         Does not include 72,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

                                       75

(5)      Consists of 9,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this
         Prospectus; namely April 5 and May 5, 2007. Does not include 153,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 4,500 in each month.

(6)      Consists of 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this
         Prospectus; namely April 5 and May 5, 2007. Does not include 102,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(7)      Consists of 6,000 shares which shall become issuable upon options that shall vest and be exercisable within 60 days following the date of this
         Prospectus; namely April 12 and May 12, 2007. Does not include 102,000 shares issuable upon the exercise of options that have not yet vested and will vest monthly as to 3,000 in each month.

(8)      Consists of (a) 1,911,681 shares of common stock held by Mark McGinnis;
         and (b) 152,845 shares of common stock held by his spouse.

CHANGE IN PERCENTAGE OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following provides the changes in percentage ownership of Brokton
International Ltd., whose sole beneficial owner is James Longshore, a director of our company since November 2006 and President and Chief Operating Officer of
our company since March 2007, and Mark McGinnis, the only shareholders of our company who currently own more than 5% of the issued and outstanding shares of our common stock:

Brokton International Ltd.

         o  In October 2003, Brokton, a former shareholder of our subsidiary
            XGRI, received 50,000 shares of common stock, representing approximately .3% of our then issued and outstanding shares, in connection with the Share Exchange with our subsidiary XGRI.

         o  In January 2004, Brokton acquired 2,000,000 shares of our common stock from a principal shareholder increasing its ownership interest to approximately 3.5% of our then issued and outstanding shares.

         o  In May 2005, the ownership interest of increased to approximately
            15% as a result of the return to treasury of 47,000,000 shares by two principal shareholders.

         o  In August 2006, Brokton acquired an aggregate of 250,000 shares from two shareholders.

         o  Between March 2004 and November 2006, we undertook nine private placements of shares of common stock which resulted in dilution to the percentage ownership of Brokton to 7.12%.

                                       76

         o  In March 2007, Mr. Longshore was granted 162,000 options which were transferred to Brokton, of which 9,000 shall vest over the 60 days following the date of this Prospectus and the remaining 153,000 options will vest monthly over a 36 month period as to 4,500 options. This resulted in the increase in percentage ownership of
            Brokton to 7.15%.

Mark McGinnis

         o  In January 2004, Mark McGinnis acquired 1,666,666 shares of our common stock, representing 2.7% of our then issued and outstanding shares, from a principal shareholder.

         o  In April 2004, the spouse of Mark McGinnis acquired 100,000 shares under a private placement transaction.

         o  In May 2005, the ownership interest of Mark McGinnis increased to approximately 11% as a result of the return to treasury of
            47,000,000 shares by two principal shareholders.

         o  During 2006, Mark McGinnis and his spouse acquired 297,860 shares in trust.

         o  Between March 2004 and November 2006, we undertook nine private placements of shares of common stock which resulted in dilution to the percentage ownership of Mark McGinnis to 7.35%.

                            DESCRIPTION OF SECURITIES

GENERAL

         The following description of our common stock and provisions of our
Articles is a summary thereof and is qualified by reference to our Articles, copies of which may be obtained upon request. Our authorized capital consists of
250,000,000 shares of common stock, par value $0.001 per share. As of the date of this Prospectus, 28,088,157 shares of common stock were issued and outstanding.

COMMON STOCK

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote.
Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our
By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

                                       77

COMMON STOCK PURCHASE WARRANTS

         There are currently outstanding Warrants to purchase an aggregate of
996,056 shares of our common stock. The Warrants were issued in connection with financing transactions. The Warrants are exercisable (i) at $1.50 per share and expire on June 16, 2007; (ii) at $1.50 per share and expire on July 31, 2007;
and (iii) at $1.50 per share and expire on April 23, 2008. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations.

CONVERTIBLE DEBENTURES

         We completed a convertible debenture transaction with three investors
(the "DEBENTURE HOLDERS") in July 2005 for gross proceeds of US$900,000, the outstanding principal balance of which is repayable on or before June 30, 2010.
Interest is calculated at the rate of 7% per annum on the outstanding principal and is payable on a quarterly basis on the last days of September, December,
March and June in each year. The Debenture Holders have the option to convert any portion of the outstanding principal owing and the Accrued Interest into shares at a conversion price of $1.00 per share. The conversion price and the number of shares issuable upon the conversion of the Convertible Debentures and
Accrued Interest is subject to adjustment in the event of stock splits, stock dividends and reorganizations. An aggregate of 915,750 shares has been reserved for issuance in connection with the debt conversion.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Allied Stock
Transfer, Inc., 200 Memorial Parkway, Atlantic Highlands, NJ, 07716. Our
transfer agent may be reached by telephone at (732) 872-2727.

                            SELLING SECURITY HOLDERS

BACKGROUND OF THE TRANSACTIONS

         This Prospectus covers the resale of 8,457,128 shares of our common stock issued or issuable in connection with the following transactions:

         o  53,500 shares issued upon conversion of warrants we issued in connection with a private placement transaction completed on March
            31, 2004;

         o  55,000 shares issued upon conversion of warrants we issued in connection with a private placement transaction completed on May 31,
            2004 of which 30,000 shares are being registered for resale herein;

         o  536,218 shares we issued pursuant to a private placement transaction completed on June 30, 2005, and 177,200 shares issued upon conversion of warrants issued in the transaction;

         o  900,000 shares issuable upon conversion of an aggregate of $900,000 convertible debentures issued in a convertible debenture financing completed on July 7, 2005;

                                       78

         o  15,750 shares issuable upon conversion of up to $15,750 Accrued
            Interest in connection with the convertible debenture financing completed on July 7, 2005;

         o  300,000 shares we issued pursuant to a private placement transaction completed on August 31, 2005;

         o  1,549,354 shares we issued pursuant to a private placement transaction completed on November 7, 2005;

         o  84,909 shares we issued pursuant to the conversion of a promissory note to a former officer and director completed on February 9, 2006;

         o  792,029 shares we issued pursuant to a private placement transaction completed on March 6, 2006 of which 542,029 shares are being registered for resale herein;

         o  578,112 shares we issued and 289,056 shares issuable upon conversion of warrants we issued pursuant to a private placement transaction completed on June 16, 2006;

         o  1,132,000 shares we issued and 566,000 shares issuable upon exercise of warrants we issued pursuant to a private placement transaction completed on July 24, 2006;

         o  282,0000 shares we issued and 141,000 shares issuable upon exercise of warrants we issued pursuant to a private placement transaction completed on November 27, 2006; and

         o  1,280,000 shares issuable upon conversion of options issued under our Equity Compensation Plan on April 21, 2006 (108,000 ,000); May
            1, 2006 (432,000),August 1, 2006 (200,000), March 5, 2007 (270,000)
            and March 12, 2007 (270,000).

SELLING SECURITY HOLDERS

         The following table sets forth:

         o  the name of each Selling Security Holder;

         o  the number or shares of common stock beneficially owned by each
            Selling Security Holder as of the date of this Prospectus, giving effect to the exercise of the Selling Security Holders' Warrants;

         o  the number of shares being offered by each Selling Security Holder;
            and

         o  the number of shares to be owned by each Selling Security Holder following completion of this Offering.

                                       79

         Beneficial ownership is determined in accordance with the rules of the
SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each Selling Security Holder is based upon our records and information provided by our transfer agent.

         We may amend or supplement this Prospectus from time to time to update the disclosure set forth in the table. As the Selling Security Holders identified in the table may sell some or all of the shares owned by them which are included in this Prospectus, and as there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Security Holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the Selling Security Holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the
Selling Security Holders are broker-dealers or affiliated with broker-dealers.

         The shares of common stock being offered have been registered to permit public sales and the Selling Security Holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the Selling Security Holders are being borne by us. We will receive none of the proceeds of this offering.

                                                                     SHARES
                                                                   AVAILABLE     SHARES    PERCENTAGE
                                        SHARES AND PERCENTAGE OF    PURSUANT      OWNED     OF CLASS
                                        CLASS OWNED BENEFICIALLY    TO THIS       AFTER      AFTER
SELLING SECURITY HOLDER                  PRIOR TO THIS OFFERING    PROSPECTUS   OFFERING    OFFERING
-----------------------                 ------------------------   ----------   --------   ----------

Desjardins Securities Inc. (1) ......      50,000       (0.178%)      50,000           0           0%
Haywood Securities Inc. (2) .........     200,000       (0.712%)     200,000           0           0%
Haywood Securities Inc. (3) .........      60,000       (0.214%)      60,000           0           0%
Haywood Securities Inc. (4) .........     100,000       (0.356%)     100,000           0           0%
Haywood Securities Inc. (5) .........     100,000       (0.356%)     100,000           0           0%
Haywood Securities Inc. (6) .........     100,000       (0.356%)     100,000           0           0%
Haywood Securities Inc. (7) .........      15,000       (0.053%)      15,000           0           0%
Haywood Securities Inc. (8) .........     100,000       (0.356%)     100,000           0           0%
1127024 Ontario Limited (9) .........      35,000       (0.125%)      35,000           0           0%
Alhaji Abudulai (10) ................     108,000       (0.385%)     108,000           0           0%
Alpine Atlantic Asset Management (11)     250,000       (0.890%)     250,000           0           0%
Anacort Capital Inc. (12) ...........      70,000       (0.249%)      70,000           0           0%
Bank Julius Baer & Co. Ltd. (13) ....      25,000       (0.089%)      25,000           0           0%
Ernst Baur (14) .....................      45,000       (0.160%)      45,000           0           0%
Morton Berman .......................      35,000       (0.126%)      35,000           0           0%
Markus Bertschin (15) ...............      45,000       (0.160%)      45,000           0           0%
Bradam Financial Holdings Ltd. (16) .     777,500       (2.768%)     777,500           0           0%
Brokton International Ltd. (17) .....     162,000       (0.577%)     162,000           0           0%
Brulene Inc. (18) ...................     142,000       (0.506%)     142,000           0           0%
Katherine Carson ....................      19,354       (0.069%)      19,354           0           0%
Earl Charleton (19) .................      15,000       (0.053%)      15,000           0           0%
John Richard Charlton ...............     200,000       (0.712%)     200,000           0           0%
Sharon Ann Christie (20) ............      75,000       (0.267%)      75,000           0           0%
Yves Clement (21) ...................     324,000       (1.154%)     324,000           0           0%
Norman Clements (22) ................     155,000       (0.552%)     155,000           0           0%
CMK Financial Holdings Ltd. (23) ....     240,000       (0.854%)     240,000           0           0%
Court Global SA (24) ................       6,000       (0.021%)       6,000           0           0%
Daniel Earle (25) ...................      84,909       (0.302%)      84,909           0           0%
Allen Emes ..........................      30,000       (0.107%)      30,000           0           0%
Richard W. Grayston (26) ............     162,000       (0.577%)     162,000           0           0%
Kurt Groebli (27) ...................      15,000       (0.053%)      15,000           0           0%
Haywood Securities Inc. (28) ........     100,000       (0.356%)     100,000           0           0%
Haywood Securities Inc. (29) ........      20,000       (0.071%)      20,000           0           0%

                                       80

                                                                     SHARES
                                                                   AVAILABLE     SHARES    PERCENTAGE
                                        SHARES AND PERCENTAGE OF    PURSUANT      OWNED     OF CLASS
                                        CLASS OWNED BENEFICIALLY    TO THIS       AFTER      AFTER
SELLING SECURITY HOLDER                  PRIOR TO THIS OFFERING    PROSPECTUS   OFFERING    OFFERING
-----------------------                 ------------------------   ----------   --------   ----------

Arthur G. Hibbard ...................      90,000       (0.320%)      90,000           0           0%
Fred Honea/Carmen De Liniers ........     100,000       (0.356%)     100,000           0           0%
Fred Honea (30) .....................     150,000       (0.534%)     150,000           0           0%
Interloan AG (31) ...................      28,500       (0.101%)      28,500           0           0%
Adrian Jaggi (32) ...................      30,000       (0.107%)      30,000           0           0%
Kander Financial Corp. (33) .........     100,000       (0.356%)     100,000           0           0%
Michael and Vicki Lawrence (34) .....      45,000       (0.160%)      45,000           0           0%
Frankie Mead (35) ...................      24,000       (0.085%)      24,000           0           0%
Merlin Asset Holdings SA (36) .......      27,000       (0.096%)      27,000           0           0%
John Douglas Mills (37) .............     200,000       (0.712%)     200,000           0           0%
Peter Minuk (38) ....................     108,000       (0.385%)     108,000           0           0%
Robert H. Montgomery (39) ...........     108,000       (0.385%)     108,000           0           0%
Rebecca Kiomi Mori (40) .............     108,000       (0.385%)     108,000           0           0%
Hans J. Morsches ....................      17,500       (0.062%)      17,500           0           0%
Ron Nichol (41) .....................      15,000       (0.52%)       15,000           0           0%
Basil Nola (42) .....................      30,000       (0.107%)      30,000           0           0%
Christopher Nola (43) ...............     348,486       (1.240%)     348,486           0           0%
Nube Administration Inc. (44) .......       9,000       (0.032%)       9,000           0           0%
Pipeline Displays and Fixtures (45) .      50,000       (0.211%)      50,000           0           0%
Piper Foundation (46) ...............       9,000       (0.032%)       9,000           0           0%
Royal Trust Corp. of Canada (47) ....   1,665,000       (5.928%)   1,665,000           0           0%
Peter Schmid ........................      20,000       (0.071%)      20,000           0           0%
Walter Schneider (48) ...............     175,000       (0.623%)     175,000           0           0%
Matthias Schole (49) ................      48,000       (0.171%)      48,000           0           0%
Anita Shapolsky .....................      21,000       (0.075%)      21,000           0           0%
N. Sleeva ...........................       9,750       (0.035%)       9,750           0           0%
Richard Smith .......................      40,000       (0.142%)      40,000           0           0%
Sorrel Global Investments (50) ......       3,000       (0.011%)       3,000           0           0%
Margaret Speckert ...................     100,000       (0.356%)     100,000           0           0%
Suzanne Speckert ....................       6,000       (0.021%)       6,000           0           0%
I. Spivack ..........................       2,400       (0.009%)       2,400           0           0%
Tom Stefopulos ......................       6,000       (0.021%)       6,000           0           0%
Marianne Strub ......................       3,750       (0.013%)       3,750           0           0%
Subaraschi Foundation (51) ..........      31,500       (0.112%)      31,500           0           0%
Sufran Investments Ltd. (52) ........      50,000       (0.178%)      50,000           0           0%
Eric Robert Taylor (53) .............     316,529       (1.127%)     316,529           0           0%
Thousand Hills Properties Inc. (54) .      90,000       (0.320%)      90,000           0           0%
Leon van der Merwe (55) .............     250,000       (0.890%)     250,000           0           0%
Steve E. Vlach ......................      36,000       (0.128%)      36,000           0           0%
B. Wilson ...........................       4,200       (0.015%)       4,200           0           0%
Peter Winnell (56) ..................      33,000       (0.117%)      33,000           0           0%
J.W.T. Witzel .......................      70,000       (0.249%)      70,000           0           0%

(1)      John McFarlane exercises voting and dispositive power over all of the shares beneficially owned by Desjardins Securities Inc. in trust for
         John McFarlane.

(2)      Brian Lines exercises voting control and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for
         Brian Lines.

(3)      Joanne Dorval-Dronyk exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for
         Joanne Dorval-Dronyk.

(4)      Walter Dainard exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for
         Walter Dainard.

(5)      Asad Sheikh exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Asad
         Sheikh.

                                       81

(6)      Richard Coglan exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for
         Richard Coglan.

(7)      Slowjen Ltd. exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for
         Slowjen Ltd. George Pyfrom, President of Slowjen Ltd., makes decisions as to the voting and disposition of the securities.

(8)      Zapfe Holdings Inc. exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for
         Zapfe Holdings Inc. Verne Zapfe, President of Zapfe Holdings Inc.,
         makes decisions as to the voting and disposition of the securities.

(9)      1127024 Ontario Limited is an Ontario, Canada private company based in
         Thornhill, Ontario. Gordon Dreger, President of 1127024 Ontario
         Limited, makes decisions as to the voting and disposition of the securities.

(10)     Consists of 108,000 shares underlying options which will vest monthly as to 3,000 options over a three year period, of which 30,000 options have vested as of the date of this Prospectus but remain unexercised and of which a further 6,000 options will vest within 60 days hereafter. Alhaji Abudulai is the Vice-President, Ghana Operations of
         our company.

(11)     Consists of 250,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares. Alpine
         Atlantic Asset Management AG ("ALPINE") is a private foreign investment company based in Zurich, Switzerland. A. Comstock of Alpine makes decisions as to the voting and disposition of the securities.

(12)     Anacort Capital Inc. is a private investment company based in Calgary,
         Alberta, Canada. John Halliwell, President of Anacort Capital Inc.,
         makes decisions as to the voting and disposition of the securities.

(13)     Bank Julius Baer & Co. Ltd., is a private foreign investment company based in Zurich, Switzerland. U. Mettler, Vice President of Bank Julius
         Baer & Co. Ltd., makes decisions as to the voting and disposition of the securities.

(14)     Consists of 30,000 shares and 15,000 shares of common stock underlying warrants that are currently exercisable.

(15)     Consists of 30,000 shares and 15,000 shares of common stock underlying warrants that are currently exercisable.

(16)     Consists of 277,500 shares and 500,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares. Bradam Financial Holdings Ltd. is a private foreign investment company based in Castries, St. Lucia, Caribbean.
         Mikkel Lind, Managing Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(17)     Consists of 162,000 shares underlying options which will vest monthly as to 4,500 options over a three year period, of which no options have vested as of the date of this Prospectus and of which 9,000 options will vest within 60 days hereafter. James Longshore is the President and Chief Operating Officer and a Director of our company and is the
         President and sole director and shareholder of Brokton and makes decisions as to the voting and disposition of the securities held by
         Brokton.

                                       82

(18)     Brulene Inc. is an Ontario, Canada private company based in Kitchener,
         Ontario. Bruce Richmond, President of Brulene Inc., makes decisions as to the voting and disposition of the securities.

(19)     Consists of 10,000 shares and 5,000 shares of common stock underlying warrants that are currently exercisable.

(20)     Consists of 50,000 shares and 25,000 shares of common stock underlying warrants that are currently exercisable.

(21)     Consists of 324,000 shares underlying options which will vest monthly as to 9,000 options over a three year period, of which 90,000 options have vested as of the date of this Prospectus but remain unexercised and of which a further 18,000 options will vest within 60 days hereafter. Yves Clement is the Vice-President, Exploration of our
         company.

(22)     Consists of 120,000 shares and 35,000 shares of common stock underlying warrants that are currently exercisable.

(23)     Consists of 60,000 shares, 30,000 shares underlying warrants that are currently exercisable and 150,000 shares of common stock underlying a debenture, the outstanding principal of which is convertible into shares. CMK Financial Holdings Ltd. is a private foreign investment company based in Castries, St. Lucia, Caribbean. Mikkel Lind, Managing
         Director of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(24)     Court Global SA is a private foreign company based in Tortola, British
         Virgin Islands. Marc Angst, Managing Director of the Selling Security
         Holder, makes decisions as to the voting and disposition of the securities.

(25)     Daniel Earle is a former Officer and Director of our company.

(26)     Consists of 162,000 shares underlying options which will vest monthly as to 4,500 options over a three year period, of which no options have vested as of the date of this Prospectus and of which 9,000 options will vest within 60 days hereafter. Richard W. Grayston is the Chairman and a Director of our company.

(27)     Consists of 10,000 shares and 5,000 shares of common stock underlying warrants that are currently exercisable.

(28)     E.C. McFeely exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for E.C.
         McFeely.

(29)     Frederick Kozak exercises voting control and dispositive power over all of the shares beneficially owned by Haywood Securities Inc. in trust for Frederick Kozak.

                                       83

(30)     Consists of 100,000 shares and 50,000 shares underlying warrants that are currently exercisable.

(31)     Interloan AG is a private foreign investment company based in Zurich,
         Switzerland. Ferdinand Meyer, Managing Director of the Selling Security
         Holder, makes decisions as to the voting and disposition of the securities.

(32)     Consists of 20,000 shares and 10,000 shares underlying warrants that are currently exercisable.

(33)     Kander Financial Corp. is a private Ontario, Canada investment company based in Toronto, Ontario. Derek Riley, President of the Selling
         Security Holder, makes decisions as to the voting and disposition of the securities.

(34)     Consists of 30,000 shares and 15,000 shares of common stock underlying warrants that are currently exercisable.

(35)     Consists of 16,000 shares and 8,000 shares of common stock underlying warrants that are currently exercisable.

(36)     Merlin Asset Holdings SA is a private foreign investment company based in Tortola, British Virgin Islands. Marc Angst, Managing Director of
         the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(37)     Consists of 200,000 shares underlying options of which (a) 100,000 options have vested as of the date of this Prospectus but remain unexercised and of which a further 100,000 will vest pursuant to the achievement of a performance milestone John Douglas Mills is the
         Project Manager of XG Mining, one of the Ghanaian subsidiaries of our company.

(38)     Consists of 108,000 shares underlying options which will vest monthly as to 3,000 options over a three year period, of which no options have vested as of the date of this Prospectus and of which 6,000 options will vest within 60 days hereafter. Peter Minuk is the Vice-President,
         Finance and a Director of our company.

(39)     Consists of 108,000 shares underlying options which will vest monthly as to 3,000 options over a three year period, of which no options have vested as of the date of this Prospectus and of which 6,000 options will vest within 60 days hereafter. Robert H. Montgomery is a Director of our company.

(40)     Consists of 108,000 shares underlying options which will vest monthly as to 3,000 options over a three year period, of which 33,000 options have vested as of the date of this Prospectus but remain unexercised and of which a further 6,000 options will vest within 60 days hereafter. Rebecca Kiomi Mori is the Secretary and Treasurer and a
         Director of our company.

(41)     Consists of 10,000 shares and 5,000 shares of common stock underlying warrants that are currently exercisable.

(42)     Consists of 20,000 shares and 10,000 shares of common stock underlying warrants that are currently exercisable.

                                       84

(43)     Consists of 292,930 shares and 55,556 shares of common stock underlying warrants that are currently exercisable.

(44)     Nube Administration Inc. is a private foreign company based in Tortola,
         British Virgin Islands. Michele Sacco, Managing Director of the Selling
         Security Holder, makes decisions as to the voting and disposition of the securities.

(45)     Pipeline Displays and Fixtures Inc. is a private Ontario, Canada company based in Toronto, Ontario. Ian Wookey, President of the Selling
         Security Holder, makes decisions as to the voting and disposition of the securities.

(46)     Piper Foundation is a private foreign company based in Vaduz,
         Liechtenstein. Erwin Speckert, Managing Director of the Selling
         Security Holder, makes decisions as to the voting and disposition of the securities.

(47)     Sprott Asset Management exercises voting and dispositive power over all of the shares beneficially owned by Royal Trust Corp. of Canada in trust for the for Sprott Asset Management. Eric Sprott, Chief Executive
         Officer of Sprott Asset Management, makes decisions as to the voting and disposition of the securities.

(48)     Consists of 150,000 shares and 25,000 shares of common stock underlying warrants that are currently exercisable.

(49)     Consists of 32,000 shares and 16,000 shares of common stock underlying warrants that are currently exercisable.

(50)     Sorrel Global Investments is a private foreign investment company based in Tortola, British Virgin Islands. Erwin Speckert, Managing Director
         of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(51)     Subaraschi Foundation is a private foreign company based in Vaduz,
         Liechtenstein. Ferdinand Meyer, Managing Director of the Selling
         Security Holder, makes decisions as to the voting and disposition of the securities.

(52)     Sufran Investments Ltd. is a private foreign investment company based in Geneva, Switzerland. P.A. Gordon, President of the Selling Security
         Holder, makes decisions as to the voting and disposition of the securities.

(53)     Consists of 261,029 shares and 55,500 shares of common stock underlying warrants that are currently exercisable.

(54)     Consists of 204,000 shares and 30,000 shares of common stock underlying warrants that are currently exercisable. Thousand Hills Properties Inc.
         is a private company based in Massapeqa, New York. Vincent DeLetto,
         President of the Selling Security Holder, makes decisions as to the voting and disposition of the securities.

(55)     Consists of 200,000 shares and 50,000 shares of common stock underlying warrants that are currently exercisable.

(56)     Consists of 22,000 shares and 11,000 shares of common stock underlying warrants that are currently exercisable.

                                       85

         None of the above Selling Security Holders are affiliates of United
States brokers-dealers, nor at the time of purchase did any of them have any agreements or understandings, directly or indirectly, with any persons to distribute the securities.

                              PLAN OF DISTRIBUTION

Offering Price

         The selling security Holders may offer and sell their shares at $_____
per share until our shares are quoted in the over-the-counter market or on a national securities exchange and thereafter at prevailing market prices or privately negotiated prices. This initial offering price of $____ per share was arrived at based upon our private placement in _______in which we sold shares of our common stock at $_____ per share. Our common stock is presently traded on the Pink Sheets which is not considered an exchange for purposes of selling at other than the fixed price of $__. Following such time as our shares of common stock are quoted in the over-the-counter market or on a national securities exchange the Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

Manner of Sales

         These sales may be at fixed or negotiated prices. The Selling Security
Holders may use any one or more of the following methods when selling shares:

         o  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o  an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o  settlement of short sales entered into after the date of this
            Prospectus;

         o  broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale; and

         o  any other method permitted pursuant to applicable law.

                                       86

         The Selling Security Holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

         Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this Prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association
of Securities Dealers, Inc.

         The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this Prospectus, or under an amendment to this
Prospectus under Rule 424 (b)(3) or other applicable provision of the Securities
Act of 1933 amending the list of Selling Security Holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this Prospectus.

         The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Prospectus.

         The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The Selling Security
Holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

                                       87

Regulation M

         The Selling Security Holders must comply with the requirements of the
Securities Act and the Exchange Act in the offer and sale of the common stock.
In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Security
Holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

         Accordingly, during such times as a Selling Security Holders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Security Holders must comply with applicable law and, among other things:

         1.       may not engage in any stabilization activities in connection with our common stock;

         2.       may not cover short sales by purchasing shares while the
                  distribution is taking place; and

         3.       may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling
Security Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The
Selling Security Holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                                       88

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, we had 28,088,157 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 25,324,407 shares of our common stock (4,114,526 of which are owned by our officers, directors and principal stockholders) have been held for in excess of one year and are available for public resale pursuant to Rule 144 promulgated under the Securities Act. As of the date of this Prospectus, the
5,265,322 shares registered under a registration statement of which this
Prospectus forms a part, and being offered by Selling Security Holders can be publicly transferred. Not included in the foregoing are (i) 1,280,000 shares issuable upon exercise of options that have been granted (of which an aggregate of 253,000 options have vested but have not been exercised); (ii) 996,056 shares issuable on exercise of outstanding warrants; (iii) 900,000 shares issuable upon conversion of convertible debentures; and (iv) 15,750 shares issuable upon conversion of the Accrued Interest. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a stockholder to sell shares under Rule 144. In addition, stockholders other than our officers, directors or
10% or greater stockholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this Prospectus is being reviewed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida.

                                     EXPERTS

         The consolidated financial statements of Xtra-Gold Resources Corp. as of December 31, 2006 and 2005, respectively, and for each of the two years then ended appearing in this Prospectus have been audited by Davidson & Company LLP,
Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                                       89

                             ADDITIONAL INFORMATION

         We have filed with the SEC the Registration Statement on Form SB-2 under the Securities Act for the common stock offered by the Selling Security
Holders by this Prospectus. This Prospectus, which is a part of the Registration
Statement, does not contain all of the information in the Registration Statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by the Selling Security Holders by this Prospectus, we refer to the Registration Statement and to the exhibits filed with it. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the
Registration Statement, and these statements are qualified in their entirety by reference to the contract or document.

         The Registration Statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge, and copies of these materials may also be obtained upon the payment of prescribed fees, at the SEC's
Public Reference Room at:

         100 F Street, N.E.
         Room 1580
         Washington, D.C. 20549

         You may obtain information on the operation of the Public Reference
Room by calling the SEC at 1-800-SEC-0330.

         The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering,
Analysis and Retrieval (EDGAR) system. We do not currently file periodic reports with the SEC; however, following the effective date of the registration statement relating to this Prospectus, we will become a reporting company and will file annual, quarterly and current reports, and other information with the
SEC. Copies of all of our filings with the SEC may be viewed on the SEC's
Internet web site at http://www.sec.gov. We maintain a website at
www.xtragold.com. The information on our website does not form a part of this
Prospectus.

         For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

                                       90

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE
UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES
OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF
ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR
SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT
THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE
DATE HEREOF.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Financial Statements .......................................................

                                8,457,128 SHARES

                            XTRA-GOLD RESOURCES CORP.

                                   PROSPECTUS

                             ________________, 2007

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by the Nevada Revised Statutes, our articles of incorporation provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o  any breach of a director's duty of loyalty to our company or our stockholders;

         o  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o  unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         o  any transaction from which a director derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of our directors under federal securities laws. Our by-laws require us to indemnify our directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our directors, officers, employees or agents to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are payable by our company, are as follows:

SEC Registration and Filing Fee ...............................   $       1,560
Legal Fees and Expenses* ......................................   $      20,000
Accounting Fees and Expenses* .................................   $      15,000
Financial Printing* ...........................................   $       5,000
Transfer Agent Fees* ..........................................   $       1,000
Blue Sky Fees and Expenses* ...................................   $           0
Miscellaneous* ................................................   $         500
                                                                  -------------
TOTAL EXPENSES ................................................   $      43,060
                                                                  =============
* Estimated

None of the foregoing expenses are being paid by the Selling Security Holders.

                                      II-1

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On October 28, 2003, as consideration for the option grant from
CaribGold Minerals, Inc., Xtra Energy issued 20,000 shares of its common stock to CaribGold. These shares were subsequently exchanged for 20,000 shares of our common stock upon our acquisition of all of the outstanding capital stock of
Xtra Energy (the "XTRA ENERGY ACQUISITION"). CaribGold was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our company. Accordingly, CaribGold was a
"sophisticated" investor within the meaning of federal securities laws. The certificate evidencing the shares issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The Xtra Energy Acquisition was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On October 31, 2003, our company issued 10,050,000 shares of our common stock to acquire the balance of the issued and outstanding shares of Xtra Energy pursuant to a share exchange (the "SHARE EXCHANGE") with the following shareholders of Xtra Energy:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

William Edward (Ted) McKechnie ............................         5,000,000
Paul Zyla .................................................         5,000,000
Brokton International Inc. ................................            50,000
                                                                   ----------
TOTAL SECURITIES ISSUED ...................................        10,050,000
                                                                   ==========

         The Xtra Energy shareholders were provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of conducting the Share Exchange with our company. Accordingly, the Xtra
Energy shareholders were "sophisticated" investors within the meaning of federal securities laws. The certificates evidencing the shares issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The Share Exchange was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On December 19, 2003, our company conducted a forward stock split whereby every shareholder of record, as set out in the following table, was issued five shares for each one share held.

                                      II-2

                                    NUMBER OF        NUMBER OF      TOTAL SHARES
                                   SHARES HELD     SHARES ISSUED      HELD POST
                                     FORWARD         ON FORWARD        FORWARD
NAME OF SHAREHOLDER                STOCK SPLIT      STOCK SPLIT      STOCK SPLIT
-------------------                -----------      -----------      -----------

Cede & Co. ...................         46,705          186,820          233,525
Trevor Allen .................              5               20               25
Pauline Amoy and Keith Lay ...             10               40               50
Bamby Investments Ltd. .......          2,800           11,200           14,000
Brokton International Ltd. ...         50,000          200,000          250,000
Noreen Brown .................             10               40               50
Jayne Burgoyne ...............              5               20               25
CaribGold Minerals Inc. ......         20,000           80,000          100,000
Ian Daniel ...................             53              212              265
Judy Davey ...................             10               40               50
Harwinderj Dhillon ...........             10               40               50
Dynastar Investments Ltd. ....          1,000            4,000            5,000
Jason Ellis ..................              5               20               25
Janice Eng/Charles Macachor ..             10               40               50
Nancy Etchart ................             10               40               50
G.M. Capital Partners ........      1,200,000        4,800,000        6,000,000
Ursula Handschin .............          4,000           16,000           20,000
High Quality Corp. ...........          1,000            4,000            5,000
Huda Ltd. ....................          4,000           16,000           20,000
Wan Jung .....................             10               40               50
Sukhibir Kallu ...............             10               40               50
Knight Financial Ltd. ........      1,200,000        4,800,000        6,000,000
Michelle Koch ................             10               40               50
Glenn Lachowiez ..............             10               40               50
Edward and Edith Lay .........             40              160              200
Barry Lee ....................             10               40               50
Franklin Macachor Jr .........             20               80              100
Barry Maedel .................             60              240              300
N.H. Maedel ..................            170              680              850
Bernard Magale ...............              5               20               25
Nicolas Mathys ...............          4,000           16,000           20,000
Jollean Matsen ...............            230              920            1,150
Karby Matsen .................             50              200              250
Ted McKechnie ................      5,000,000       20,000,000       25,000,000
New Creations Consulting .....            200              800            1,000
New Creations Consulting .....            128              512              640
Merv Peters ..................             10               40               50
Brent Peters .................             10               40               50
Michael Reynoch ..............             10               40               50
Ian Shanks ...................             10               40               50
Alison Sharpe ................             10               40               50
Anne Sharpe ..................             10               40               50
Betsy Sharpe .................             10               40               50
Don Sharpe ...................             10               40               50
Lynn Sharpe ..................             10               40               50
Thomas and Mary Sheppard .....             30              120              150
Christian Snelgrove ..........             10               40               50
Shawn Spronken ...............             15               60               75
Kenneth Szuszkiewicz .........              5               20               25
Tannis Szuszkiewicz ..........              5               20               25
Ken Thomas ...................             10               40               50
Tiger-Eye Investments Cayman .          4,000           16,000           20,000
TTI Market Explorers Inc. ....             56              224              280
Randy West ...................             10               40               50
Paul Zyla ....................      5,000,000       20,000,000       25,000,000
                                                                     ----------
TOTAL SECURITIES ISSUED ......                                       50,171,268

                                      II-3

         The Share Exchange was exempt from the registration requirements of the
Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         On March 31, 2004, we completed a private financing for an aggregate purchase price of $700,000 and, in connection therewith, we issued a total of
2,000,000 shares of our common stock and warrants to purchase an additional
1,000,000 shares to the following 22 accredited investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Avonlea Homes Investments Ltd. .........             150,000              75,000
Anne McGinnis ..........................             100,000              50,000
Asad Sheikh ............................             140,000              70,000
Gordon Winter ..........................              60,000              30,000
Sal Bossio .............................             100,000              50,000
Rene Petitjean .........................              30,000              15,000
Mazhar Sheikh ..........................             140,000              70,000
Paul Zyla ..............................              84,000              42,000
Bridgitte Longshore, Trustee ...........             100,000              50,000
Jim Schweitzer .........................             100,000              50,000
Wamada Inc. ............................             140,000              70,000
Ivano De Cotiis ........................              30,000              15,000
Steven Adelstein .......................              72,000              36,000
Michael J. Hausman .....................              30,000              15,000
Joseph Parisi ..........................              30,000              15,000
Steve E. Vlach .........................              72,000              36,000
Ashley Investors Corp. .................             100,000              50,000
Michael Herman .........................             150,000              75,000
Leonard Sculler ........................              50,000              25,000
B. S. Jr. Inc. .........................             143,000              71,500
Hans J. Morsches .......................              35,000              17,500
Thousand Hills Properties Inc. .........             144,000              72,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................           2,000,000           1,000,000

         The warrants were initially exercisable until March 31, 2005. Pursuant to Board approval, the expiry date for the exercise of warrants was extended to
March 31, 2006, at an exercise price of $.75 per share, subject to adjustment.
As of March 31, 2006, 78,500 of the 1,000,000 Warrants were exercised for 78,500
Shares. The remaining 921,500 Warrants were cancelled following their expiration on March 31, 2006. Each of the investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. No commissions or finder's fees were paid. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D.

                                      II-4

         On May 31, 2004, we completed a private financing for an aggregate purchase price of $745,290 and, in connection therewith, we issued a total of
2,129,400 shares of our common stock and warrants to purchase an additional
1,064,700 shares to the following 24 accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------
Anacort Capital Inc. ...................              60,000              30,000
Nancy Blasiak ..........................              30,000              15,000
Dale Burstall ..........................              46,000              23,000
Cathy Butler ...........................              15,000               7,500
J. C. Cassina ..........................              50,000              25,000
Michael Cooper .........................              30,000              15,000
John DeBoer ............................              40,000              20,000
Joanne Dorval-Dronyk ...................              50,000              25,000
Allen Emes .............................              60,000              30,000
Shelly Green ...........................              50,000              25,000
Sandra Hall ............................              50,000              25,000
Arthur G. Hibbard ......................              60,000              30,000
Robert Ritzer ..........................              30,000              15,000
Wendy E. Shaw ..........................              14,000               7,000
Sheridan Platinum Group Ltd. ...........              71,400              35,700
Richard Smith ..........................              30,000              15,000
Jeff Walker ............................              30,000              15,000
Paul Weisberg ..........................              30,000              15,000
Paul Zyla ..............................              16,000               8,000
Avonlea Homes Investments Ltd. .........             595,000             297,500
Finneran Investments Ltd. ..............             150,000              75,000
Stephen J. Maass .......................              72,000              36,000
Anthony V. and Karen R. Laterza ........             500,000             250,000
LOM Securities (Bermuda) Limited .......              50,000              25,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................           2,129,400           1,064,700

         The warrants were initially exercisable until May 31, 2005. Pursuant to
Board approval, the expiry date for the exercise of warrants was extended to
March 31, 2006, at an exercise price of $.75 per share, subject to adjustment.
As of March 31, 2006, 30,000 of the 1,064,700 Warrants were exercised for 30,000
Shares. The remaining 1,034,700 Warrants were cancelled following their expiration on March 31, 2006. Each of the investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc. and Norstar Securities International,
registered broker-dealers received an aggregate commission in the amount of
US$21,123.20 for assisting our company with the sale of the securities issued in connection with this transaction. We also paid two individuals an aggregate finder's fee of $1,347.50 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder as a transaction by an issuer not involving any public offering, and under Regulation S.

                                      II-5

         On December 22, 2004, we executed a share purchase agreement with the trustees representing the note and debenture holders of Akrokeri-Ashanti Gold
Limited to extinguish their debts totaling approximately CAD$5,936,700
(USD$5,320,100). Akrokeri-Ashanti had pledged as security to the note and debenture Holders, 90% of the issued and outstanding shares of its subsidiary,
XG Mining (formerly Goldenrae Mining Company Limited). We exchanged one-half share of our common stock for every CAD$1.00 (USD$.90) principal amount of notes and debentures and issued a total of 2,698,350 shares of our common stock for the CAD$5,396,700 (USD$5,320,100) outstanding principal amount of the notes and debentures.

NAME OF NOTE OR DEBENTURE HOLDER                                NUMBER OF SHARES
--------------------------------                                ----------------

Canadian Christian Education Foundation ......................           171,500
Rory Cattanach ...............................................               300
CDS & Co. ....................................................         1,743,100
Marlene Chase ................................................                50
Cyhen Developments Ltd. ......................................            50,000
Penny Dibley .................................................               250
Andrew Dielemen Sr ...........................................               550
John Griffin .................................................             2,500
Wilfred Griffioen ............................................            74,950
Gundyco CIBC World Markets ...................................               500
Laurentian Trust of Canada Inc., in trust for Donald Deeves ..             5,000
Trust La Laurentienne ........................................               350
Jeannie Luimes ...............................................             5,000
Margaret Van Velzen ..........................................             1,000
Hilda Vroom ..................................................             5,250
W.D. Latimer Co. Ltd. ........................................            38,050
Albert Bultje ................................................             8,520
John Cappon ..................................................            17,135
CDS & Co. ....................................................           286,235
Anthony Cristani .............................................             9,600
John De Boer .................................................             1,695
John and Nell De Boer ........................................             7,615
Henk and Yvonne De Bruin .....................................            21,600
Diane Van Dyk ................................................            18,130
Grace Engelsman ..............................................            17,870
Fundamental Capital Corp. ....................................             9,600
Doug Groombrdige .............................................             2,405
Arie and Wilma Kleine ........................................            18,300
Peter and Tina Koning ........................................            22,430
Jeannie Luimes ...............................................             3,140
Paul and Susan McFarlan ......................................             9,600
Paul Mercer and Katherine Ashendenm ..........................             9,690
Art Miedema ..................................................             3,470
J. Douglas Mills .............................................             4,465
Larry Parker .................................................            59,215
Yke Reitsma ..................................................             4,310
Susan Thomson ................................................             5,950
William Ubbens ...............................................             2,515
William and Wendy Ubbens .....................................               415
George Vroom .................................................            10,720
Hilda Vroom ..................................................            44,325
John Vroom ...................................................             1,050
                                                                       ---------
TOTAL SECURITIES ISSUED ......................................         2,698,350

         The transaction was exempt from the registration requirements of the
Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                                      II-6

         On June 21, 2005, our Board approved the granting of an aggregate of
1,020,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a four year term at an exercise price of $0.55 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder as a transaction by an issuer not involving any public offering.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

William Edward (Ted) McKechnie .......................              300,000
Daniel Earle .........................................              720,000
                                                                  ---------
TOTAL SECURITIES ISSUED ..............................            1,020,000

         On June 30, 2005, we completed a private financing for an aggregate purchase price of $294,920 and, in connection therewith, we issued a total of
536,218 shares of our common stock and warrants to purchase an additional
268,110 shares to the following 16 accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                                ------             --------

Bradam Financial Holdings Ltd. .........             185,000              92,500
CMK Financial Holdings Ltd. ............              60,000              30,000
Court Global SA ........................               4,000               2,000
Interloan AG ...........................              19,000               9,500
Merlin Asset Holdings SA ...............              18,000               9,000
Christopher Nola .......................             181,818              90,910
Nube Administration Inc. ...............               6,000               3,000
Piper Foundation .......................               6,000               3,000
Anita Shapolsky ........................              14,000               7,000
N. Sleeva ..............................               6,500               3,250
Suzanne Speckert .......................               4,000               2,000
I. Spivack .............................               1,600                 800
Tom Stefopulos .........................               4,000               2,000
Marianne Strub .........................               2,500               1,250
Subaraschi Foundation ..................              21,000              10,500
B. Wilson ..............................               2,800               1,400
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             536,218             268,110

         The warrants were exercisable until April 30, 2006, at an exercise price of $.75 per share, subject to adjustment. As of April 30, 2006, 177,200 of the 268,110 Warrants were exercised for 177,200 Shares. The remaining 90,910
Warrants were cancelled following their expiration on April 30, 2006. Each of the investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid a private foreign investment company a finder's fee of $29,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering, and under Rule 506 of Regulation D and under Regulation S.

                                      II-7

         On July 7, 2005, we completed a private debt financing for which we received aggregate loan proceeds of $900,000. We issued three convertible debentures as security therefor whereby the holders of the convertible debentures are entitled to convert the principal balance owing from time to time thereunder into an aggregate of up to 900,000 shares of our common stock and
Accrued Interest for an aggregate of 15,750 shares of our common stock to the following three accredited [or sophisticated] investors:

                                                NUMBER OF           NUMBER OF
                                             SHARES ISSUABLE     SHARES ISSUABLE
                                              ON CONVERSION       ON CONVERSION
                                             OF CONVERTIBLE         OF ACCRUED
NAME                                           DEBENTURES            INTEREST
----                                         ---------------     ---------------

Alpine Atlantic Asset Management AG .            250,000               4,375
Bradam Financial Holdings Ltd. ......            500,000               8,750
CMK Financial Holdings Ltd. .........            150,000               2,625
                                                 -------              ------
TOTAL SECURITIES ISSUED .............            900,000              15,750

         Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each convertible debenture and the securities into which they are convertible (collectively, the
"SECURITIES") include a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with these transactions. We paid a private foreign investment company a finder's fee of $56,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering and under Regulation S. This transaction was an "offshore" transaction with non-U.S. persons.

         On August 31, 2005, we completed a private financing for an aggregate purchase price of $165,000 and, in connection therewith, we issued a total of
300,000 shares of our common stock and warrants to purchase an additional
150,000 shares to the following three accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                                ------             --------

Brian Lines ............................             200,000             100,000
Fred Honea and Carmen de Liniers .......             100,000              50,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             300,000             150,000

         The warrants are exercisable until August 31, 2006, at an exercise price of $.75 per share, subject to adjustment. As of August 31, 2006, none of the warrants had been exercised. Each of the investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may

                                      II-8

not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc., a registered broker-dealer received a commission in the amount of US$5,500 for assisting our company with the sale of the securities issued in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereunder as a transaction by an issuer not involving any public offering and under Regulation S. This transaction was an "offshore" transaction to non-U.S. persons.

         On November 7, 2005, we completed a private financing for an aggregate purchase price of $852,145 and, in connection therewith, we issued a total of
1,549,354 shares of our common stock to the following 22 accredited [or sophisticated] investors:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

Sufran Investments Ltd. ................................              50,000
Walter Schneider .......................................             100,000
Peter Schmid ...........................................              20,000
Leon van der Merwe .....................................             100,000
Margaret Speckert ......................................             100,000
Pipeline Displays and Fixtures Inc. ....................              50,000
1127024 Ontario Limited ................................              35,000
Allen Emes .............................................              30,000
H. Richard Smith .......................................              40,000
Arthur G. Hibbard ......................................              90,000
Anacort Capital Inc. ...................................              40,000
John Richard Charlton ..................................             200,000
Katherine Carson .......................................              19,354
Joanne Dorval-Dronyk ...................................              60,000
Richard Coglan .........................................             100,000
Asad Sheikh ............................................             100,000
Walter Dainard .........................................             100,000
Slowjen Ltd. ...........................................              15,000
Zapfe Holdings Inc. ....................................              50,000
John McFarlane .........................................              50,000
Norman Clements ........................................              50,000
Kander Financial Corp. .................................             100,000
                                                                   ---------
TOTAL SECURITIES ISSUED ................................           1,549,354

         Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. Haywood Securities Inc., a registered broker-dealer received a commission in the amount of US$2,200 for assisting our company with the sale of the securities issued in connection with this transaction. We also paid a private foreign investment company a finder's fee of $48,089 and an individual a finder's fee of $8,800 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and Regulation S. This transaction was an "offshore" transaction to
non-U.S. persons.

                                      II-9

         We established our 2005 Equity Compensation Plan (the "PLAN") effective
June 21, 2005, which provides for the issuance of nonqualified options to officers, directors and key employees, consultants, advisors and other service providers. As of March 23, 2007, we have issued and outstanding options to purchase 1,480,000 shares of common stock under the Plan at an exercise price of
(i) $0.70 per share for 108,000 options expiring on April 21, 2009; (ii) $0.70 per share for 432,000 options which expire on May 1, 2009 ; (iii) $0.90 per share for 200,000 options expiring on August 1, 2009; (iv) $0.75 per share for
270,000 options expiring on March 5, 2010; and (v) $0.75 per share for 470,000 options expiring on March 12, 2010 The options were issued to four consultants of our company, three of whom are also current officers and/or directors of our company. The security issuances were exempt from registration by Section 4(2) of the Securities Act. The option holders had access to information about us and had the opportunity to ask questions about us. The options issued contain a legend restricting their transferability absent registration or an available exemption.

         On January 12, 2006, we issued a $66,302 convertible promissory note
(the "NOTE") to a former officer and director of our company, for accrued expenses incurred on behalf of our company, unpaid consulting fees and a bonus.
This issuance was exempt from registration under the Securities Act in reliance on Section 4(2). The certificate evidencing the Note that was issued contained a legend restricting its transferability absent registration under the Securities
Act or the availability of an applicable exemption therefrom.

         On March 6, 2006, we completed a private financing for an aggregate purchase price of $554,420 and, in connection therewith, we issued a total of
792,029 shares of our common stock to the following eight accredited [or sophisticated] investors:

NAME                                                            NUMBER OF SHARES
----                                                            ----------------

Fred Honea and Carmen de Liniers .......................            250,000
Morton Berman ..........................................             35,000
Brulene Inc. ...........................................            142,000
J.W.T. Witzel ..........................................             70,000
Eric Robert Taylor .....................................            150,029
E.C. McFeely ...........................................            100,000
Fred Kozak .............................................             20,000
Bank Julius Baer & Co. Ltd. ............................             25,000
                                                                    -------
TOTAL SECURITIES ISSUED ................................            792,029

         Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were
"sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid two private foreign investment companies an aggregate finder's fee of $58,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Rule 506 of Regulation D and Regulation S.

                                      II-10

         In March 2006, we issued 108,500 shares of our common stock for an aggregate purchase price of $81,375 to 4 accredited [or sophisticated] investors pursuant to the exercise of common stock purchase warrants originally issued in
March 2004(as to 53,500) and May 2004(as to 55,000). Each investor was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities
Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Rule 506 of Regulation D and Regulation S.

         On April 21, 2006, our Board approved the granting of an aggregate of
324,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.70 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

William Edward (Ted) McKechnie .........................           216,000
Rebecca Kiomi Mori .....................................           108,000
                                                                   -------
TOTAL SECURITIES ISSUED ................................           324,000

         In April 2006, we issued 177,200 shares of our common stock for an aggregate purchase price of $132,900 to 15 accredited [or sophisticated]
investors pursuant to the exercise of common stock purchase warrants originally issued in June 2005. Each investor was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Accordingly, the investors were "sophisticated"
within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction.
The transaction was exempt from the registration requirements of the Securities
Act by reason of Section 4(2) thereunder and under Rule 506 of Regulation D and
Regulation S.

         On May 1, 2006, our Board approved the granting of an aggregate of
972,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.70 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                                     II-11

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

Dr. Michael Byron ......................................          540,000 (1)
Yves Clement ...........................................          324,000
Alhaji Abudulai ........................................          108,000
                                                                  -------
TOTAL SECURITIES ISSUED ................................          972,000

(1) Following the resignation of the optionee on October 30, 2006, all of these options became vested and expired and were subsequently cancelled on January 30,
2007.

         On June 16, 2006, we completed a private financing for an aggregate purchase price of $520,300 and, in connection therewith, we issued a total of
578,112 shares of our common stock and warrants to purchase an additional
289,056 shares to the following ten accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Norman Clements ........................              70,000              35,000
Ron Nichol .............................              10,000               5,000
Sharon Christie ........................              50,000              25,000
Thousand Hills Properties ..............              60,000              30,000
Michael and Vicki Lawrence .............              30,000              15,000
Frankie Mead ...........................              16,000               8,000
Christopher Nola .......................             111,112              55,556
Basil F. Nola ..........................              20,000              10,000
Eric Taylor ............................             111,000              55,500
Fred Honea .............................             100,000              50,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             578,112             289,056

         The warrants are exercisable until June 16, 2007, at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company.
Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid two private foreign investment companies an aggregate finder's fee of $52,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder and under Rule 506 of
Regulation D and Regulation S.

                                      II-12

         On July 24, 2006, we completed a private financing for an aggregate purchase price of $1,018,800 and, in connection therewith, we issued a total of
1,132,000 shares of our common stock and warrants to purchase an additional
566,000 shares to the following two accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Sprott Securities Inc. .................           1,110,000             555,000
Peter L. Winnell .......................              22,000              11,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................           1,132,000             566,000

         The warrants are exercisable until July 31, 2007, at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company.
Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We also paid a private foreign investment company a finder's fee of $50,000 and an individual a finder's fee of $50,000 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Regulation S. This transaction was an "offshore"
transaction to non-U.S. persons.

         On August 1, 2006, our Board approved the granting of an aggregate of
400,000 nonqualified stock options ("NSO'S") to certain officers, directors or consultants of our company. The NSO's granted to our officer and director will vest in equal amounts over a three year term and the NSO's granted to a consultant will vest upon the achievement of certain milestones as to 100,000 per achievement. The NSO's have an exercise price of $0.90 per share. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

William Edward (Ted) McKechnie .........................           200,000
John Douglas Mills .....................................           200,000
                                                                   -------
TOTAL SECURITIES ISSUED ................................           400,000

                                      II-13

         On October 24, 2006, we completed a private financing for an aggregate purchase price of $310,200 and, in connection therewith, we issued a total of
282,000 shares of our common stock and warrants to purchase an additional
141,000 shares to the following eight accredited [or sophisticated] investors:

                                                   NUMBER OF           NUMBER OF
NAME                                                SHARES             WARRANTS
----                                               ---------           ---------

Walter Schneider .......................              50,000              25,000
Adrian Jaggi ...........................              20,000              10,000
Markus Bertschin .......................              30,000              15,000
Ernst Baur .............................              30,000              15,000
Matthias Schole ........................              32,000              16,000
Earl Charleton .........................              10,000               5,000
Leon Van Der Merwe .....................             100,000              50,000
Kurt Groebli ...........................              10,000               5,000
                                                   ---------           ---------
TOTAL SECURITIES ISSUED ................             282,000             141,000

         The warrants are exercisable until April 23, 2008, at an exercise price of $1.50 per share, subject to adjustment. Each of the above-noted investors was provided access to business and financial information about our company and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company.
Accordingly, the investors were "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued in the transaction included a legend stating that the securities were not registered under the Securities Act and may not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. We paid an individual a finder's fee of $24,816 for introducing our company to certain investors in connection with this transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2)
thereunder and under Regulation S. This transaction was an "offshore"
transaction to non-U.S. persons.

         On March 5, 2007, our Board approved the granting of an aggregate of
270,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.75 per share. The transaction was exempt from the registration requirements of the Securities Act in accordance with Section 4(2) and
Regulation S as this transaction was an "offshore" transaction to non-U.S.
persons.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

Richard W. Grayston ..................................             162,000
Peter Minuk ..........................................             108,000
                                                                   -------
TOTAL SECURITIES ISSUED ..............................             270,000

                                      II-14

         On March 12, 2007, our Board approved the granting of an aggregate of
470,000 nonqualified stock options to certain officers, directors or consultants of our company vesting in equal amounts over a three year term at an exercise price of $0.75 per share. The transaction was exempt from the registration requirements of the Securities Act in accordance with Section 4(2) and
Regulation S as t.his transaction was an "offshore" transaction to non-U.S.
persons.

                                                              NUMBER OF SHARES
                                                              TO BE GRANTED ON
NAME OF OPTIONEE                                             EXERCISE OF OPTIONS
----------------                                             -------------------

Robert H. Montgomery .................................             108,000
Brokton International Ltd. ...........................             162,000
John Douglas Mills ...................................             200,000
                                                                   -------
TOTAL SECURITIES ISSUED ..............................             470,000

                                      II-15

ITEM 27. EXHIBITS

EXHIBIT NO.                   DESCRIPTION OF DOCUMENT

2.1      Stock Exchange Agreement dated October 31, 2003, by and between
         Xtra-Gold Resources Corp. and the former shareholders of Xtra Energy
         Corp. (formerly Xtra-Gold Resources, Inc.) **

3.1      Articles of Incorporation of Silverwing Systems Corporation filed on
         September 1, 1998 **

3.2      Articles of Amendment filed on August 19, 1999 to change our name to
         Advertain On-Line Inc. **

3.3      Articles of Amendment filed June 18, 2001 to change our name to
         RetinaPharma International, Inc. **

3.4      Articles of Amendment filed on October 8, 2001 to increase our capital stock from 25,000,000 to 100,000,000 shares **

3.5      Articles of Amendment filed December 16, 2003 to change our name to
         Xtra-Gold Resources Corp. and to increase our capital stock from
         100,000,000 to 250,000,000 shares **

3.6      By-laws **

4.1      Form of common stock purchase warrant **

4.2      Form of convertible debenture **

5        Legal Opinion of Schneider Weinberger & Beilly LLP *

10.1     2005 Equity Compensation Plan **

10.2     Memorandum of Agreement dated October 28, 2003, by and between Xtra
         Energy Corp. (formerly Xtra-Gold Resources, Inc.) and Ranger Canyon
         Energy Inc. (formerly CaribGold Minerals, Inc.)

10.3     Agreement dated February 16, 2004 by and between Xtra-Gold Resources
         Corp. and Akrokeri-Ashanti Gold Mines Inc. **

10.4     Share Purchase Agreement dated December 22, 2004 between Xtra-Gold
         Resources Corp. and 2058168 Ontario Inc., the trustee for the former note holders of Akrokeri-Ashanti Gold Mines Inc. **

10.5     Share Purchase Agreement dated December 22, 2004 among Xtra-Gold
         Resources Corp., 2058168 Ontario Inc., the trustee for the former debenture holders of Akrokeri-Ashanti Gold Mines Inc. and 2060768
         Ontario Corp. **

10.6     Stock Cancellation Agreement dated December 22, 2004 by and between
         Paul Zyla and Xtra-Gold Resources Corp. with respect to the cancellation of 24,000,000 shares **

                                      II-16

10.7     Stock Cancellation Agreement dated December 22, 2004 by and between
         William Edward McKechnie and Xtra-Gold Resources Corp. with respect to the cancellation of 23,000,000 shares **

10.09    Stock option agreement dated September 5, 2005 with William Edward
         McKechnie, as optionee **

10.10    Stock option agreement dated April 21, 2006 with William Edward
         McKechnie, as optionee **

10.11    Stock option agreement dated April 21, 2006 with Kiomi Mori, as optionee **

10.12    Stock option agreement dated May 1, 2006 with Michael Byron, as optionee **

10.13    Stock option agreement dated May 1, 2006 with Yves Clement, as optionee
         **

10.14    Stock option agreement dated May 1, 2006 with Alhaji Abudulai, as optionee **

10.15    Stock option agreement dated August 1, 2006 with William Edward
         McKechnie, as optionee **

10.16    Stock option agreement dated August 1, 2006 with John Douglas Mills, as optionee **

10.17    Management consulting agreement dated May 1, 2006 with Yves Clement **

10.18    Management consulting agreement dated July 1, 2006 with Goldeye
         Consultants Ltd. **

10.19    Management consulting agreement dated July 1, 2006 with Rebecca Kiomi
         Mori **

10.20    Consulting agreement dated August 1, 2006 with JD Mining Ltd. **

10.21    Management consulting agreement dated November 1, 2006 with Alhaji
         Nantogma Abudulai **

10.22    Mining lease with respect to the Kwabeng concession

10.23    Mining lease with respect to the Pameng concession

10.24    Prospecting licence with respect to the Banso and Muoso concessions **

10.25    Prospecting licence with respect to the Apapam concession**

                                      II-17

10.26    Prospecting licence with respect to the Edum Banso concession **

10.27    Option Agreement dated October 17, 2005 between Xtra-Gold Exploration
         Limited and Adom Mining Limited

10.28    Consulting agreement dated January 17, 2006 between Xtra-Gold Mining
         Limited and Bio Consult Limited **

10.29    Purchase and Sale Agreement dated September 1, 2006 between Xtra Oil &
         Gas Ltd. and TriStar Oil & Gas Partnership **

10.30    Amending Agreement dated October 19, 2006 between Xtra-Gold Exploration and Adom Mining Limited

10.31    Stock option agreement dated March 5, 2007 with Richard W. Grayston, as optionee *

10.32    Stock option agreement dated March 5, 2007 with Peter Minuk, as optionee *

10.33    Stock option agreement dated March 12, 2007 with Robert H. Montgomery, as optionee *

10.34    Stock option agreement dated March 12, 2007 with Brokton International
         Ltd., as optionee *

10.35    Stock option agreement dated March 12, 2007 with John Douglas Mills, as optionee *

10.36    Consulting agreement dated March 20, 2007 with JD Mining Ltd. *

10.37    Settlement termination agreement dated March 22, 2007 with Goldeye
         Consultants Ltd. and William Edward McKechnie

14       Code of Ethics **

23.1     Consent of Schneider Weinberger & Beilly LLP (filed with Exhibit 5) *

23.2     Consent of Davidson & Company LLP *

23.3     Consent of John Rae

99.1     Goldenrae Evaluation for Xtra-Gold Resources Corp. dated March 7, 2006 by John Rae

_________

*        to be filed
**       Previously filed

                                      II-18

ITEM 28. UNDERTAKINGS

         The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the
         Securities Act;

                  (ii) Reflect in the prospectus any facts or events which,
         individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a
         20% change in the maximum aggregate offering price set forth in the
         "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this
Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule
424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                      II-19

         Each prospectus filed pursuant to Rule 424(b) filed under the Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Act or other than prospectuses filed in reliance on Rule 430A of the Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-20

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada on March 23, 2007.

                                        XTRA-GOLD RESOURCES CORP.

                                        By: /s/ JAMES WERTH LONGSHORE
                                            -------------------------
                                        JAMES WERTH LONGSHORE
                                        President (Principal Executive Officer
                                        and Principal Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Form
SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                        DATE

/s/ JAMES WERTH LONGSHORE         President (Principal            March 23, 2007
-------------------------         Executive Officer),
JAMES WERTH LONGSHORE             Principal Accounting/
                                  Financial Officer)
                                  and Director

/s/ REBECCA KIOMI MORI            Secretary, Treasurer            March 23, 2007
----------------------            and Director
REBECCA KIOMI MORI

/s/ RICHARD W. GRAYSTON           Director (Chairman)             March 23, 2007
-----------------------
RICHARD W. GRAYSTON

/s/PETER MINUK                    Vice President, Finance         March 23, 2007
--------------                    and Director
PETER MINUK

/s/ROBERT H. MONTGOMERY           Director                        March 23, 2007
-----------------------
ROBERT H. MONTGOMERY